                                                                     EXHIBIT 2.1

                                                    [LINKLATERS & ALLIANCE LOGO]

--------------------------------------------------------------------------------

                                                                  Conformed Copy

                              Dated 15 January 2002




                        Biocompatibles International plc

                                       and

                         Aspect Vision Holdings Limited

                                       and

                            The Cooper Companies, Inc




                            INTERNATIONAL SHARE SALE

                                    AGREEMENT

                            relating to the companies
                         comprising the eyecare business
                       of Biocompatibles International plc


                                                    Linklaters
                                                    One Silk Street
                                                    London  EC2Y 2HQ

                                                    Telephone: (44-20) 7456 2000
                                                    Facsimile: (44-20) 7456 2222

                                                    Ref: SMT/AMXC

                                TABLE OF CONTENTS

Contents                                                                                               Page
1          Interpretation.................................................................................3


2          Agreement to Sell the Shares..................................................................11


3          Consideration.................................................................................11


4          Conditions....................................................................................12


5          Pre-Closing...................................................................................13


6          Closing and Post Closing......................................................................14


7          Extension of exercise period for Executive Scheme and Employee Scheme.........................18


8          Warranties....................................................................................18


9          Limitation of the Seller's Liability..........................................................21


10         Claims........................................................................................24


11         Indemnification...............................................................................25


12         Confidentiality...............................................................................31


13         Restrictions on Business Activities...........................................................32


14         Guarantee.....................................................................................34


15         Other Provisions..............................................................................35


* Schedule 1 Details of the Companies, Shares etc........................................................41


* Schedule 2 Companies and Subsidiaries Part 1 Particulars of the Companies..............................42


  Part 2 Particulars of the Subsidiaries.................................................................44


* Schedule 3 Properties..................................................................................49


* Schedule 4 Intellectual Property and Information Technology............................................57


  Part 1 Licences-In:....................................................................................57


  Part 2 Licences-Out:...................................................................................59

  Part 3 Patent Rights:....................................................................................60


  Part 3 Trade Marks (Registrations).......................................................................65


  Part 3 Trade Marks (Applications)........................................................................74


  Part 3 Registered Designs................................................................................75


  Part 3 Domain Names......................................................................................76


  Part 4 IT Contracts......................................................................................77


  Schedule 5  Closing Obligations..........................................................................78


  Schedule 6 Post Closing Adjustments (Clause 6)...........................................................81


  Schedule 7 Warranties given under Clause 8...............................................................85


  Schedule 8 Warranties given by the Purchaser under Clause 8.6...........................................107


* Schedule 9 Seller's Awareness - Clause 8.1.5............................................................108


* Schedule 10 Resignation of Directors/Officers...........................................................109


* Schedule 11 (Contracts).................................................................................110


  Schedule 12 Promissory Notes and Security...............................................................113




* Schedules 1 through 4 and 9 through 11 of this agreement do not contain information that is material to the investment decision and, therefore, have not been included in this filing, pursuant to Item 601 of Regulation S-K. Cooper will supplementally furnish the Securities and Exchange Commission with a copy of any such schedules upon request.

                       International Share Sale Agreement

This Agreement is made on 15 January 2002

between:

(1) Biocompatibles International plc a company incorporated in England and Wales with registered number 2703724 and whose registered office is at Chapman House, Farnham Business Park, Weydon Lane, Farnham, Surrey GU9 8QL (the "Seller");

(2) Aspect Vision Holdings Limited a company incorporated in England and Wales with registered number 3448379 whose registered office is at Unit 2, South Point, Hamble, Southampton, Hampshire, SO41 4RF (the "UK Purchaser");

(3) The Cooper Companies, Inc a corporation organised under the laws of the State of Delaware, United States of America having a principal place of business at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA94588, United States of America (the "US Purchaser").

Whereas:

(A) The Seller is the beneficial owner of, and has agreed to sell the UK Shares to, the UK Purchaser and the US Shares and the Canadian Shares to the US Purchaser (all such terms being defined below) and to assume the obligations imposed on the Seller under this Agreement;

(B) The UK Purchaser has agreed to purchase the UK Shares and to assume the obligations imposed on the UK Purchaser under this Agreement and the US Purchaser has agreed to purchase the US Shares and to assume the obligations imposed on the US Purchaser under this Agreement.

(C) The US Purchaser has agreed to guarantee the performance of the obligations of the UK Purchaser on the terms herein contained.

It is agreed as follows:

1        Interpretation

         In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1      Definitions

         "Absorption Costing Basis" means unit costs prepared on a full absorption costing basis incorporating an element of allocated indirect overhead, using a US Dollar/Sterling exchange rate of 1.5 and calculated as the combined average of each of the average monthly unit costs for the months of October, November and December 2001;

         "Accounts" means the accounts of each of the Group Companies for the seven month period from 1 June to the Accounts Date other than with respect to BE Inc. and BE Canada, which will be for a twelve month period ended on the Accounts Date;

         "Accounts Date" means 31 December 2000;

         "Adjustment Amount" means an amount of 'L'2 million;

         "Affiliate" means in relation to any body corporate (i) its parent undertaking (within the meaning of Section 258 of the Companies Act
         1985); or (ii) any subsidiary undertaking (within the meaning of that section) of such body corporate or of its parent undertaking;

         "agreed terms" means, in relation to a document, such document in the terms agreed between the Seller and the Purchaser and signed for identification by the Purchaser's Lawyers and the Seller's Lawyers with such alterations as may be agreed in writing between the Seller and the Purchaser from time to time;

         "BE Inc" means Biocompatibles Eyecare, Inc., a wholly-owned subsidiary of the Seller, details of which are set out in paragraph 2 of Part 1 of
         Schedule 2;

         "BE Canada" means Biocompatibles Canada Inc., a wholly-owned subsidiary of the Seller, details of which are set out in paragraph 3 of Part 1 of
         Schedule 2;

         "Business Day" means a day which is not a Saturday, a Sunday or a public holiday in the United Kingdom;

         "Canadian Shares" means all the issued shares in the capital of BE Canada, details of which are set out in Schedule 1;

         "Closing" means the completion of the sale of the Shares pursuant to Clauses 6.1, 6.2 and 6.3 of this Agreement;

         "Closing Date" means the date on which Closing takes place;

         "Closing Financial Borrowings" means Financial Borrowings as at the close of business on the Closing Date;

         "Closing Intra-Group Debt" means Intra Group Debt as at the close of business on the Closing Date;

         "Companies" means the companies being sold pursuant to this Agreement, details of which are set out in Schedule 2, and "Company" means any one of them;

         "Confidentiality Agreement" means the confidentiality agreement dated 18 December 2001 between the Seller and the Purchaser pursuant to which the Seller made available to the Purchaser certain confidential information relating to the Group;

         "Connected Person" means a person connected (within the meaning of Section 839 TA) with the Seller or any of the directors of the Group;

         "Copyright" means copyright, topography rights and database rights, whether registered or unregistered (including any applications for registration of any such thing) design rights and any similar or analogous rights to any of the above, whether arising or granted under the law of England or of any other jurisdiction in any part of the world;

         "Disclosure Letter" means the letter dated on the same date as this Agreement from the Seller's Lawyers to the Purchaser's Lawyers disclosing:

         (i) information constituting exceptions to the Sellers' Warranties; and

         (ii) details of other matters referred to in this Agreement;

         "Encumbrance" means any claim, charge, mortgage, lien, option, equity, power of sale, retention of title, right of pre-emption, right of first refusal or other third party rights or security interest of any kind or an agreement to create any of the foregoing;

         "Environmental Indemnity" means the indemnity in relation to environmental matters in Clause 11.2 of this Agreement;

         "Environment", "Environmental Law", "Environmental Permit" and "Environmental Authority" have the meanings given to them in paragraph
         9.1 of Schedule 7;

         "Eyecare Business" means the business of researching, developing, producing, marketing and selling (a) soft contact lenses for the purpose of vision correction and cosmetic applications and (b) solutions for soft contact lens care as conducted and carried on by the Group Companies as at the date hereof;

         "Finance Leases" means such finance leases relating to the Eyecare Business as have either been disclosed to the Sellers or are finance leases as determined in accordance with UK GAAP;

         "Financial Borrowings" means, in relation to the Group Companies, the aggregate amount of all loans, debentures, overdrafts, financial facilities (including all present and future amounts payable under Finance Leases (including lathe, data projection and laptop leases) and hire purchase, conditional sale or instalment payment arrangements) and any other accounts payable in the nature of financial borrowings but excluding:

         (a) the Intra-Group Debt; and

         (b) trading balances arising in the ordinary course of trading;

         "Group" means the Group Companies, taken as a whole;

         "Group Companies" means the Companies and the Subsidiaries and "Group Company" means any one of them;

         "Group Company Manufacturing Facility" means any of the following facilities of the Group Companies: Farnborough, UK; Madrid, Spain; Adelaide, Australia, and; Norfolk, USA.

         "Group IP" means all Registered IP and Unregistered IP;

         "Hardware" means any and all computer, telecommunications and network equipment and any aspect or asset of a business which relies in any respect of the computer hardware or other information technology (whether embedded or not);

         "Hazardous Substances" has the meaning given to it in paragraph 9.1 of
         Schedule 7;

         "Hydron" means Hydron Limited, a wholly owned subsidiary of the Seller, details of which are set out in paragraph 1 of Part 1 of Schedule 2;

         "Information Technology" means computer systems, communication systems, software and hardware which at Closing is used in the Eyecare Business. "Intellectual Property" means Trade Marks, Patent Rights, Registered Designs and Copyright;

         "Intra-Group Debt" means, in relation to the Group Companies, the aggregate of all amounts (other than trading balances incurred in the ordinary course of business) payable (whether or not due or owing) from any Group Company to a person in the Seller's Group (excluding the Group Companies) less the aggregate of all amounts (other than trading balances incurred in the ordinary course of business) payable (whether or not due or owing) from any such person to any Group Company;

         "IP Agreements" means written agreements or licences relating to the Group IP;

         "IP Materials" means all documents, records, tapes, discs, diskettes and any other materials whatsoever containing Copyright works, Know-How or Software;

         "IT Contracts" means written agreements or licences whereby the Group Companies use or exploit any Information Technology owned by a third party as specified in Schedule 4 Part 4;

         "Know-how" means confidential industrial and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers, all of which being related to the Eyecare Business;

         "Licence Agreements" means the licences in the agreed terms between Biocompatibles Limited and Cooper Vision International Holding Company, LP and Biocompatibles Limited and Cooper Vision Technology Inc relating to certain Intellectual Property as specified therein;

         "Licences-In" means written agreements whereby the Group Companies use or exploit any Intellectual Property belonging to a third party as specified in Schedule 4 Part 1;

         "Licences-Out" means written agreements whereby the Group Companies have authorised or otherwise permitted any use whatsoever of any Group IP, or granted to any third party any right or interest in respect of any Group IP as specified in Schedule 4 Part 2;

         "Licensed Patents" has the same meaning as the term "Licensed Patents" in the Licence Agreements;

         "Licensed Trade Marks" has the same meaning as the term "Trade Marks" in the Licence Agreements;

         "Losses" means all losses, liabilities, costs (including without limitation legal costs and experts' and consultants' fees), charges, expenses, actions, proceedings, claims and demands;

         "Management Accounts" means the management accounts of the Companies for the period since the Accounts Date to 30 November 2001, a copy of which are attached to the Disclosure Letter at Appendix B;

         "Marginal Costing Basis" means unit costs prepared on a marginal costing basis incorporating direct costs only comprising material, labour and direct overhead costs, using a US Dollar/Sterling exchange rate of 1.5 and calculated as the combined average of each of the average monthly unit costs for the months of October, November and December 2001;

         "Net Asset Statement" means a statement showing the Net Asset Value of the Group Companies, on a consolidated basis, at Closing;

         "Net Asset Value" means the aggregate of:

         (i) cash at bank and in hand;

         (ii) stocks;

         (iii) work in progress;

         (iv) debtors;

         (v) other assets (other than fixed assets and other long term assets) capable of being converted into cash within one year of the Closing Date;

         less

         (vi) creditors;

         (vii) other current liabilities which shall exclude any amounts payable in the future under Finance Leases, amounts due under hire purchase agreements, conditional sale or instalment payment arrangements;

         provided that Financial Borrowings and Intra-Group Debt shall be excluded for the purpose of items (iv), (v), (vi) and (vii);

         "Non-PC Products" means products of the Eyecare Business other than those products containing the PC polymer;

         "Patent Rights" means patent applications or patents, including any divisions, renewals, continuations, re-filings, confirmations-in-part, substitutions, registrations, confirmations, additions, extensions or reissues of any such thing and any similar or analogous rights to any of the above, whether arising or granted under the law of England or any other jurisdiction in any part of the world;

         "PC Products" means products of the Eyecare Business containing the PC polymer;

         "Properties" means the properties set out in Schedule 3 and "Property" means any one of them;

         "Provisional Financial Borrowings" means 'L'7,725,000, being the Seller's reasonable estimate of the likely level of Financial Borrowings at Closing;

         "Provisional Intra-Group Debt" means 'L'29,142,000, being the
         Seller's reasonable estimate of the likely level of Intra-Group Debt at Closing;

         "Purchaser" means the UK Purchaser or the US Purchaser as the context requires and, in the case of doubt, whichever of the UK Purchaser or the US Purchaser the US Purchaser (at its sole discretion) shall designate;

         "Purchasers" means the UK Purchaser and the US Purchaser;

         "Purchasers' Lawyers" means CMS Cameron McKenna of Mitre House, 160 Aldersgate Street, London EC1A 4DD;

         "Registered Designs" means registered designs, applications for registered designs and all rights or forms of protection of a similar or analogous nature, whether arising or granted under the law of England or of any other jurisdiction in any part of the world;

         "Registered IP" means the Intellectual Property listed in Schedule 4
         Part 3;

         "Relevant Employees" means those employees of the Group Companies who are immediately prior to Closing employed in the Group;

         "Retained Employees" means those persons employed by a Group Company which the Seller wishes to employ with the Seller's Group;

         "Sales Figures" means the sales figures of the Companies for the period since the Accounts Date to 30 November 2001, a copy of which is attached to the Disclosure Letter at Appendix C;

         "Seller's Group" means the Seller and its subsidiaries from time to time (which shall include the Group Companies prior to Closing but exclude them thereafter);

         "Seller's Lawyers" means Linklaters & Alliance of One Silk Street, London EC2Y 8HQ;

         "Seller's Warranties" means the warranties given by the Seller pursuant to Clause 8 and Schedule 7 and "Seller's Warranty" means any one of them;

         "Senior Employee" means any employee employed or engaged in relation to the Group on an annual salary (on the basis of full-time employment) in excess of 'L'50,000 or local equivalent;

         "Shares" means the UK Shares, the US Shares and the Canadian Shares;

         "Software" means any and all computer programs in both source and object code form, including all modules, routines and sub-routines such programs and all source and other preparatory materials relating to them, including user requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, files structures, coding sheets, coding and any manuals or other documentation relating to them and computer generated works;

         "Specified Employees" means

         Paul Aris                     IT Manager
         Aris Aristodimou              Sales Representative
         Clair Batty                   Customer Services Supervisor
         Jason Burden                  Production
         Stuart Cockerill              Marketing Manager
         Paul Davies                   Sales Manager
         Lucy Edwards                  Secretary
         David Franklin                Production
         Tony Fulford                  Quality Engineering Manager
         Pedro Garcia                  Scientist
         Haidee Goodwin                Sales Representative
         Brenda Hall                   Clinical Trials Manager
         Tim Hills                     IT Technician
         Steve Jones                   Research Director
         Graham Lockie                 Sales Director
         John Lyons                    Sales Representative
         Emma Mayne                    Customer Service Representative
         Jane Moore                    Customer Service Representative
         Graham Mullis                 Managing Director
         Fiona Poole                   Finance
         Mike Read                     Quality Services Manager
         Tarnia Ross                   IT Administrator
         Louise Staniforth             Customer Service Representative
         John Steadman                 Production Manager
         Nick Williams                 Finance Director

         Geoff Tomsett                 IT Director
         Darren Hall                   Global Production Director

       other than those persons who the Seller and the Purchaser agree will remain in the employment of a company other than a Group Company such agreement to be reached no later than 5 days before Closing;

       "Subsidiaries" means the companies listed in Part 2 of Schedule 2;

       "TA" means the Income and Corporation Taxes Act 1988;

       "Taxation" or "Tax" means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto (save to the extent such penalties or interest are attributable to unreasonable delay by the Purchaser or any member of the Purchaser's Group after Closing or to the failure of the Purchaser to comply with its obligations under this Agreement or the Tax Indemnity);

       "Tax Authority" means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation;

       "Tax Indemnity" means the deed of covenant against Taxation in the agreed terms to be entered into at Closing;

       "Trade Mark Assignment" means the assignment in the agreed terms between Biocompatibles Limited and the Purchaser/Group Companies relating to certain Trade Marks as specified therein;

       "Trade Marks" means trade, logo or service mark applications or registered trade marks, logo or service marks, registered protected designations of origin, registered protected geographic origins, re-filings, renewals or reissues of any of the above, unregistered trade or service marks, domain names, get up and company names in each case with any and all associated goodwill and all rights or forms of protection of a similar or analogous nature, including rights which protect goodwill, whether arising or granted under the law of England or of any other jurisdiction in any part of the world;

       "UK Pension Schemes" means the Biocompatibles Retirement Plan and the Hydron Pension Scheme;

       "UK Shares" means all the issued shares in the capital of Hydron, details of which are set out in Schedule 1;

       "Unit Costs" means unit costs for certain products of the Eyecare Business, calculated on an Absorption Costing Basis or Marginal Costing Basis;

       "US Purchaser's Group" means the US Purchaser and its subsidiaries from time to time;

       "US Shares" means all the issued shares in the capital of BE Inc., details of which are set out in Schedule 1;

       "Unregistered IP" means Intellectual Property (other than Patent Rights, registered Trade Marks, applications for registered Trade Marks and Registered Designs) owned or used by the Group Companies; and

       "VAT" means within the European Union such Tax as may be levied in accordance with (but subject to derogations from) the Directive 77/338/EEC and outside the European Union any Taxation levied by reference to added value or sales.

1.2      Singular, plural, gender

         References to one gender include all genders and references to the singular include the plural and vice versa.

1.3      References to persons and companies References to:

         1.3.1 a person include any body corporate, partnership or unincorporated association (whether or not having separate legal personality); and

         1.3.2 a company shall include any company, corporation or any body corporate, wherever incorporated.

1.4      References to subsidiaries and holding companies

         A company is a "subsidiary" of another company (its "holding company") if that other company, directly or indirectly, through one or more subsidiaries:

         1.4.1   holds a majority of the voting rights in it;

         1.4.2 is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

         1.4.3 is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or

         1.4.4 has the right to exercise a dominant influence over it pursuant to its constitutional documents or pursuant to a control contract.

1.5      Schedules etc.

         References to this Agreement shall include any Recitals and Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

1.6      Information

         References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

1.7      Legal Terms

         References to any English legal term shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

1.8      Currency Conversion

         Where any constituent of any amount is denominated in a currency other than pounds, the amount of such constituent shall be calculated using the exchange rate of such currency into pounds at 9.00am London time on the Closing Date as shown on the Reuters Screen FX Bench.

2        Agreement to Sell the Shares

2.1      Sale and Purchase of the Shares

         2.1.1 On and subject to the terms of this Agreement the Seller agrees to sell with full title guarantee

                 (a)  the UK Shares to the UK Purchaser and

                 (b)  the US Shares and the Canadian Shares to the US Purchaser

                 and the UK Purchaser and the US Purchaser respectively agree to purchase the same.

         2.1.2 The Shares shall be sold free from Encumbrances and together with all rights and advantages attaching to them as at the date of this Agreement (including, without limitation, the right to receive all dividends or distributions declared, made or paid on or after Closing).

         2.1.3 The Seller shall procure that on or prior to Closing any and all rights of pre-emption over the Shares are waived irrevocably by the persons entitled thereto.

         2.1.4 Without prejudice to Clause 6.4, the Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously and minority holdings in any Group Companies are transferred to such persons as the Purchasers shall nominate.

3        Consideration

3.1      Amount

         3.1.1 The aggregate consideration for the purchase of the Shares under this Agreement shall be an amount equal to 'L'31,133,000 million (the "Consideration") subject to adjustment in accordance with the provisions of this Clause 3.1 and Clause 6.

         3.1.2 If the Closing Intra-Group Debt exceeds the Provisional Intra-Group Debt, the Consideration shall be reduced by the excess.

         3.1.3 If the Closing Intra-Group Debt is less than the Provisional Intra-Group Debt, the Consideration shall be increased by the shortfall.

         3.1.4 If the Closing Financial Borrowings exceed the Provisional Financial Borrowings, the Consideration shall be reduced by the excess.

         3.1.5 If the Closing Financial Borrowings are less than the Provisional Financial Borrowings, the Consideration shall be increased by the shortfall.

         3.1.6 The Consideration shall be allocated as set out in Schedule 1 and paid by the Purchasers to the Seller in accordance with Clause 6. Any reduction or increase of the Consideration pursuant to this Clause shall be deemed to adjust the allocation set out in Schedule 1, to take account of the changes in the amounts payable or receivable by each Group Company at Closing compared with such amounts included when estimating the Provisional Intra-Group Debt and Provisional Financial Borrowings.

3.2      Reduction of Consideration

         3.2.1 If any payment is made by the Seller to either of the Purchasers in respect of any claim for any breach of this Agreement or pursuant to an indemnity under any such agreement or the Tax Indemnity, the payment shall be made by way of adjustment of the consideration paid by the relevant Purchaser for the particular Shares to which the payment and/or claim relates under this Agreement and the consideration shall be deemed to have been reduced by the amount of such payment.

         3.2.2   If:

                 (i) the payment and/or claim relates to the shares in more than one Group Company, it shall be allocated in a manner which reflects the impact of the matter to which the payment and/or claim relates, failing which it shall be allocated rateably to the shares in the Group Companies concerned by reference to the proportions in which the consideration is allocated in accordance with Clause 3.1.1; or

                 (ii) the payment and/or claim relates to no particular shares in any Group Company, it shall be allocated rateably to all the Shares by reference to the proportions in which the consideration is allocated in accordance with Clause 3.1.1,

                 and in each case the consideration shall be deemed to have been reduced by the amount of such payment.

4        Conditions

4.1      Condition Precedent

         The agreement to sell and purchase the Shares contained in Clause 2.1 is conditional upon the passing at a general meeting of the Seller of a resolution to approve the sale of the Shares.

4.2      Responsibility for Satisfaction

         4.2.1 The Seller shall use all reasonable endeavours to ensure the satisfaction of the condition set out in Clause 4.1 as soon as practically possible.

         4.2.2 Without prejudice to Clause 4.2.1, the Seller undertakes to the Purchasers to procure that:

               (i) on or before 31 January 2002 it will send a circular to its shareholders to convene the general meeting referred to in Clause 4.1 on such a date being no later than 25 February 2002;

               (ii) to the extent consistent with their fiduciary duties, the directors of the Seller will unanimously recommend to the Seller's shareholders to vote in favour of the resolution referred to in Clause 4.1 and will vote any shares beneficially held by them in the Seller in favour of such resolution.

4.2.3 The Seller and the Purchasers will co-operate with each other in the preparation of the circular referred to in Clause 4.2.2 or any other circular issued by the Seller to its shareholders in relation to the sale of the Shares and the Purchasers shall promptly provide such information relating to it, the US Purchaser's Group and any of its or their respective directors or employees as the Seller may reasonably request.

4.3      Non-Satisfaction/Waiver

         4.3.1 The Seller shall give notice to the Purchaser of the satisfaction of the condition in Clause 4.1 by the end of the Business Day following the passing of the resolution referred to in Clause 4.1.

         4.3.2 If the condition in Clause 4.1 is not satisfied on or before 25 February 2002, this Agreement (other than Clauses 1, 12 and 15.2 to 15.16) shall lapse and no party shall have any claim against any other under it, save for any claim arising from breach of any obligations contained in Clause 4.2.

5        Pre-Closing

5.1      The Seller's Obligations in Relation to the Conduct of Business
         The Seller undertakes to use all reasonable endeavours to procure that between the date of this Agreement and Closing each of the Group
         Companies:

         5.1.1 shall carry on its business as a going concern in the ordinary course as carried on prior to the date of this Agreement, save in so far as agreed in writing by the Purchasers (such approval not to be unreasonably withheld or delayed);

         5.1.2 shall maintain in force all existing insurance policies for the benefit of the Group Companies;

         5.1.3 without prejudice to the generality of Clauses 5.1.1 and 5.1.2, shall not without the prior written consent of the Purchasers (such consent not to be unreasonably withheld or delayed) or as otherwise provided for by this agreement:

               (i) acquire or agree to acquire any share, shares or other interest in any company, partnership or other venture, other than an investment of 5 per cent or less of the total shares or interest in such company, partnership or venture;

               (ii)   create, allot or issue any share capital of any Group
                      Company;

               (iii) repay, redeem or repurchase any share capital of any Group Company;

               (iv) declare, make or pay any dividend or other distribution to shareholders;

               (v) incur any additional borrowings or indebtedness otherwise than in the ordinary course of business or to other members of the Seller's Group;

               (vi) subject to Clauses 5.2.2 and 5.2.3 employ or dismiss or vary the terms of employment of any officer or any other person other than the Retained Employees;

               (vii) enter into any consultancy arrangement with any third party;

               (viii) enter into or vary the terms of any distribution or similar agreement;

               (ix) implement or agree to implement any price changes to products outside the ordinary course of business;

               (x) enter into or vary the terms of any arrangement with any customer or potential customer who currently purchases or is likely to purchase products exceeding in value'L'25,000 p.a.; or

               (xi) enter into any contract committing any Group Company to any expenditure exceeding'L'50,000.

5.2      Other Seller's Obligations Prior to Closing

         5.2.1 Without prejudice to the generality of Clause 5.1, prior to Closing the Seller shall procure that the Group Companies shall:

               (i) collaborate with the Purchasers in relation to all material matters concerning the running of the Group and, in particular, report on a regular basis to the Purchasers on developments in connection herewith;

               (ii) after satisfaction of the condition in Clause 4.1 permit representatives of the Purchasers' to have access to senior members of the management of the Group Companies and to sites from which the Eyecare Business is carried on for the purpose of enabling the Purchasers to prepare and finalise their integration programme immediately upon Closing provided that such access does not cause any material disruption to the daily operation of the Eyecare Business by the Seller.

               (iii) allow the Purchasers and their respective agents, upon reasonable prior notice, reasonable access to the books and records of or relating in whole or in part to the Group, provided that the obligations of the Seller under this Clause shall not extend to allowing access to information which is reasonably regarded as confidential to the activities of the Seller otherwise than in relation to the Group Companies;

               (iv) not later than 1 February 2002, make available to the Purchasers the formal procedures on how inventories are undertaken at each Group Company Manufacturing Facility and such other locations where inventory of the Group Companies is held and permit the Purchasers and their representatives access to such facilities and such of the Seller's accountants' working papers as are necessary for the Purchasers to understand how inventories are taken and permit an inventory to be undertaken at each facility at Closing (and for such purpose shall on request allow reasonable access to any premises of the Group Companies); and

               (v) use all reasonable endeavours to conclude a formal contract dealing with Surfacine (SMP) Partnership EW Program on terms substantially the same as those referred to in the Disclosure Letter.

         5.2.2 Prior to Closing the Seller shall and/or shall procure that the Group Companies shall at the Seller's own cost procure that the contracts of employment of the Specified Employees are transferred to Hydron or another Group Company and that the contracts of employment of the Retained Employees, if any, are transferred to Biocompatibles Limited.

         5.2.3 Prior to Closing the Seller may engage any person to fill a vacancy created by the resignation of any person employed in the Eyecare Business as at the date of this Agreement.

5.3      Transitional Services

         Prior to Closing the Seller and the Purchaser shall seek to identify those services currently provided by the Seller's Group to the Group Companies (and vice versa) and which it is necessary or desirable to maintain in operation following Closing. Such services shall be provided following Closing for a limited period, on such terms as shall be negotiated in good faith and agreed between the Seller and the Purchasers, subject to the terms of a Transitional Services Agreement to be entered into by the Seller (for itself and on behalf of the Seller's Group) and the Purchasers and their respective subsidiary companies.

6        Closing and Post Closing

6.1      Date and Place

         Subject to Clause 4, Closing shall take place at 9 am at the London offices of the Seller's Lawyers on 28 February 2002 or at such other location, time or date as may be agreed between the Purchasers and the Seller.

6.2      Closing Events

         On Closing, the parties shall comply with their respective obligations specified in Schedule 5. The Seller may waive some or all of the obligations of the Purchasers as set out in Schedule 5 and the Purchasers may waive some or all of the obligations of the Seller as set out in Schedule 5.

6.3      Issue of Promissory Note(s) on Closing

         6.3.1 On Closing the US Purchaser will issue or procure the issue by the UK Purchaser and/or Group Companies of a promissory note or notes for a total of 'L'44,000,000 less the difference between the aggregate amount paid pursuant to Clause 6.6 and the Provisional Financial Borrowings in respect of:

               (a)   the Consideration for the Shares ('L'31,133,000); and

               (b) the repayment by the Group Companies of any Intra-Group Debt remaining outstanding following payments made pursuant to Clause 6.5 below.

               Such promissory note or notes shall be issued in such denominations, by such issuers, to such recipients as may be determined by the US Purchaser and the Seller no later than 5 Business Days prior to Closing.

         6.3.2 Each of the promissory notes issued pursuant to Clause 6.3.1 shall be secured by a charge or pledge over the following assets on normal commercial terms (to be negotiated in good faith between the Seller and the US Purchaser between the date hereof and Closing) in favour of the Seller and/or the relevant member of the Seller's Group:

               (a)   all the issued share capital of Hydron and BE Inc.;

               (b) the production facility of BE Inc. in Norfolk, Virginia, USA;

               (c) subject to the consent of the US Purchaser, the inventory and receivables from time to time of BE Inc.

         6.3.3 The terms of the promissory notes and the related security shall be based on, and consistent with, the provisions of Schedule 12.

6.4      Breach of Closing Obligations

         If any party fails to comply with any material obligation in Clauses
         6.2 and 6.3 and Schedule 5, the Purchasers, in the case of non-compliance by the Seller, or the Seller, in the case of non-compliance by the Purchasers, shall be entitled (in addition to and without prejudice to all other rights or remedies available, including the right to claim damages) by written notice to the Seller or the Purchasers (as the case may be), served on the Closing Date:

         6.4.1 (if such non-compliance is incapable of remedy within 14 days) to terminate this Agreement (other than Clauses 1, 12 and 15.2 to 15.16) without liability on its part or on the part of those on whose behalf such notice is served;

         6.4.2 to effect Closing so far as practicable having regard to the defaults which have occurred; or

         6.4.3 to fix a new date for Closing (not being later than 14 March
               2002) in which case the provisions of Schedule 5 shall apply to Closing as so deferred but provided such deferral may only occur once.

6.5      Repayment of Provisional Intra-Group Debt

         On or immediately following Closing the Purchasers shall procure that the Group Companies repay an amount of Intra-Group Debt to the relevant members of the Seller's Group which is equal to 'L'24,000,000 less the amount paid by Hydron and BE Inc pursuant to Clause 6.6 below.

6.6      Repayment of Financial Borrowings

         Promptly after Closing the Purchasers shall procure that:

         6.6.1 Hydron shall pay to The Royal Bank of Scotland plc ("RBS") all outstanding amounts of principal and accrued interest down to the date of repayment in accordance with the terms of the Agreement dated 6 September 2000 between RBS, the Seller and Hydron; and

         6.6.2 BE Inc. shall pay to Century Business Credit Corporation ("CBCC") all outstanding amounts of principal and interest accrued down to the date of repayment in accordance with the terms of the Loan and Security Agreement dated 25 June 1999 between CBCC and BE Inc.

6.7      Release of Seller's Guarantees

         Promptly after Closing, the Purchasers shall use their reasonable endeavours to obtain the release of the securities, guarantees and indemnities given by or binding upon the Seller or any other member of the Seller's Group (other than the Group Companies) in relation to any debt or obligation of any Group Company. Pending such release the Purchasers shall indemnify and keep indemnified the Seller or any member of the Seller's Group and their respective successors and assigns from and against all costs, claims and demands arising out of or in connection with such securities, guarantees and indemnities, to the extent that the terms of such securities, guarantees and indemnities have been attached to the Disclosure Letter.

6.8      Release of Purchasers' Guarantees

         Promptly after Closing, the Seller shall use its reasonable endeavours to obtain the release of all securities, guarantees and indemnities given by or binding on the Group Companies in relation to any debt or obligation of any of the Seller's Group (other than the Group Companies). Pending such release the Seller shall indemnify and keep indemnified the Group Companies and their respective successors and assigns from and against all costs, claims and demands arising out of or in connection with such securities, guarantees and indemnities.

6.9      Agreement of Closing Intra-Group Indebtedness and Closing Financial
         Borrowings

         Not later than 30 days after Closing, the parties shall agree the amount of the Closing Intra-Group Indebtedness and Closing Financial Borrowings provided that for this purpose either party may request either of such amounts to be confirmed by PricewaterhouseCoopers and, upon such confirmation, such amounts shall be taken to be agreed between the Seller and the Purchasers.

6.10     Adjustment of Intra-Group Debt

         6.10.1 If the Closing Intra-Group Debt exceeds the Provisional Intra-Group Debt, the Purchaser shall procure the relevant Group Company or Companies to pay to the Seller (on behalf of the Seller's Group) an amount equal to the excess and the Seller shall repay to the Purchaser an equivalent amount by way of reduction in the Consideration for the Shares; and

         6.10.2 If the Closing Intra-Group Debt is less than the Provisional Intra-Group Debt the Seller (on behalf of the Seller's Group) shall repay to the relevant Group Company or Companies an amount equal to the shortfall and the relevant Purchaser shall pay to the Seller an equivalent amount by way of additional Consideration for the Shares.

6.11     Adjustment of Closing Financial Borrowings

         If the Closing Financial Borrowings exceed or are less than the Provisional Financial Borrowings, the Consideration shall be adjusted as provided in Clause 3 and:

         6.11.1 the Seller shall (in the event of any excess) repay to the relevant Purchaser an amount of the Consideration paid on Closing equal to such excess; and

         6.11.2 the relevant Purchaser shall (in the event of any shortfall) pay to the Seller as additional Consideration an amount equal to that shortfall.

         All such amounts shall be settled in ('L') pounds, provided that the obligations of the Seller and the Purchasers under this clause to repay consideration or pay additional consideration, shall be satisfied by the reduction or increase (as the case may be) of the amount of any promissory note issued pursuant to Clause 6.3.

6.12     Wrong Pocket

         Without affecting the other specific terms of this Agreement, and, subject to Clause 6.13, if it becomes apparent after Closing that:

         6.12.1 any assets (including, without limitation, contracts) or rights of the Group (other than Intellectual Property) had prior to Closing been used by or are required in the course of (or, in the case of contracts, related to) the business of the Seller's Group as at Closing (which for the avoidance of doubt excludes the Eyecare Business); or

         6.12.2 any assets (including, without limitation, contracts) or rights of the Seller's Group (other than Intellectual Property) had prior to Closing been used by or are required in the course of (or, in the case of contracts, related to) the Eyecare Business but are not part of the assets owned by the Group, the parties will use their reasonable endeavours to agree a means and reasonable commercial terms by which such use or benefit by the Purchaser's Group or the Seller's Group, as the case may be, may continue with respect to relevant assets or rights as long as reasonably necessary and practicable or by which such assets or rights may be transferred to or by the Seller's Group by or to the Group (as appropriate).

6.13     Other

         With regard to any assets, property or rights transferred pursuant to Clause 6.12:

         6.13.1 if transferred to the Purchasers' Group, such assets, property or rights will be deemed to have been owned by the Group Companies immediately prior to completion of this Agreement;

         6.13.2 if transferred to the Seller's Group, such assets, property or rights will be deemed to have been owned by the Group Companies immediately prior to Completion of this Agreement.; and

         6.13.3 the Seller shall indemnify the Purchasers against any Tax suffered by any Group Company in respect of any income profits or gains earned or received or deemed for Tax purposes to be earned or received from the Seller's Group by the Group Company in respect of such arrangements.

6.14     Contracts - Third Party Consents

         The provisions of Schedule 11 shall apply.

6.15     Net Asset Statement

         6.15.1 The Purchasers shall procure that as soon as practicable following Closing there shall be drawn up a draft of the Net Asset Statement (the "Draft Net Asset Statement") in accordance with Schedule 6.

         6.15.2 The Draft Net Asset Statement as agreed or determined pursuant to paragraph 3 of Schedule 6:

                 (i) shall constitute the Net Asset Statement for the purposes of this Agreement; and

                 (ii) shall be final and binding on the parties.

         6.15.3  If:

                 (i) the Net Assets attributable to the Group Companies are less than 'L'15 million, the Seller shall repay to the relevant Purchasers an amount equal to the deficit of Net Assets below the 'L'15 million; or

                 (ii) the Net Assets attributable to the Group Companies exceed
                      'L'15 million, the relevant Purchasers shall pay to the Seller an additional amount equal to the excess of Net Assets over 'L'15 million provided that that amount does not exceed the Adjustment Amount, such payments to be made on or before 15 Business Days after the date on which the process described in paragraph 3 of
                 Schedule 6 for the preparation of the Net Asset Statement is complete.

6.16 After Closing, the Purchasers will, in consultation with the Seller design a programme to refurbish all or some of the 23 off DAC 3 axis lathes (the "DAC 3's") at a cost to the Seller of US$250,000. Upon completion of such a programme, the Seller and the Purchasers will seek to agree to the appointment of an independent expert (and, in default of agreement within 14 days of the initial attempt to agree the identity of such an expert either party may request the President of the Institute of Mechanical Engineers to make such an appointment) who shall carry out a manufacturing review to determine whether, in his opinion, the DAC 3s on the basis of standard regular maintenance provided by the Purchasers will in each of the following 3 years produce satisfactory product at 80% of the previous years level of output. If such an expert determines that the DAC 3s will not or will likely not produce at such level, the Seller shall be obliged to pay the Purchasers a further $100,000 towards the cost of a further upgrade.

7        Extension of exercise period for Executive Scheme and Employee Scheme

         The Seller agrees that it shall exercise its discretion, in accordance with rule 8.1 of the Seller's 1995 Executive Share Option Scheme (the "Executive Scheme") and rule 6(e) of the Employee Share Option Scheme (the "Employee Scheme") to extend the period during which Relevant Employees may exercise any UK Inland Revenue approved share options held under the Executive Scheme and the Employee Scheme by the period required to ensure that no charge to income tax arises on the exercise of such options in accordance with Section 185(3) of the Income and Corporation Taxes Act 1988.

8        Warranties

8.1      The Seller's Warranties

         8.1.1 The Seller warrants to the Purchasers that the statements set out in Schedule 7 are true and accurate as of the date of this Agreement.

         8.1.2 The only Seller's Warranties given:

               (i) in respect of the Properties are those contained in paragraph 4.1 of Schedule 7 and each of the other Seller's Warranties shall be deemed not to be given in respect of the Properties;

               (ii) in respect of Intellectual Property (including all licences granted under or in relation to Intellectual Property and all litigation, actual or potential claims, legal actions, administrative proceedings, suits, prosecutions, oppositions or other registry proceedings relating to Intellectual Property) are those contained in paragraphs 5.1 to 5.7 (inclusive) (headed "Intellectual Property") of Schedule 7 and each of the other Seller's Warranties shall be deemed not to be given in respect of Intellectual Property;

               (iii) in respect of Information Technology (including all licences granted under or in relation to Information Technology and all litigation, actual or potential claims, legal actions, administrative proceedings, suits, prosecutions, oppositions or other registry proceedings relating to Information Technology) are those contained in paragraphs 5.8 and 5.9 (headed "Information Technology") of Schedule 7 and each of the other Seller's Warranties shall be deemed not to be given in respect of Information Technology;

               (iv) in respect of employment (excluding worker's health and safety and industrial injuries and occupational disease) or pension matters are those contained in paragraph 7 of
                      Schedule 7 and each of the other Seller's Warranties shall be deemed not to be given in respect of such matters;

               (v) in respect of the Environment are those contained in paragraph 9 of Schedule 7 and each of the other Seller's Warranties shall be deemed not to be given in respect of the Environment; and

               (vi) in respect of competition/anti-trust are those contained in paragraphs 16.1 to 16.4 of Schedule 7 and each of the other Seller's Warranties shall be deemed not to be given in respect of such matters.

         8.1.3 The Seller acknowledges that the Purchasers have entered into this Agreement in reliance upon the Seller's Warranties.

         8.1.4 Each of the Seller's Warranties shall be separate and independent and shall not be limited by reference to any other paragraph of
               Schedule 7.

         8.1.5 Any Seller's Warranty qualified by the expression "so far as the Seller is aware" or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of the persons whose names are set out in Schedule 9. In these circumstances, one or more of the persons listed in Schedule 9 has made all reasonable enquiries of persons who would be expected to know the circumstances the subject of any Warranty so qualified and has caused such persons to make due and careful enquiries as to the relevant matters.

         8.1.6 The Seller undertakes to use its reasonable endeavours to procure that if the Seller's Warranties were repeated each day up to Closing they would remain true and accurate.

8.2      Seller's Disclosures

         8.2.1 The Sellers' Warranties are subject to the following matters:

               (i) any matter which is fairly disclosed in this Agreement or the Disclosure Letter; and

               (ii) all matters which are fairly disclosed in the documents sent to the Purchaser's Lawyers and listed in the Disclosure Letter at Appendix A.

         8.2.2 References in the Disclosure Letter to paragraph numbers shall be to the paragraphs in Schedule 7 to which the disclosure is most likely to relate. Such references are given for convenience only and shall not limit the effect of any of the disclosures, all of which are made against the Sellers' Warranties as a whole.

8.3      Notification

         8.3.1 If after the signing of this Agreement:

               (i) the Seller shall become aware that any of the Sellers' Warranties was untrue or inaccurate in any material respect as of the signing of this Agreement; or

               (ii) any event shall occur or matter shall arise of which the Seller becomes aware which results or may result in any of the Sellers' Warranties being untrue or inaccurate in any material respect up to Closing, had the Sellers' Warranties been repeated up to Closing, the Seller shall notify the US Purchaser in writing as soon as practicable and in any event prior to Closing setting out such details as are available and the Seller shall make any investigation concerning the event or matter, at its own reasonable cost, as the US Purchaser may reasonably require.

         8.3.2 Any notification pursuant to Clause 8.3.1 shall not operate as a disclosure pursuant to Clause 8.2 of this Agreement and the Sellers' Warranties shall not be subject to such notification.

8.4      Termination/ Rescission

         If the Purchaser becomes aware at any time (whether it does so by reason of any disclosure made in the Disclosure Letter or not) that

         8.4.1 there has been any breach of the warranties or any other term of this Agreement; or

         8.4.2 after the date hereof an event arises or circumstances exist which would have constituted a breach of the Seller's warranties had the same been repeated each day after the date hereof up to Closing, the Purchaser shall be entitled to terminate or rescind this Agreement or treat this Agreement as terminated or rescinded PROVIDED ALWAYS that

               (i) prior to the satisfaction of the condition in Clause 4.1, such breach is of such a material nature that it severely prejudices the Group's ability to supply significant product lines with core powers after Closing; and

               (ii) after satisfaction of the condition in Clause 4.1, such breach would justify the Purchasers acting reasonably in seeking to reduce their valuation of the Group Companies (on a debt free basis) by 50 per cent.

8.5      Undertakings to pay

         If any of the Seller's Warranties is breached or untrue or misleading, the Seller undertakes to the Purchasers (without restricting the rights of the Purchasers or any remedy they may have on any other basis available to them) to pay to the relevant Purchaser the aggregate of:

         8.5.1 the amount by which the value of any asset of any Group Company (excluding for this purpose any asset which is of immaterial value (monetary or operational) to that Group Company, (including any asset warranted to exist which does not exist) is or becomes less than it would have been if the Seller's warranties had not been breached or untrue or misleading;

         8.5.2 an amount equal to any other loss or liability suffered or incurred by the Purchasers, and/or any Group Company as a result of any Seller's warranty being breached or untrue or misleading; and

         8.5.3 all costs, expenses and disbursements suffered or reasonably incurred by the Purchasers and/or any Group Company as a result of any warranty being breached or untrue or misleading.

8.6      The Purchasers' Warranties

         Each of the Purchasers warrants to the Seller that the statements set out in Schedule 8 in respect of each of them are true and accurate.

9        Limitation of the Seller's Liability

9.1      Time Limitation for Claims

         Save as provided in Clauses 11.2, 11.3.1, 11.3.2 and 11.7 the Seller shall not be liable under this Agreement in respect of any claim unless a notice of the claim is given by the relevant Purchaser to the Seller specifying the matters set out in Clause 10.2:

         9.1.1 in the case of any warranty claim relating to Tax, within six years after the end of the accounting period in which Closing occurs

         9.1.2 in the case of any other claim, not later than 30 June 2003.

9.2      Minimum Claims

         The Seller shall not be liable under this Agreement or the Tax Indemnity in respect of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the liability agreed or determined (disregarding the provisions of this Clause 9.2) in respect of any such claim or series of claims does not exceed 'L'10,000.

9.3      Aggregate Minimum Claims

         9.3.1 Subject to Clause 9.3.3, the Seller shall not be liable under this Agreement or the Tax Indemnity in respect of any claim unless the aggregate amount of all claims for which the Seller would otherwise be liable under this Agreement and the Tax Indemnity (disregarding the provisions of this Clause 9.3) exceeds 'L'750,000.

         9.3.2 Where the amount agreed or determined in respect of all claims referred to in Clause 9.3.1 exceeds 'L'750,000, the Purchasers shall be entitled to claim the whole amount of the claims and not merely the excess.

         9.3.3 The provisions of clause 9.3.1 shall not apply to any claim relating to indemnities set out at clause 11.3 or the Environment.

9.4      Maximum Liability

         9.4.1 The aggregate liability of the Seller in respect of all claims under this Agreement and the Tax Indemnity shall not exceed 'L'34,000,000.

         9.4.2 The provisions of Clause 9.4.1 shall not apply to any matter falling within the terms of Clause 11.4

9.5      Contingent Liabilities

         The Seller shall not be liable under this Agreement in respect of any liability which is contingent unless and until such contingent liability becomes an actual liability and is due and payable, PROVIDED ALWAYS that the time limitations set out in Clause 9.1, where relevant, shall be extended to permit the relevant Purchaser to make such a claim when the liability becomes actual and the Seller shall remain liable notwithstanding the provisions of that clause.

9.6      Provisions

         The Seller shall not be liable under this Agreement in respect of any claim if and to the extent that proper allowance, provisions or reserve is made in the Net Asset Statement for the matter giving rise to the claim.

9.7      Matters Arising Subsequent to this Agreement

         Provided that this clause shall not apply to the Environmental Indemnity, the Seller shall not be liable under this Agreement in respect of any matter, act, omission or circumstance (or any combination thereof), including the aggravation of a matter or circumstance and any Losses arising therefrom, to the extent that the same would not have occurred but for:

         9.7.1   Agreed matters

                 any matter or thing done or omitted to be done pursuant to and in compliance with this Agreement or the Tax Indemnity or otherwise at the request in writing or with the approval in writing of either or both of the Purchasers;

         9.7.2   Acts of Purchaser

                 any act, omission or transaction (a) outside of the ordinary course of business of the Purchasers or any member of the US Purchaser's Group or any of the Group Companies, or their respective directors, officers, employees or agents or successors in title, after Closing, or (b) in the ordinary course of business of any such company where the Company concerned knows, or should reasonably be aware, that any such act, omission or transaction might give rise to a liability or loss relevant for the purpose of this Clause 9.7;

         9.7.3   Changes in legislation

                 (i) the passing of, or any change in, after the date of this Agreement any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement; or

                 (ii) any change after the date of this Agreement of any
                      generally accepted interpretation or application of any legislation;

         9.7.4   Accounting and Taxation Policies

                 any change in accounting or Taxation policy, bases or practice of the Purchaser or any of the Group Companies introduced or having effect after Closing.

9.8      Insurance

         The Seller shall not be liable under this Agreement or the Tax Indemnity in respect of any claim to the extent that the Losses (including any Environmental Losses) in respect of which such claim is made are covered by a policy of insurance in force at the date of this Agreement or would have been covered if the policy was maintained after Closing.

9.9      Net Financial Benefit

         The Seller shall not be liable under this Agreement or the Tax Indemnity in respect of any Losses (including any Environmental Losses) suffered by the Purchaser or any of the Group Companies to the extent of any corresponding savings by or net quantifiable financial benefit to the Purchaser or any Group Company arising from such Losses (for example, without limitation, where the amount (if any) by which any Taxation for which the Purchaser or any Group Company would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability).

9.10     Mitigation of Losses

         The Purchasers shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Losses (including any Environmental Losses) which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement.

9.11     Purchasers' Right to Recover

         9.11.1  Recovery for Actual Liabilities

                 The Seller shall not be liable under this Agreement unless and until the liability in respect of which the claim is made has become due and payable.

         9.11.2  Prior to Recovery from the Seller etc.

                 If, before the Seller pays an amount in discharge of any claim under this Agreement, the Purchaser or any Group Company recovers or is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchasers or Group Company (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the Purchasers shall procure that, before steps are taken to enforce a claim against the Seller following notification under Clause 10.2 of this Agreement or the Environmental Indemnity, all reasonable steps are taken to enforce such recovery from such third party and any actual recovery (less any reasonable costs incurred in obtaining such recovery) shall reduce or satisfy, as the case may be, such claim to the extent of such recovery. The Seller shall be subrogated to all rights that the relevant Purchaser has or would otherwise have in respect of the claim against the third party.

         9.11.3  Following Recovery from the Seller etc.

                 If the Seller has paid an amount in discharge of any claim under this Agreement and the Purchasers or any Group Company subsequently is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the relevant Purchaser or Group Company (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the relevant Purchaser shall pay, or procure that the Group Company pays, to the Seller an amount equal to (i) the sum recovered from the third party less any reasonable costs and expenses incurred in obtaining such recovery; or (ii) if less, the amount previously paid by the Seller to the relevant Purchaser.

9.12     Double Claims

         The Purchasers shall not be entitled to recover from the Seller under this Agreement or the Tax Indemnity more than once in respect of the same Losses (including Environmental Losses) suffered and, without prejudice to the generality of the foregoing, the Seller shall not be liable in respect of:

         9.12.1 any breach of the Agreement if and to the extent that the Losses resulting from or connected with such breach are or have been included in a claim under the Tax Indemnity which has been satisfied; or

         9.12.2 a claim under the Tax Indemnity if and to the extent that the Losses in respect of which such claim was made are or have been included in a claim for breach of this Agreement which has been satisfied.

9.13     Fraud

         None of the limitations contained in this Clause 9 shall apply to any claim which arises or is increased, or to the extent to which it arises or is increased, as the consequence of, or which is delayed as a result of, fraud by the Seller, any Group Company or any of their respective directors, officers, employees or agents.

10       Claims

10.1     Notification of Potential Claims

         If either of the Purchasers becomes aware of any matter or circumstance that it appreciates will give rise to a claim against the Seller under this Agreement, the relevant Purchaser shall within 30 days give a notice in writing to the Seller setting out such information as is available to the relevant Purchaser as is reasonably necessary to enable the Seller to assess the merits of the claim, to act to preserve evidence and to make such provision as the Seller may consider necessary provided that by so doing the best interests of the Eyecare Business are not prejudiced thereby. Without prejudice to the provisions of Clause 9.12 the Purchasers' failure to comply with the provisions of this Clause 10.1 shall not be a pre-condition of the Purchasers' ability to recover from the Seller under the terms of this Agreement.

10.2     Notification of Claims under this Agreement

         Notices of claims under this Agreement shall be given by the relevant Purchaser to the Seller within the time limits specified in Clause 10.1, specifying in reasonable detail the legal and factual basis of the claim and the evidence on which the party relies and, if practicable, an estimate of the amount of Losses which are, or are to be, the subject of the claim (including any Losses which are contingent on the occurrence of any future event).

10.3     Commencement of Proceedings

         Any claim notified pursuant to Clause 10.2 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn twelve months after the notice is given pursuant to Clause 10.2 unless legal proceedings in respect of it have been commenced by being both validly issued and served.

10.4     Procedure for Third Party Claims

         If the claim notified pursuant to Clause 10.1 is a result of or in connection with a claim by or liability to a third party then:

         10.4.1 no admissions in relation to such third party claim shall be made by or on behalf of the Purchasers or any other member of the US Purchaser's Group and the claim shall not be compromised, disposed of or settled without the prior written consent of the Seller (which shall not be unreasonably withheld or delayed);

         10.4.2 the Seller shall be entitled at its own expense, by notice in writing to the Purchasers, to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the relevant Purchaser or other member of the US Purchaser's Group concerned and to have the conduct of any related proceedings, negotiations or appeals; and

         10.4.3 where the Seller has issued a notice pursuant to Clause 10.4.2, the Purchaser shall, and the Purchaser shall procure any other members of the Purchaser's Group shall give, subject to their being paid all reasonable costs and expenses, all such information and assistance including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Seller may reasonably request for the purpose referred to in Clause 10.4.2, including instructing such professional or legal advisers as the Seller may nominate to act on behalf of the Purchaser or other member of the Purchaser's Group concerned but in accordance with the Seller's instructions. PROVIDED ALWAYS that nothing herein contained shall permit the Seller to take any action which in the reasonable opinion of the relevant Purchaser shall materially prejudice the Eyecare Business or any material part of it and, in particular but without detracting from the generality of the foregoing, the right of the Seller to have conduct described in Clause 10.4 shall be circumscribed accordingly.

11       Indemnification

11.1     Regulatory/Product Liability

         For the purposes of this Clause 11.1, Relevant Period shall mean the period commencing 4 years before the Closing Date and ending on the Closing Date.

         11.1.1 The Seller shall indemnify, and hold harmless the US Purchaser's Group and the Group Companies (the "Indemnified Parties") from and against, any and all Losses (including, for the avoidance of doubt, the reasonable cost of recall or replacement of defective products or batches of products and the rectification of any related design errors or manufacturing systems) incurred by any Indemnified Party in respect of any personal injury or breach of product regulatory requirements alleged against any Indemnified Party by any third party arising out of or in connection with any products manufactured, supplied, sold or placed upon the market in the Relevant Period by any of the Group Companies provided that the Seller shall have no liability in respect of products manufactured but not sold as at Closing where any defect is identified following Closing as a result of failure occurring after Closing to follow normal procedures for the maintenance, care, protection, quality control or supply of the product.

         11.1.2 Where the Seller is to indemnify the Indemnified Parties or any one of them under this Agreement, the Seller and the Indemnified Parties shall act in accordance with the provisions of Clause 10.4 and in addition, in respect of any such action or claim conducted by the Seller the Seller shall use all reasonable endeavours not to bring the name of the Indemnified Party into disrepute.

         11.1.3 The Indemnified Party shall be free to pay or settle any claim on such terms as it thinks fit and without prejudice to its rights and remedies under this Agreement if the Seller:

                 (i) fails to notify the Indemnified Party of its intention to take conduct of such claim within 20 Business Days of receipt of notice of such claim from the Indemnified Party or notifies the Indemnified Party that it does not intend to take over conduct of the claim; or

                 (ii) fails to comply in any material respect with the
                      provisions of Clause 11.1.2.

         11.1.4  Any person taking any of the steps contemplated by Clause
                 11.1.2 shall comply with the requirements of any insurer who may have an obligation to provide an indemnity in respect of any liability referred to in this Clause 11.1.

11.2     Environmental

         For the purposes of this clause:

         "Environmental Losses" means all losses, liabilities, costs (including without limitation legal fees and experts' and consultants' fees and the costs of any remedial action) charges, expenses claims and demands;

         "Environmental Proceedings" means any claims, proceedings, suits, demands, actions, prosecutions, or investigations against the Purchaser or any Group Company, or remedial action which any of them is required to carry out, in each case under Environmental Laws;

         "Group Company Manufacturing Facility" means the facilities at Farnborough, UK; Madrid, Spain; Adelaide, Australia; and Norfolk, USA;

         "Indemnity Period" means (i) in relation to the Group Company Manufacturing Facilities at Farnborough, UK; Madrid, Spain; and Adelaide, Australia; the period commencing on 9th March 2000 and ending on the Closing Date and (ii) in relation to the Group Company Manufacturing Facility at Norfolk, USA; the period commencing on 23rd September 1994 and ending on the Closing Date;

         In the event of any inconsistency between this environmental indemnity clause and the rest of this Agreement, this provisions of this clause shall prevail.

         11.2.1 Subject to the provisions of this clause 11.2, the Seller agrees to pay the Purchaser an amount equal to any and all Environmental Losses incurred or suffered by the Purchaser or any Group Company in connection with or arising out of any Environmental Proceedings, whether administrative, civil or criminal in nature, made or expressly threatened in writing by any Environmental Authority or third party relating to:

                 (i) the use, storage, treatment or handling of any Hazardous Substance in circumstances giving rise to harm or damage to the Environment at any Group Company Manufacturing Facility during the Indemnity Period; or

                 (ii) the disposal, discharge, emission, migration or release of any Hazardous Substance at or from any Group Company Manufacturing Facility into the Environment during the Indemnity Period.

         11.2.2 The Seller shall not be liable in respect of any claim under the indemnity in Clause 11.2.1 above unless the Purchaser has given written notice of such claim to the Seller on or before the fifth anniversary of the Closing Date specifying in reasonable detail (having regard to the information then available to the Purchaser) the nature and amount of the claim.

         11.2.3 The Seller shall not be liable in respect of any claim under the indemnity in this Clause 11.2 to the extent that such claim arises from or is increased as a result of:

                 (i) any negligent act or omission of the Purchaser or any Group Company or their respective employees with regard to the particular Hazardous Substance(s) which are the subject of any Environmental Proceedings after the Closing Date (provided that any failure to carry out voluntary investigations or voluntary remedial action shall not constitute a negligent act or omission) or the introduction by the Purchaser or the Group Companies of any new part of a pollutant linkage (source, receptor or pathway) after the Closing Date;

                 (ii) any information given to any Environmental Authority or third party by the Purchaser or any Group Company or any of their respective employees after the Closing Date, except (a) in response to a mandatory reporting requirement under Environmental Laws or Health and Safety Legislation or (b) a court order or (c) in response to an unsolicited request by an Environmental Authority or (d) where the Seller so proposes or consents in writing or
                       (e) the information is already in the public domain through no fault of the Purchaser or any Group Company or any of their respective employees;

                 (iii) any development, construction or demolition at any Group
                       Manufacturing Facility except for the purposes of the continued operation of the Eyecare Business or any material change of use to any Group Company Manufacturing Facility after the Closing Date;

                 (iv) the passing of, or any change in, any Environmental Law after the Closing Date to the extent that it increases any Environmental Losses suffered or incurred by the Purchaser;

                 (v) the undertaking or procuring of any intrusive investigations at any Group Company Manufacturing Facility after the Closing Date except where such investigations are required under Environmental Laws or Health and Safety Legislation or are carried out with the prior consent of the Seller or are necessary to determine liability in the context of any Environmental Proceedings.

         11.2.4 The maximum liability of the Seller for all claims in respect of this environmental indemnity shall be limited in accordance with Clause 9.4 of this Agreement.

         11.2.5  Conduct of Environmental Proceedings

                 (i) The Purchasers shall notify the Seller as soon as reasonably practicable of any actual or potential Environmental Proceedings in relation to the subject matter of this indemnity.

                 (ii) Unless the Purchasers agree otherwise, the Purchasers or the relevant Group Company shall have conduct of the Environmental Proceedings.

                 (iii) The Seller shall promptly provide such reports,
                      documents, correspondence and information in its possession or control relevant to the Environmental Proceedings as the Purchasers or the relevant Group Company may reasonably require.

                 (iv) Without prejudice to sub-paragraph 11.2.5(i) above and subject to clauses 11.2.6 and 11.2.7, the Purchasers shall ensure or shall procure that the Group Companies shall ensure that in the context of Environmental Proceedings:

                 (a) the Seller is provided with a reasonable and, so far as reasonably possible, timely opportunity to review and approve any reports, documents, correspondence or information to be prepared and provided to any Environmental Authority or any third party relating to or affecting any Environmental Proceedings and the Purchasers shall pay reasonable regard to the Seller's views in respect thereof;

                 (b) the Seller shall be given advance notice of and be permitted to attend significant meetings with any Environmental Authority;

                 (c) the Seller shall be provided promptly with copies of any report, document or correspondence relating to or affecting any Environmental Proceedings which is generated by or which comes into the possession of Purchasers or the Group Companies;

                 (d) the Seller shall be informed promptly of any material information which comes to the knowledge of the Purchaser or the Group Companies and relates to or affects any Environmental Proceedings;

                 (e) if the Seller reasonably requests a site visit on reasonable notice, the Purchasers or the Group Companies shall use its/their reasonable endeavours to ensure that all persons administering or involved in any Environmental Proceedings shall attend and participate as the Seller shall reasonably require;

                 (f) no settlement, admission or compromise in any Environmental Proceedings shall be agreed, made or offered without the prior consent in writing of the Seller, provided that such consent is not to be unreasonably withheld or delayed;

         11.2.6 Any access rights granted by the Purchasers or the Group Company to the Seller under the provisions of this Agreement to the Properties are granted subject to the Seller or its representatives first agreeing that while present at the Property they will:

                 (i) comply at all times with any reasonable directions or instructions of the Purchasers or the Group Companies;

                 (ii) comply with the Purchasers' and/or Group Companies'
                      relevant, health, safety and environment policy or equivalent.

         11.2.7 Any rights granted by the Purchasers or any Group Company to the Seller (or by the Seller to the Purchasers or any Group Company) under the provisions of this Agreement to review or be provided with copies of reports, documents, correspondence or information ("Information") shall not extend to:

                 (i) any such Information which is privileged as between the Seller and the Purchasers or Group Companies by reason of any actual or potential dispute between them; or

                 (ii) any commercially sensitive information unless it is
                      reasonably necessary in relation to Environmental Proceedings or a claim by the Purchasers under this Agreement and the Seller (or Purchasers as appropriate) agrees to keep such information confidential.

11.3     Pensions

         11.3.1

                 (i) The Seller will indemnify, and keep indemnified, the UK Purchaser in respect of Losses equal to an amount paid by the UK Purchaser or any Group Company to the trustees of the Hydron Pension Scheme in accordance with Section 75 Pensions Act 1995 (or any legislation replacing it). In the event the trustees make more than one statutory demand under Section 75, the UK Purchaser or any Group Company concerned shall immediately notify the Seller in writing of such additional demands before making any payment. If so instructed by the Seller, the UK Purchaser or Group Company shall not make any payment towards such additional statutory demands. If this results in a claim by the trustees seeking to compel such a payment then, subject to Clause 10.4 (Procedure for Third Party Claims) the UK Purchaser or the relevant Group Company will resist the claim but shall not make any admission, compromise, or settle the claim without the Seller's written consent. The Seller shall reimburse the UK Purchaser or Group Company for any amounts reasonably incurred in defending such a claim by the trustees. Clause 9.7.3 (Changes in legislation) shall not apply to this Clause 11.3.1(i).

                 (ii) The Seller shall not be liable under this clause in respect of any claim unless a notice specifying the amount paid to the trustees and a copy of the actuary's certificate is received before the third anniversary of Closing.

                 (iii) The UK Purchaser shall use all reasonable endeavours to procure that the trustees of the Hydron Pension Scheme complete the wind-up in a timely fashion.

         11.3.2 The Seller will indemnify the UK Purchaser against 75 per cent of the overall administration costs (which will be limited to costs reasonably and necessarily incurred by the UK Purchaser or any Group Company for legal, actuarial and administrator expenses) relating to the winding up of the Hydron Pension Scheme. In this respect, the UK Purchaser will provide a schedule of all such costs to the Seller on a quarterly basis and payment shall be made within 30 days of receipt of this, unless this amount is disputed, in which case payment shall be made 30 days after the parties agree on the amount to be paid. The obligation in this sub-clause shall not be subject to Clause 9.2;

         11.3.3 The Seller shall indemnify, and keep indemnified, the UK Purchaser and/or the US Purchaser in respect of any Losses reasonably incurred by either the US Purchaser or the UK Purchaser or any Group Company in relation to pension or life assurance benefits (or similar benefits) payable in respect of service with the Group Company prior to Closing outside the United Kingdom or in relation to any legal non-compliance of any pension scheme (or similar scheme) outside the United Kingdom prior to Closing.

         11.3.4 The Seller shall indemnify, and keep indemnified, the UK Purchaser in respect of any Losses reasonably incurred by the UK Purchaser or any Group Company in connection with any legal non-compliance of the UK Pension Schemes prior to Closing.

         11.3.5 In the event that the UK Purchaser, the US Purchaser or any Group Company obtains for the accounting period in which any amounts paid under Clauses 11.3.1, 11.3.2, 11.3.3 or 11.3.4 are paid or in any of the four succeeding accounting periods a deduction for the amount paid which results in a reduction in taxable profits for the purpose of Corporation Tax, then the UK Purchaser or the US Purchaser shall pay to the Seller the amount by which the amount paid reduces those taxable profits multiplied by the marginal rate of tax applicable to the UK Purchaser, the US Purchaser or the Group Company obtaining the deduction for the accounting period in which the deduction is obtained or the loss utilised.

11.4     Liabilities

         If and to the extent that there are:

         11.4.1 current or contingent liabilities of the Group Companies at Closing which are not provided for in the Net Asset Statement; or

         11.4.2 (without prejudice to the generality of Clause 11.4.1) liabilities of the Group Companies under any contracts existing at Closing the terms of which have not been fairly disclosed in the Disclosure Letter the Seller shall indemnify the Purchasers to the extent of such unprovided liabilities (but in the case of any contingent liability, only to the extent of the actual liability when the liability ceases to be contingent) or, in relation to contracts which have not been so disclosed, the cost of complying with or terminating the same.

         This provision shall not however apply to liabilities in respect of the acquisition by or provision to the Companies or any of them following Closing of any asset, service or other benefit which, having regard to the Purchasers' plans for the integration of the Eyecare Business into its existing business, will provide an asset, service or other benefit to the Purchasers' Group commensurate with the amount of the liability incurred by the relevant Group Company to obtain such asset service or other benefit.

11.5     Slow Moving Stock

         On the anniversary of Closing, the Purchasers shall prepare and submit to the Seller an analysis of the extent to which in the preceding 12 months provisions (including write-offs) made in the Net Asset Statement for slow moving stock (disregarding for this purpose Proclear Compatibles and Proclear Compatibles Toric and any corresponding provision) have proved to be excessive/inadequate on a parameter by parameter basis and to the extent that such an analysis demonstrates that there was an excess the Purchasers shall promptly repay an equal sum to the Seller by way of additional consideration for the Shares and to the extent that such an analysis demonstrates that there was an inadequacy the Seller shall promptly repay an equal sum to the Purchasers by way of a reduction in the consideration. The Purchasers shall promptly provide to the Seller all such information to the Seller as the latter may reasonably request to verify the analysis and the Seller shall not be liable to make any payment to the Purchasers until such analysis has been verified to its satisfaction by its auditors. If the analysis cannot be so verified within 28 days of its submission to the Seller, the Seller may refer the analysis to an independent firm of accountants appointed jointly by the Seller and the Purchasers and whose decision in this matter shall (in the absence of manifest error) be final and binding.

11.6     Italian Lease
         The Seller shall indemnify the UK Purchaser on behalf of the relevant Group Company against any liability and/or costs arising from the termination of the property lease entered into in January 2002 by Hydron SRL.

11.7     Litigation

         The Seller shall indemnify the Purchasers and the Group Companies against any costs reasonably incurred by them and/or any liability arising in respect of the litigation referred to in paragraph 5.2.4 of the Disclosure Letter and the Purchasers and the Group Companies shall use their reasonable endeavours to assist the Seller to minimise its liability under this indemnity.

12       Confidentiality

12.1     Announcements

         Pending Closing, no announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of any member of Seller's Group or the US Purchaser's Group without the prior written approval of the Seller and the US Purchaser. This shall not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange on which the shares of either party are listed but the party with an obligation to make an announcement or issue a circular shall consult with the other party before complying with such an obligation and shall seek to accommodate the views expressed by such other party where it is reasonable and practicable to do so.

12.2     Confidentiality

         12.2.1

                 (i) Subject to Clause 12.1 and Clause 12.2.2, each of the parties shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

                        (a) the provisions of this Agreement and any agreement
                            entered into pursuant to this Agreement;

                        (b) the negotiations relating to this Agreement (and any
                            such other agreements);

                 (ii) The Seller shall treat as strictly confidential and not disclose or use any information relating to the Group Companies following Closing and any other information relating to the business, financial or other affairs (including future plans and targets) of the US Purchaser's Group.

                 (iii) The Purchasers shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of the Seller's Group including, prior to Closing, the Group Companies.

         12.2.2 Clause 12.2.1 shall not prohibit disclosure or use of any information if and to the extent:

                 (i) the disclosure or use is required by law, any regulatory body or any recognised stock exchange on which the shares of any party are listed;

                 (ii) the disclosure or use is required to vest the full benefit of this Agreement in any party;

                 (iii) the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing party;

                 (iv) the disclosure is made to professional advisers of any party on terms that such professional advisers undertake to comply with the provisions of Clause 12.2.1 in respect of such information as if they were a party to this Agreement;

                 (v) the information becomes publicly available (other than by breach of the Confidentiality Agreement or of this Agreement);

                 (vi) the other party has given prior written approval to the disclosure or use; or

                 (vii) the information is independently developed after Closing,

                 provided that prior to disclosure or use of any information pursuant to Clause 12.2.2(i), (ii) or (iii), the party concerned shall promptly notify the other parties of such requirement with a view to providing the other parties with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

13       Restrictions on Business Activities

13.1     Restrictions on Seller

         As further consideration for the Purchasers purchasing the Shares and with the intent of assuring to the Purchasers the full benefit and value of the goodwill, know-how and connections of the Group and as a constituent part of the sale of the Shares the Seller undertakes to procure that each member of the Seller's Group will not, either alone or in conjunction with or on behalf of any other person, do any of the following things:

         13.1.1 neither pending nor within three years after Closing, be engaged or (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which could normally be cast at a general meeting of the company) directly or indirectly interested in carrying on any business which competes with the Eyecare Business as carried on at Closing;

         13.1.2 neither pending nor within one year after Closing, solicit the custom, in relation to goods or services sold to any person by any Group Company in the course of its Eyecare Business during the two years before the Closing, of that person in respect of similar goods or services;

         13.1.3 neither pending nor within one year after Closing, solicit or entice away from the employment of any Group Company any person who is a Senior Employee of any Group Company at Closing.

13.2     Separate Undertakings

         Each undertaking contained in this Clause 13 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Seller. Nothing in Clause 13.1 shall prevent the Seller from employing any person who responds to a general solicitation for applicants for employment (not aimed at employees of the Group Companies) or any employee who has been dismissed by any Group Company prior to accepting an offer of employment from the Seller.

13.3     Change of Name etc.

         Subject to the trade mark licences granted by Biocompatibles Limited under the Licence Agreements and to sub-clause 13.3.3:

         13.3.1  Immediately after Closing the Purchasers:

                 (i) shall cause the name of each relevant Group Company to be changed to some name not incorporating the word "Biocompatibles" or any words resembling the same; and

                 (ii) shall forthwith hand to the Seller duly certified copies of the special resolutions or other documents effecting the same;

         13.3.2 With effect from the date falling 180 days after Closing the Purchasers shall not, and shall procure that no member of the Purchasers' Group shall thereafter adopt, use or carry on business under any name incorporating the words "Biocompatibles" or "BCP" or any words resembling the same provided always that nothing shall prevent any Group Company at any time after Closing selling products constituting stocks of the products at Closing notwithstanding the fact that the relevant packaging containing such products uses such words and the Purchasers shall use reasonable endeavours to use up such stocks as quickly as practicably possible.

         13.3.3 Subject to sub-clause 13.3.4, the Group Companies shall be permitted following Closing:

                 (i) to sell off existing packaged stock or stock packaged under (ii) or (iii) below for so long as such products are within their shelf-life;

                 (ii) to use packaging which has already been printed prior to Closing for the purpose of packaging stock for a period of six months following Closing;

                 (iii) to have printed additional packaging which is the same as packaging which has been printed prior to Closing provided that the Group Companies may only have printed such additional packaging for a period of six months following Closing.

         13.3.4 Subject to Clauses 13.3.5, 13.3.6 and 13.3.7, the Purchasers shall indemnify the Seller, the Seller's subsidiaries, the Seller's officers and employees and officers and employees of the Seller's subsidiaries (the "Indemnified Parties", for the purpose of Clauses 13.3.4, 13.3.5, 13.3.6 and 13.3.7) against all loss, damage or liability (including legal costs on an indemnity basis) on an after-tax basis which any of them may suffer or incur as a result of or in connection with any claim which may be brought against them by any third party or any financial penalty or fine imposed:

                 (i) as a consequence of any of the following not being in accordance with good industry practice and to standards and procedures consistent with those used and applied by the Group Companies prior to Closing;

                        (a) the storage, handling and other dealing with
                            packaged stock in existence as at Closing; or

                        (b) the storage, handling and other dealing with stock
                            in existence as at Closing which is subsequently packaged in packaging printed prior to Closing;

                 (ii) in relation to products manufactured after Closing and sold or otherwise disposed of by any of the Group Companies using either packaging printed prior to Closing or additional packaging which is the same as such packaging.

         13.3.5 No admissions in relation to a third party claim shall be made by or on behalf of the Indemnified Parties and the claim shall not be compromised, disposed of or settled without the prior written consent of the Purchasers.

         13.3.6 The Purchaser shall be entitled at its own expense and in its absolute discretion, by notice in writing to the Indemnified Parties, to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Indemnified Parties concerned and to have the conduct of any related proceedings, negotiations or appeals.

         13.3.7 Where one of the Purchasers has issued a notice pursuant to Clause 13.3.6, the Seller shall and the Seller shall procure that the relevant Indemnified Parties shall give, subject to their being paid all reasonable costs and expenses, all such information and assistance including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Purchaser may reasonably request for the purpose referred to in Clause 13.3.6, including instructing such professional or legal advisers as the relevant Purchasers may nominate to act on behalf of the Indemnified Parties concerned but in accordance with the Purchasers' instructions.

         13.3.8 As soon as reasonably practicable after Closing, the Group Companies shall cease all use of the biocompatibles-hydron.fr domain name and shall take down any existing website which is accessed by such domain name.

13.4     Termination of sub-licences under Seller's patent licence

         On Closing, any sub-licences of any nature whatever (whether in writing or otherwise) as may have been granted to any of the Group Companies by the Seller under the Seller's patent licence from Geoffrey Galley, Anthony Galley, Albert Morland, Barrie Bevis and Ivor Atkinson (the "Patent Owners") under the patent licence agreement between the Patent Owners and Hydron dated 6 July 1995 (such licence having been subsequently assigned by Hydron to the Seller) shall terminate and any and all obligations which would otherwise arise on termination in relation to any such sub-licences shall terminate.

14       Guarantee

14.1 In consideration of the Seller entering into this Agreement, the US Purchaser hereby unconditionally and irrevocably guarantees to the Seller the due and punctual performance and observance by the UK Purchaser of all of its obligations, commitments and undertakings under or pursuant to this Agreement and the Tax Indemnity. The liability of the US Purchaser under this Clause shall not be released or diminished by any variation of the terms of this Agreement or the Tax Indemnity (whether or not agreed by the US Purchaser), any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

14.2 If and whenever the UK Purchaser defaults for any reason whatsoever in the performance of any obligation, commitment or undertaking undertaken or expressed to be undertaken under or pursuant to this agreement or the Tax Indemnity, the US Purchaser shall upon demand within ten Business Days unconditionally perform (or procure performance of) and satisfy (or procure satisfaction of) the obligation, commitment or undertaking in regard to which such default has been made in the manner prescribed by this Agreement or the Tax Indemnity and so that the same benefits shall be conferred on the Seller as would have been received if such obligation, commitment or undertaking had been duly performed and satisfied by the UK Purchaser. The US Purchaser waives any right which it may have to require the Seller to proceed first against or claim payment from the UK Purchaser to the intent that as between the Seller and the US Purchaser the latter shall be liable as principal debtor as if it had entered into all undertakings, agreements and other obligations jointly and severally with the UK Purchaser.

14.3 This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the obligations of the UK Purchaser referred to in this Agreement or the Tax Indemnity shall have been performed or satisfied, and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account, regardless of the legality, validity or enforceability of any provisions of this Agreement or the Tax Indemnity and notwithstanding the entry into any voluntary or involuntary insolvency procedure, dissolution or other analogous proceeding relating to, or other incapacity of, the UK Purchaser or any change in the status, control, constitution or ownership of the UK Purchaser or by any other matter or thing whatsoever. The guarantee is in addition to and without prejudice to or limiting nor in substitution for any rights or security which the Seller may now or hereafter have or hold for the performance and observance of the obligations, commitments and undertakings of the UK Purchaser under or in connection with this Agreement and the Tax Indemnity.

14.4 As a separate and independent stipulation, the US Purchaser agrees that any obligation, commitment or undertaking expressed to be undertaken by the UK Purchaser under this Agreement or the Tax Indemnity (including, without limitation, any monies expressed to be payable under this Agreement or the Tax Indemnity) which may not be enforceable against or recoverable from the UK Purchaser by reason of any legal limitation, disability or incapacity on or of the UK Purchaser or any fact or circumstance (other than any limitation imposed by this Agreement or the Tax Indemnity or by law) shall nevertheless be enforceable against and recoverable from the US Purchaser as though the same had been incurred by the US Purchaser and the US Purchaser were the sole and principal obligor in respect thereof and shall be performed or paid by the US Purchaser on demand.

15       Other Provisions

15.1     Further Assurances

         15.1.1 Each of the parties shall from time to time execute such documents and perform such acts and things as any party may reasonably require to transfer the US Shares and the Canadian Shares to the US Purchaser and the UK Shares to the UK Purchaser and to give any party the full benefit of this Agreement.

         15.1.2 The Purchasers shall retain for a period of 6 years from Closing all books, records and other information relating to the Group Companies which are delivered to the Purchasers pursuant to Schedule 5 or in the possession of the Group Companies as at Closing. Upon reasonable notice being given by the Seller to the relevant Purchaser, the relevant Purchaser shall make available such books, records and other information for inspection and copying by the Seller.

15.2     Whole Agreement

         15.2.1 This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement.

         15.2.2 The Purchasers acknowledge that they have not been induced to enter this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

         15.2.3 Without prejudice to the provisions of Clause 8.4 and so far as is permitted by law and except in the case of fraud, each of the parties agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

         15.2.4 In Clauses 15.2.1 to 15.2.3, "this Agreement" includes the Disclosure Letter, the Tax Indemnity and all documents entered into pursuant to this Agreement.

15.3     Reasonableness

         Each of the parties confirms it has received independent legal advice relating to all the matters provided for in this Agreement including the terms of Clause 15.2 (Whole Agreement) and agrees that the provisions of this Agreement (including the Disclosure Letter, the Confidentiality Agreement and all documents entered into pursuant to this Agreement) are fair and reasonable.

15.4     No Assignment

         15.4.1 Except as otherwise expressly provided in this Agreement, no party may without the prior written consent of the other parties, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement.

         15.4.2 Except as otherwise expressly provided in this Agreement, a party may, without the consent of the other parties, assign to a subsidiary the benefit of the whole or any part of this Agreement provided however that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a subsidiary of the party concerned.

15.5     Third Party Rights

         A person, other than a Group Company (whilst such Group Company remains in the US Purchasers' Group), who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any term of, or enjoy any benefit under, this Agreement.

15.6     Variation

         No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

15.7     Time of the Essence

         Time shall be of the essence of this Agreement both as regards any dates, times and periods mentioned and as regards any dates, times and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the Seller and the Purchasers.

15.8     Method of Payment

         15.8.1 Wherever in this Agreement provision is made for a payment by one party to another, any such payments shall be effected by crediting for same day value the account specified in writing by the payee to the payer (reasonably in advance and in sufficient detail to enable payment by telegraphic or other electronic means to be effected) on or before the due date for payment.

         15.8.2 Payment of a sum in accordance with this Clause shall be a good discharge to the payer (and those on whose behalf such payment is made) of its obligation to make such payment and the payer (and those on whose behalf such payment is made) shall not be obliged to see to the application of the payment as between those on whose behalf the payment is received.

15.9     Costs

         15.9.1 The Seller shall bear all costs incurred by it in connection with the preparation, negotiation and entry into of this Agreement, the Tax Indemnity and the sale of the Shares.

         15.9.2 The Purchasers shall bear all costs incurred by them in connection with the preparation, negotiation and entry into of this Agreement, the Tax Indemnity and the sale of the Shares.

15.10    Interest

         If any party defaults in the payment when due of any sum payable under this Agreement or the Tax Indemnity (howsoever determined) the liability of that party shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of 4 per cent above the base rate from time to time of the Royal Bank of Scotland plc. Such interest shall accrue from day to day and shall be compounded with monthly rests.

15.11    VAT

         15.11.1 Where under the terms of this Agreement one party is liable to indemnify or reimburse another party in respect of any costs, charges or expenses, the payment shall include an amount equal to any VAT thereon not otherwise recoverable by the other party, subject to that party using all reasonable endeavours to recover such amount of VAT as may be practicable.

         15.11.2 If any payment under this Agreement constitutes the consideration for a taxable supply for VAT purposes, then in addition to that payment the payer shall pay any VAT due.

15.12    Notices

         15.12.1 Any notice in connection with this Agreement (a "Notice") shall be:

                 (i)  in writing in English;

                 (ii) delivered by hand, fax, registered post or by courier using an internationally recognised courier company.

         15.12.2 A Notice to the Seller shall be sent to such party at the following address, or such other address as the Seller may notify to the Purchaser from time to time:

                 Biocompatibles International plc

                 Chapman House
                 Farnham Business Park
                 Weydon Lane
                 Farnham
                 Surrey GU9 8QL

                 Fax: 01252 732 777

                 Attention: Crispin Simon/Company Secretary

         15.12.3 A Notice to the Purchasers shall be sent to them at the following addresses, or such other address as the Purchasers may notify to the Seller from time to time:

                 The Cooper Companies, Inc.

                 Carol R. Kaufman
                 Vice President of Legal Affairs & Secretary
                 6140 Stoneridge Mall Rd., Suite 590
                 Pleasanton, CA  94588

                 Fax:  925-460-3662

                 Aspect Vision Holdings Limited
                 Unit 2, South Point
                 Hamble
                 Southampton
                 Hampshire SO41 4RF

                 Fax: 02380 605 299

                 Attention:  Company Secretary

         15.12.4 A Notice shall be effective upon receipt and shall be deemed to have been received:

                 (i) at the time of delivery, if delivered by hand, registered post or courier;

                 (ii) at the time of transmission in legible form, if delivered by fax.

15.13    Invalidity

         If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected.

15.14    Counterparts

         This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

15.15    Governing Law and Submission to Jurisdiction

         15.15.1 This Agreement and the documents to be entered into pursuant to it, save as expressly referred to therein, shall be governed by and construed in accordance with English law.

         15.15.2 Each of the parties irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it and that accordingly any proceedings arising out of or in connection with this Agreement and the documents to be entered into pursuant to it shall be brought in such courts. Each of the parties irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

15.16    Appointment of Process Agent

         15.16.1 The US Purchaser hereby irrevocably appoints the Company Secretary of the UK Purchaser as its agent to accept service of process in England and Wales in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the US Purchaser.

         15.16.2 If such process agent ceases to be able to act as such or to have an address in England, the US Purchaser irrevocably agrees to appoint a new process agent in England acceptable to the Seller and to deliver to the Seller within 14 days a copy of a written acceptance of appointment by the process agent.

         15.16.3 Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

In witness whereof this Agreement has been duly executed.




SIGNED by CRISPIN SIMON
on behalf of Biocompatibles International plc:        CRISPIN SIMON





SIGNED by GREGORY A. FRYLING
on behalf of Aspect Vision Holdings Limited:          GREGORY A. FRYLING





SIGNED by CAROL R. KAUFMAN
on behalf of The Cooper Companies, Inc:               CAROL R. KAUFMAN

                                   Schedule 1
                      Details of the Companies, Shares etc

              (1)                                (2)                         (3)

            Name of
            Company                             Shares                  Consideration
Hydron Limited                    2,392,347 Ordinary Shares
                                  274,320 "C" Ordinary Shares            10,928,000
                                  7,475,000 Preference Shares

BE Inc.                           900 common stock of $1 each            19,933,000

BE Canada                         100 Common Stock                         272,000


                                   Schedule 2
                           Companies and Subsidiaries
                                     Part 1
                          Particulars of the Companies

1        Hydron Limited

         Registered Number:                             02737396

         Registered Office:                             Hawley Lane, Farnborough, Hampshire GU14 8EQ

         Date and place of incorporation:               5 August 1992, England and Wales

         Directors                                      Swag Mukerji, Crispin Simon

         Secretary:                                     Fiona Evans

         VAT Number:                                    GB5920338

         Tax District and Reference Number:             Reading Abbey View District - 610/87690/17649

         Accounting Reference Date:                     31 December

         Auditors:                                      PricewaterhouseCoopers

         Authorised Share Capital                       2,392,347 Ordinary Shares of 1p each
                                                        274,320 "C" Shares of 1p each
                                                        7,475,000 Preference Shares of 10p each

         Issued and fully paid-up Share Capital:        2,392,347 Ordinary Shares of 1p each
                                                        274,320 "C" Shares of 1p each
                                                        7,475,000 Preference Shares of 10p each

         Shareholders                                   Biocompatibles International plc


2        Biocompatibles Eyecare Inc.

         Registered Number:                             54-1722855

         Registered Office:                             20 Trafalgar Square, Nashua, NH 03063

         Date and place of incorporation:               23 September 1994, Delaware

         Directors:                                     Crispin Simon, Swag Mukerji, David Israel,
                                                        Chuck Rogers, Gary Bunch, Jotinderpal Sidhu,
                                                        Richard Dean, Glen Williams

         Secretary:                                     Swag Mukerji



         Authorised Share Capital:                      1000 par value $1

         Auditors                                       PricewaterhouseCoopers LLP

         Issued and fully paid up Share Capital:        900

         Shareholders                                   Biocompatibles International plc


3        Biocompatibles Canada Inc.

         Registered Number:                             484073

         Registered Office:                             Campney & Murphy, P.O. Box 48800, 2100 - 1111
                                                        West Georgia Street, Vancouver, BC V7X 1K9

         Date and place of incorporation:               November 14 1994, Canada

         Directors:                                     Bruce Tattrie, David Israel, Timothy J Nichols

         Secretary:                                     David Israel

         Authorised Share Capital:                      100,000 without par value

         Auditors                                       PricewaterhouseCoopers LLP

         Issued and fully paid up Share Capital:        100

         Shareholders                                   Biocompatibles International plc


                                     Part 2

                         Particulars of the Subsidiaries



1        Hydron Pty Limited

          Registered Number                              ACN 060 200 553; ABN 12 060 200 553

          Registered Office                              150 Richmond Road, Marleston, Adelaide, SA
                                                         5033

                                                         Unit 3b, 8-10 Rodborough Road, Frenchs
                                                         Forest, NSW 2086

                                                         12-14 Glen Osmond Road, Parkside, SA 5063

          Date and place of incorporation                12 July 1993, Australia

          Directors:                                     Swag Mukerji, Fiona Evans, Michael Kotow

          Secretary:                                     Susanne Joy Delaney

          Authorised Share Capital:                      $10,000,000 divided into 10,000,000 shares of
                                                         $1 each

          Issued and fully paid-up Share Capital:        315,795 ordinary shares of $ each


           Shareholders                   Beneficial Owners                 No. of Shares
           Hydron Investments Limited                                       315,795
                                                                            -------
                                                                            315,795


2        Hydron SA

          Registered Number                              B 392 002 218

          Registered Office                              Les Collines de Sophia, Bat D1, 1900 Route des
                                                         Cretes, 065609 Sophia Antipolis Cedex

          Date and place of incorporation                25 March 1994, France

          Directors:                                     Graham Mullis, Graham Lockie, Swag Mukerji,
                                                         Fiona Evans

          Secretary:                                     N/A

          Issued and fully paid-up Share Capital:        2,500 shares


          Shareholders                         Beneficial Owners                No. of Shares
          Hydron Investments Limited                                            2,494

          Graham Mullis                        Hydron Investments Limited       1


          Shareholders                         Beneficial Owners                No. of Shares
          Graham Lockie                        Hydron Investments Limited       1

          Fiona Evans                          Hydron Investments Limited       1

          Swag Mukerji                         Hydron Investments Limited       1

          Mike Driver                          Hydron Investments Limited       1

          Crispin Simon                        Hydron Investments Limited       1
                                                                                -----
                                                                                2,500


3        Hydron Optics S.A. (Pty) Limited

          Registered Number                              92/05/895/07

          Registered Office                              1st Floor, Swiss Place, 128 van Beek Street,
                                                         New Doornfontein, Johannesburg 2094

          Date and place of incorporation                4 October 1993, South Africa

          Directors:                                     Swag Mukerji, Fiona Evans

          Secretary:                                     Alet Coetzee

          Issued and fully paid-up Share Capital:        1 ordinary shares of R1


          Shareholders                         Beneficial Owners                No. of Shares
          Hydron Investments Limited                                            1
                                                                                --
                                                                                1

4        Hydron Limited

          Registered Number                              491794

          Registered Office                              Unit B, 8th Floor, Prosperous Centre, 1
                                                         Knutsford Terrace, Tsim Sha Tsui, Kowloon,
                                                         Hong Kong

          Date and place of incorporation                29 September 1994, Hong Kong

          Directors:                                     Swag Mukerji, Fiona Evans

          Secretary:                                     PricewaterhouseCoopers

          Authorised Share Capital:                      HK$ 10,000,000 divided into 10,000,000
                                                         Ordinary Shares of HK$1 each

          Issued and fully paid-up Share Capital:        2 Ordinary Shares of HK$1 each

          Shareholders                      Beneficial Owners                   No. of Shares
          Hydron Investments Limited                                            1

          Hydron Limited (UK)                                                   1
                                                                               ---
                                                                                2

5        Vision Hydron SA

          Registered Number                             A-80660681

          Registered Office                             Parque Empresarial Euronova, Ronda de
                                                        Poniente, 8, Planta 2, Ala Izquierda, 28760 Tres
                                                        Cantos, Madrid

          Date and place of incorporation               13 July 1993, Spain

          Directors:                                    Swag Mukerji

          Secretary:                                    no requirement

          Authorised Share Capital:                     10,000

          Issued and fully paid-up Share Capital:       10,000


          Shareholders                         Beneficial Owners               No. of Shares
          Hydron Investments Limited           Hydron Investments Limited      10,000
                                                                               ------
                                                                               10,000

6        Hydron srl

          Registered Number                             11275580154

          Registered Office                             Viale delle Rimembranze di Greco 27, 20125
                                                        Milan, Italy

          Date and place of incorporation               28 July 1994, Italy

          Directors:                                    Arnaldo Sala, Antonella Miraglia, Swag
                                                        Mukerji, Fiona Evans

          Secretary:                                    N/A

          Authorised Share Capital:                     L20,000,000 divided into
                                                        20,000,000 Ordinary Shares of L1 each

          Issued and fully paid-up Share                20,000,000 Ordinary Shares of L1 each
          Capital:


          Shareholders                   Beneficial Owners                   No. of Shares

          Hydron Investments Limited                                         19,500,000

          Swag Mukerji                   Hydron Investments Limited          500,000
                                                                             ---------
                                                                             20,000,000


7        Vision Hydron Produtos Opticos LDA

          Registered Number                             504663496

          Registered Office                             Ave. 5 Octobre, 115 6[d]D, Lisbon, 1050

          Date and place of incorporation               11 May 1999, Portugal

          Name:                                         Vision Hydron Produtos Opticos LDA

          Directors:                                    Swag Mukerji

          Secretary:                                    N/A

          Authorised Share Capital:                     5,037.86 Euros

          Issued and fully paid-up Share Capital:       5,037.86 Euros


          Shareholders                        Beneficial Owners              No. of Shares
          Vision Hydron S.A.                                                 4,888.22

          Hydron Investments Limited                                         149.64
                                                                             -----------------
                                                                             5,037.86


8        Hydron Optical BV

          Registered Number                             230.75034

          Registered Office                             Avelingen West 40, 4202 Ms Gorinchem, The
                                                        Netherlands

          Date and place of incorporation               6 October 1993, Netherlands

          Name:                                         Hydron Optical BV

          Directors:                                    Marco Stolk, Swag Mukerji, Fiona Evans

          Secretary:                                    N/A

          Authorised Share Capital:                     NLG 280,000 divided in to 280 Shares of
                                                        1,000 NLG

          Issued and fully paid-up Share Capital:       56,000 NLG



          Shareholders                      Beneficial Owners             No. of Shares
          Hydron Investment Limited                                       56
          pledged to NatWest Bank Plc
                                                                          --
                                                                          56

9        Hydron Investments Limited

          Registered Number                             2816294

          Registered Office                             Hawley Lane, Farnborough, Hampshire, GU14
                                                        8EQ

          Date and place of incorporation               10 May 1993, England

          Name:                                         Hydron Investments Limited

          Directors:                                    Crispin Smith, Swag Mukerji, Fiona Evans

          Secretary:                                    Fiona Evans

          Authorised Share Capital:                     'L'1,000 divided into
                                                        1,000 Ordinary Shares of 'L'1 each

          Issued and fully paid-up Share Capital:       2 Ordinary Shares of 'L'1 each


           Shareholders                        Beneficial Owners         No. of Shares
           Hydron Limited                                                2
                                                                         ---
                                                                         2

                                   Schedule 3

                                   Properties

A.     Freehold Properties


1      Land at Norfolk, Virginia, more
       particularly described in a Deed dated 11
       February 1998 and made between John H
       Keenan (Grantor) and Biocompatibles
       Eyecare Inc. (Grantee)


B.     Leasehold Properties



1      Unit C Hawley Lane, Farnborough,
       Hampshire, England

Original Parties to Lease:                          Philips & Drew Fund Management Limited (1)

                                                    Hydron Limited (2)

Date of Lease:                                      2 October 1998

Current tenant and guarantor (if any):              Hydron Limited

Term (including options to break and renew):        2 October 1998 to 29 September 2013

Rent and rent review dates:                         'L'247,500 per annum subject to review on 29 September
                                                    2003 and 29 September 2008


2      Plot 1 Hawley Lane, Farnborough,
       Hampshire, England

Original Parties to Lease:                          Sun Alliance and London Insurance plc (1)

                                                    Neatsimple Limited (2)

Date of Lease:                                      6 August 1993

Current tenant and guarantor (if any):              Hydron Limited

Term (including options to break and renew):        25 March 1993 to 24 March 2008

Rent and rent review dates:                         'L'218,000  per  annum  subject  to  review  every 5 years on
                                                    25 March 1998 and 25 March 2003

3      Plot 2 Hawley lane, Farnborough,
       Hampshire, England

Original Parties to Lease:                          Sun Alliance and London Insurance plc (1)

                                                    Neatsimple Limited (2)

Date of Lease:                                      6 August 1993

Current tenant and guarantor (if any):              Hydron Limited

Term (including options to break and                25 March 1993 to 24 March 2008
renew):

Rent and rent review dates:                         'L'88,500 per annum  subject to review every 5 years on
                                                    25 March 1998 and 25 March 2003



4      Office 101, New Doornfontein
       Swiss Place, Sterns Park, 128 Van
       Beek Street, Doornfontein, South
       Africa

Original Parties to Lease:                          Sterns Central Administration Company (Pty) Limited (1)

                                                    Hydron Optics S.A. (Pty) Limited (2)

Date of Lease:                                      11 February 1994 as amended by an Agreement dated
                                                    12 August 1999

Current tenant and guarantor (if any):              Hydron Optics S.A. (Pty) Limited

Term (including options to break and                11 February 1994 to 31 March 1997, extended to 31
renew):                                             March 2004 by the Agreement dated 12 August 1999

Rent and rent review dates:                         Monthly rental (inclusive of VAT and operating costs):

                                                    1/4/2001 - 31/3/2002: R11,111.81

                                                    1/4/2002 - 31/3/2003: R14,029.55

                                                    1/4/2003 - 31/3/2004: R15,539.19


5      Unit B on 8th Floor of Prosperous
       Centre, No. 1 Knutsford Terrace,

       Tsimshatsui, Kowloon, Hong
       Kong

Original Parties to Lease:                          Hung Chiu Development Limited (1)

                                                    Hydron Limited (2)

Date of Lease:                                      22 May 2000

Current tenant and guarantor (if any):              Hydron Limited

Term (including options to break and renew):        15 April 2000 to 14 April 2002

Rent and rent review dates:                         HK 12,560 per month. No provision for review


6      Ronda de Poniente no.8, Planta 2
       Ala Izquierda Centro Empresarial
       Euronova, Tres Cantos, Madrid,
       Spain and 15 indoor car parking spaces

Original Parties to Lease:                          Inmobiliaria Metropolitana Vasco Central S.A. (1)

                                                    Vision Hydron S.A. (2)
Date of Lease:                                      8 June 1994

Current tenant and guarantor (if any):              Vision Hydron S.A.

Term (including options to break and                8 June to 7 June 2003 on giving 4 months notice. The
renew):                                             lease renews automatically for successive one year
                                                    terms unless 4 months notice to terminate is given by
                                                    either party. The dates on which the tenant could break
                                                    the lease have passed.

Rent and rent review dates:                         The initial rent under the lease was 5,342,400 pesetas
                                                    per annum. The rent is reviewed annually based on the
                                                    change in the Retail Price Index, and the first review
                                                    was 1 July 1995. However, from 8 June 1997 and 8
                                                    June 2000, the rent will be reviewed in accordance with
                                                    market rates and agreed between the parties.



7      Ronda de Poniente no. 8, Ala
       Derecha, Planta Baja, Oficina B,
       Madrid, Spain

Original Parties to Lease:                          Inmobiliaria Metropolitana Vasco Central S.A. (1)

                                                    Vision Hydron S.A. (2)

Date of Lease:                                      8 June 1995

Current tenant and guarantor (if any):              Vision Hydron S.A.

Term (including options to break and                8 June 1995 to 7 June 2003. The lease renews
renew):                                             automatically for successive one year terms unless 4
                                                    months notice to terminate is given by either party.
                                                    The dates on which the tenant could break the lease
                                                    have passed.

Rent and rent review dates:                         The initial rent under the lease was 1,392,000 peseta
                                                    per annum. The rent is reviewed annually based on
                                                    the change in the Retail Price Index, and the first
                                                    review was 1 July 1996. However, from 8 June 1997 and 8
                                                    June 2000, the rent will be reviewed in accordance with
                                                    market rent and agreed between the parties.


8      "Les Collines de Sophia", 1900
       Route des Cretes, Sophia
       Antipolis 06560, Valbonne, France

Original Parties to Lease:                          SCI les Collines de Sophia (1)

                                                    Hydron S.A. (2)

Date of Lease:                                      29/11/1993

Current tenant and guarantor (if any):              Hydron S.A.

Term (including options to break and renew):        1 February 1993 to 31 January 2002. The tenant's options to break the lease have passed.

Rent and rent review dates:                         The initial rent under the lease was 330,000FF. This is
                                                    reviewed each year to be proportional to the variation of
                                                    the quarterly construction cost index defined by I.N.S.E.E
                                                    (the French national statistics office).


9      150 Richmond Road, Marleston, South
       Australia 5033

Original Parties to Lease:                          Nicoletta Carrocci and Don Luca Holdings Pty Limited (1)

                                                    Allergan Australia Pty Ltd (2)

Date of Lease:                                      23 August 1989

Current tenant and guarantor (if any):              Hydron Pty Limited

Term (including options to break and                The original lease was for a term of 5 years from 1 July
renew):                                             1989 to 30 June 1994. It was extended for a term of 5
                                                    years from 1 July 1994 to 30 June 1999 and was then

                                                    extended again for a term of 5 years from 1 July 1999 to
                                                    30 June 2004. There is a further right to renew for a term of 5 years commencing 1 July 2004 to 30 June 2009.

Rent and rent review dates:                         If the increases have occurred as stipulated in the lease
                                                    then it is likely that the current rent is AUS$259,390.39
                                                    until 30 June 2002. There is an annual increase of 4% on 1
                                                    July of each year. The rent will be reviewed to the
                                                    current rental value at renewal on 1 July 2004.


10     Unit 3B, 8-10 Rodborough Road,
       Frenchs Forest, New South Wales
       2086

Original Parties to Lease:                          Trust Company of Australia Limited (1)

                                                    Hydron Pty Limited (2)

Date of Lease:                                      31 October 1997

Current tenant and guarantor (if any):              Hydron Pty Limited

Term (including options to break and                1 November 1997 until 31 October 2000. The Lease was
renew):                                             recently varied (extended/renewed) for a term of 3 years
                                                    and 11 months, to expire on 30 September 2004.

Rent and rent review dates:                         AUS$51,250 per annum (as from 1 October 2001) subject to
                                                    annual increase of 5% on 1 October of each year.


11     12-14 Glen Osmond Road,
       Parkside, South Australia 5063

Original Parties to Lease:                          Cappo Nominees Pty Ltd and Capare (1)

                                                    Hydron Pty Limited (2)

Date of Lease:                                      2 May 2001

Current tenant and guarantor (if any):              Hydron Pty Limited

Term (including options to break and renew):        1 March 2001 to 30 June 2004. There is one right to renew
                                                    for a further 2 years.

Rent and rent review dates:                         AUS$50,000 per annum. The rent is reviewed by the Consumer
                                                    Price Index for Adelaide (All Groups) (i.e. inflation
                                                    rate) on 1 July 2002. If the lease is renewed, the rent is then reviewed to "fair market rent".

12     Office space of about 528m'pp'2,
       dispatch warehouse of about
       102m'pp'2 and stock warehouse of
       about 124 m'pp'2 on the first floor and
       ground floor of the building at
       Avelingen-West 34-90 in Gorinchem, the
       Netherlands (the lessee has its address at Avelingen-West 40)

Original Parties to Lease:                          Pellikaan Onroerend Goed Beheer (1)

                                                    Hydron Optical B.V. (2)

Current tenant and guarantor (if any):              Hydron Optical B.V.;

Term (including options to break and renew):        1 January 2002 to 31 December 2006. If the lease is not
                                                    terminated subject to a year's notice, the lease will be
                                                    continued with subsequent terms of 5 years on similar
                                                    conditions

Rent and rent review dates:                         EUR 52,900.32 for the office space, EUR 5,750.52 for the
                                                    dispatch warehouse, EUR 6,462.75 for the stock warehouse
                                                    and EUR 13,860 for service costs, i.e. EUR 78,973.59 in
                                                    total (presumably per year), all excluding VAT; annual
                                                    review as of 1 April 2002 according to Retail Price Index


13     Viale delle Rimembranze n.27, Greco,
       Milan, Italy

Original Parties to Lease:                          Rosa Felicita Cerioli and Paolo Faldi (1)

                                                    Hydron S.r.l. and Ditta Battaglia Angelo (2)

Date of Lease:                                      [                      ]

Current tenant and guarantor (if any):              Hydron S.r.l. and Ditta Battaglia Angelo (2)

Term (including options to break and renew):        1 January 2002 to 31 December 2007. The lease is
                                                    automatically renewed under Italian law at the date of
                                                    first termination unless 12 months notice of termination
                                                    is given to the landlord or unless the landlord can show
                                                    one of 3 specified reasons. It is again automatically
                                                    renewed for a further 6 years at the end of that term
                                                    unless 12 months notice is given to the Landlord. On the
                                                    second renewal the landlord may terminate without

                                                    having to prove one of the specified reasons.


Rent and rent review dates:                         EUR 85,083 Hydron Srl is responsible for EUR 77,508. The
                                                    rent may be updated on the request of the landlord no more than once a year to 100% of the ISTAT variation index
                                                    (under Italian law this provision is void and the maximum
                                                    which can be demanded is 75%).


14     Suit C, The Waggoner Building,
       804 Greenbrier Circle,
       Chesapeake, Virginia, USA

Original Parties to Lease:                          Waggoner Greenbrier Properties L.C. (1)

                                                    Biocompatibles Eyecare Inc (2)

Date of Lease:                                      22 April 1999

Current tenant and guarantor (if any):              Biocompatibles Eyecare Inc

Term (including options to break and renew):        1 June 1999 to 31 May 2004

                                                    The tenant has the option to terminate the lease on the
                                                    first day of any month after the 36th month of the lease.
                                                    The tenant must give the landlord 180 days written notice
                                                    and pay the landlord no later than 60 days prior to
                                                    vacating the property a fee equal to the unamortised cost
                                                    of tenant improvements and real estate commissions
                                                    (calculated on a 5 year straight-line basis) having an
                                                    aggregate principal amount of $209,645, along with an
                                                    annual percentage rate of 10%.

Rent and rent review dates:                         $167,314 per annum on the date the lease was granted. The
                                                    rent is to be increased by 3% per year.



15     2138 square feet of space in
       the Glass Towers building at 20
       Trafalgar Square, Nashua, New
       Hampshire 03063 USA

Original Parties to Lease:                          TNK, LLC (1)

                                                    Biocompatibles Eyecare Inc (2)

Date of Lease:                                      5 August 2000

Current tenant and guarantor (if any):              Biocompatibles Eyecare Inc

Term (including options to break and renew):        3 years from the earlier of 1 October or 1 November 2000
                                                    (depending on completion of landlord's works) and ending
                                                    on the last day of the month in which the third


                                                    anniversary of the commencement date takes place.

                                                    Tenant may renew the lease
                                                    for up to 3 additional terms
                                                    of 2 years each.

Rent and rent review dates:                         $42,760  per annum for the initial  term.  The annual rent for the first  and  second  renewal  terms  will be a fair  market value and no  information  is given  about the rent during the third renewal term

                                   Schedule 4
                Intellectual Property and Information Technology

                                     Part 1
                                  Licences-In:

--------------------------------------------------------------------------------------------------------------
Description                                              Date                      Document reference
--------------------------------------------------------------------------------------------------------------
Fiala Licence Agreement (Fiala Birefringent Patents)     1 October 1987            Exhibit A to 1.2.4.1 (8)
International Hydron Corporation (1) and Dr Werner
Fiala (2)
--------------------------------------------------------------------------------------------------------------
Pilkington Licence Agreement (Freeman Multifocal         26 July 1989              Exhibit A to 1.2.4.1 (9)
Patents)
Pilkington Barnes-Hind Limited (1) and Allergan Inc (2)
--------------------------------------------------------------------------------------------------------------
Pilkington Visioncare Inc Licence Agreement (Bufilcon)   31 Dec 1990               Exhibit A to 1.2.4.1 (10)
Pilkington Visioncare Inc (1) and Allergan Hydron
Europe Limited (2)
--------------------------------------------------------------------------------------------------------------
International Lens Corporation and Thomas Shephard (1)   18 Feb 1977               Exhibit A to 1.2.4.1 (11)
and National Patent Development Corporation (2)
(together with all modifications
and amendments thereto) (Shephard Cast Mold Patents)
--------------------------------------------------------------------------------------------------------------
Patent Assignment Agreement                              17 Dec 1992               Exhibit A to 1.2.4.1 (12)
Pilkington Visioncare Inc (1) and Allergan Inc (2)
--------------------------------------------------------------------------------------------------------------
Chang Licence                                            4 March 1988              Exhibit B to 1.2.4.1 (5)
Drs Mike and May Chang (1) and Allergan  and the Chang
Licensees together with all modifications and
amendments thereto
--------------------------------------------------------------------------------------------------------------
Ciba-Geigy Patent Licence (Fanti Toric Patents)          15 Sep 1992               Exhibit A to 1.2.4.1 (6)
Ciba Geigy Limited (1)
Allergan Optical Inc (2) together with all
modifications and amendments thereto
--------------------------------------------------------------------------------------------------------------
Czech Licence (Spincast Patents)                         6 July 1981               Exhibit A to 1.2.4.1 (7)
Czechoslovak Academy of Sciences (1) and National
Patent Development Corporation

      o  Agreement relating to improvements              15 June 1985

      o  Amendment No 1 to Czech Licence of 6 July 1981  14 Sep 1987

      o  Amendment No 2 to Czech Licence of 6 July 1981  23 April 1991

      o  Amendment No 3 to Czech Licence of 6 July 1981  31 March 1992

      o  Amendment No 4 to Czech Licence of 6 July 1981  2 Dec 1992
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
Contact Lens Patent License Agreement                    6 August 1993             1.2.4.1 (18)
Allergan Inc (1)
Neatsimple Limited (2)
---------------------------------------------------------------------------------------------------------------
Cohen Contact Lens Licence                               23 Dec 1986               Exhibit A to 1.2.4.1 (13)
International Hydron Corporation (1) and Dr Allen
Cohen (2)

      o  Amendment Agreement                             4 June 1987
                                                         1991
      o  Second Amendment Agreement
---------------------------------------------------------------------------------------------------------------
Multifocal Contact Lens (Portney Agreement)              6 Aug 1993                1.2.4.1 (20)
Allergan Inc (1)
Allergan Medical Optics Inc (2)
Neatsimple Limited (3)
---------------------------------------------------------------------------------------------------------------
Technology Licensing and Assistance Agreement            6 Jul 1995                1.3.1.4 (1)
Hydron Limited (1) and Contact Lens Technologies (2)
---------------------------------------------------------------------------------------------------------------
Side Letter                                              6 Jul 1995                1.3.1.2 (2)
Hydron Limited (1) and Contact Lens Technologies (2)
---------------------------------------------------------------------------------------------------------------
Supplemental Agreement to Technology Licensing and       1998                      1.3.1.4 (2)
Assistance Agreement
Hydron Limited (1) and Contact Lens Technologies (2)
---------------------------------------------------------------------------------------------------------------
Design and Supply Agreement                              6 Jul 1995                1.3.1.2 (9)
Hydron Limited (1) and Aspect Vision Care Limited (2)
---------------------------------------------------------------------------------------------------------------

                                     Part 2
                                  Licences-Out:

-----------------------------------------------------------------------------------------------------------
Description                                             Date                       Document No reference
-----------------------------------------------------------------------------------------------------------
Diversified Ophthalmics                                 15 July 1998               1.3.1.10
Biocompatibles Eyecare Inc (1) and Diversified
Ophthalmics Inc (2)
-----------------------------------------------------------------------------------------------------------
Pfortner Cornealant Manufacturing and Distribution      1 August 1999              1.3.1.11
Agreement
Biocompatibles [Eyecare] Inc (1) and Pfortner
Cornealant (2)
-----------------------------------------------------------------------------------------------------------
Licence Agreement between Hydron Limited and            17 July 2001               1.3.1.2 (12)
Visiontec CL Limited
-----------------------------------------------------------------------------------------------------------
Patent Licence Agreement                                May 1993                   Exhibit A to 1.2.4.1 (4)
Allergan Inc (1) and Allergan Medical Optics (2)
-----------------------------------------------------------------------------------------------------------
Contact Lens Licence Agreement                          19 October 1992            Exhibit B to 1.2.4.1 (4)
Allergan Inc (1) and OSI (2)
-----------------------------------------------------------------------------------------------------------
Amendment No 1 to Contact Lens Licence Agreement        September 1992
Allergan Inc (1) and OSI (2)
-----------------------------------------------------------------------------------------------------------

                                     Part 3
                                 Patent Rights:


Our Ref.              Country                    Patent No.          Application No.           Status
--------              -------                    ----------          ---------------           ------
P/475.AT              Austria - European           0746459             95909050.7                Granted
P/475.AU              Australia                    686745              17152/95                  Granted
P/475.BE              Belgium - European           0746459             95909050.7                Granted
P/475.CH              Switzerland - European       0746459             95909050.7                Granted
P/475.DE              Germany - European           0746459             95909050.7                Granted
P/475.DK              Denmark - European           0746459             95909050.7                Granted
P/475.EP              European                     0746459             95909050.7                Granted
P/475.ES              Spain - European             0746459             95909050.7                Granted
P/475.FR              France-European              0746459             95909050.7                Granted
P/475.GB              Great Britain                2287421             9404170.4                 Granted
P/475.GR              Greece - European            0746459             95909050.7                Granted
P/475.IE              Ireland - European           0746459             95909050.7                Granted
P/475.IL              Israel                       112815              112815                    Granted
P/475.IN              India                                            324/DEL/95                Pending
P/475.IT              Italy - European             0746459             95909050.7                Granted
P/475.LU              Luxembourg - European        0746459             95909050.7                Granted
P/475.MC              Monaco - European            0746459             95909050.7                Granted
P/475.NL              Netherlands - European       0746459             95909050.7                Granted
P/475.PT              Portugal - European          0746459             95909050.7                Granted
P/475.SE              Sweden - European            0746459             95909050.7                Granted
P/475.ZA              South Africa                 95/1650             95/1650                   Granted
P/640.WO              WIPO - International                             PCT/GB97/03223            Pending
P/1016.WO             WIPO - International                             PCT/GB97/02130            Pending
P/1106.GB             Great Britain                                                              Pending
P/3338.AU             Australia                                        88787/98                  Pending
P/3338.CA             Canada                                           2,301,229                 Pending
P/3338.EP             European                                         98940466.0                Pending
P/3338.GB             Great Britain                                    9718819.7                 Pending
P/3338.JP             Japan                                            2000-508589               Pending
P/3338.NZ             New Zealand                                      503184                    Pending
P/3338.US             United States of America                         09/486,535                Pending
P/3338.WO             WIPO - International                             PCT/GB98/02644
P/4217.GB             Great Britain                                                              Pending
P/5568.CA             Canada                       2019685             2019685-8                 Granted
P/5568.JP             Japan                        2950866             237395/89                 Granted
P/5617.CA             Canada                                           2,098,822                 Pending
P/5617.JP             Japan                                            04-503745                 Pending
P/5617.US             United States of America     5151106             07/632,466                Granted
P/5627.CA             Canada                                                                     Pending
P/5627.EP             European                                         00907794.2                Pending
P/5627.GB             Great Britain                                    9908808.0                 Pending
P/5627.JP             Japan                                            2000-612247               Pending



P/5627.US             United States of America                         09/977,880                Pending
P/5627.WO             WIPO - International                             PCT/GB00/00780
P/5628.CA             Canada                                                                     Pending
P/5628.EP             European                                         00907783.5                Pending
P/5628.GB             Great Britain                                    9908806.4                 Pending
P/5628.JP             Japan                                            2000-612246               Pending
P/5628.US             United States of America                                                   Pending
P/5628.WO             WIPO - International                             PCT/GB00/00765
P/7129.EP             European                                         00966300.6                Pending
P/8059.CA             Canada                       1,253,368           455,155                   Granted
P/8059.JP             Japan                        1814267             502171/84                 Granted
P/8059.US             United States of America     4,681,295           06/759,918                Granted
P/8360.AU             Australia                    605454              25323/88                  Granted
P/8360.BR             Brazil                       PI8807204-5         PI8807204-5               Granted
P/8360.US             United States of America     4,782,946           97868                     Granted
P/8670.AU             Australia                    566289              29594/84                  Granted
P/8670.BE             Belgium - European           0165360             84401245.0                Granted
P/8670.CA             Canada                       1,236,662           456,876                   Granted
P/8670.DE             Germany - European           0165360             84401245.0                Granted
P/8670.FR             France - European            0165360             84401245.0                Granted
P/8670.GB             Great Britain - European     0165360             84401425.0                Granted
P/8670.IE             Ireland                      56239               1521/84                   Granted
P/8670.IL             Israel                       72158               72158                     Granted
P/8670.IT             Italy - European             0165360             84401245.0                Granted
P/8670.NL             Netherlands - European       0165360             84401245.0                Granted
P/8670.ZA             South Africa                 84/4647             84/4647                   Granted
P/8672.BE             Belgium - European           0165359             84401244.3                Granted
P/8672.CA             Canada                       1208409             456,877                   Granted
P/8672.CH             Switzerland - European       0165359             84401244.3                Granted
P/8672.DE             Germany - European           0165359             84401244.3                Granted
P/8672.FR             France - European            0165359             84401244.3                Granted
P/8672.GB             Great Britain - European     0165359             84401244.3                Granted
P/8672.IL             Israel                       72161               72161                     Granted
P/8672.IT             Italy - European             0165359             84401244.3                Granted
P/8672.US             United States of America     4468184             490626                    Granted
P/8672.ZA             South Africa                 84/4649             84/4649                   Granted
P/8755.AU             Australia                    569093              30457/84                  Granted
P/8755.BE             Belgium - European           0140717             84401444.9                Granted
P/8755.CA             Canada                       1,217,019           458,536                   Granted
P/8755.CH             Switzerland - European       0140717             84401444.9                Granted
P/8755.DE             Germany - European           0140717             84401444.9                Granted
P/8755.FR             France - European            0140717             84401444.9                Granted
P/8755.GB             Great Britain - European     0140717             84401444.9                Granted
P/8755.IE             Ireland                      56985               1766/84                   Granted
P/8755.IL             Israel                       72382               72382                     Granted
P/8755.IT             Italy - European             0140717             84401444.9                Granted

P/8755.LU             Luxembourg - European        0140717             84401444.9                Granted
P/8755.NL             Netherlands - European       0140717             84401444.9                Granted
P/8755.SE             Sweden - European            0140717             84401444.9                Granted
P/8755.ZA             South Africa                 84/5367             84/5367                   Granted
P/84224.ES            Spain - European             0262270             86307630.3                Granted
P/84234.ES            Spain - European             0564583             92903576.4                Granted
P/84256.ES            Spain - European             0309154             88308547.4                Granted
P/84257.ES            Spain - European             0308226             88308546.6                Granted
P/84748.US            United States of America     5,300,262           07/970,587                Granted
P/84767.US            United States of America     5,076,683           07/244,436                Granted
P/84785.US            United States of America     4,923,480           07/099,038                Granted
P/84805.US            United States of America     4738530             883969                    Granted
P/84823.US            United States of America     4634449             778,576                   Granted
P/84824.US            United States of America     4632055             715,095                   Granted
P/84826.US            United States of America     4620851             823,378                   Granted
P/84831.US            United States of America     4,584,148           715,544                   Granted
P/84835.US            United States of America     4559897             718,183                   Granted
P/84837.US            United States of America     4551086                                       Granted
P/84838.US            United States of America     4543882             630,937                   Granted
P/84841.US            United States of America     4,534,723           575,250                   Granted
P/84842.US            United States of America     4518390             596694                    Granted
P/84844.US            United States of America     4,517,140           490,598                   Granted
P/84845.US            United States of America     4,516,924           491,159                   Granted
P/84979.CH            Switzerland - European       0564583             92903576.4                Granted
P/84982.CH            Switzerland - European       0262270             86307630.3                Granted
P/84985.CH            Switzerland - European       0152330             85400140.1                Granted
P/85015.CH            Switzerland - European       0309154             88308547.4                Granted
P/85016.CH            Switzerland - European       0308226             88308546.6                Granted
P/85081.SE            Sweden - European            0309154             88308547.4                Granted
P/85082.SE            Sweden - European            0308226             88308546.6                Granted
P/85117.SE            Sweden - European            0564583             92903576.4                Granted
P/85120.SE            Sweden - European            0262270             92903576.4                Granted
P/85122.SE            Sweden - European            0152330                                       Granted
P/85135.ES            Spain                        541502              541502                    Granted
P/85173.ZA            South Africa                 90/2350             90/2350                   Granted
P/85293.MC            Monaco - European            0564583             92903576.4                Granted
P/85312.LU            Luxembourg - European        0564583             92903576.4                Granted
P/85329.LU            Luxembourg - European        0309154             88308547.4                Granted
P/85330.LU            Luxembourg - European        0308226             88308546.6                Granted
P/85366.JP            Japan                        1636253                                       Granted
P/85370.JP            Japan                        1603692             16372/85                  Granted
P/85413.IT            Italy - European             0564583             92903576.4                Granted
P/85445.IT            Italy - European             0309154             88308547.4                Granted
P/85446.IT            Italy - European             0308226             88308546.6                Granted
P/85493.IT            Italy - European             0359539             89309277.5                Granted
P/85496.IT            Italy - European             0262270             86307630.3                Granted

P/85501.IT            Italy - European             0152330             85400140.1                Granted
P/85512.IL            Israel                       87487               87487                     Granted
P/85543.IE            Ireland                      67153               2815/88                   Granted
P/85593.NL            Netherlands - European       0564583             92903576.4                Granted
P/85597.NL            Netherlands - European       0262270             86307630.3                Granted
P/85600.NL            Netherlands - European       0152330             85400140.1                Granted
P/85642.NL            Netherlands - European       0309154             88308547.4                Granted
P/85643.NL            Netherlands - European       0308226             88308546.6                Granted
P/85679.GR            Greece - European            0262270             86307630.3                Granted
P/85686.GR            Greece - European            0564583             92903576.4                Granted
P/85699.GR            Greece - European            0309154             88308547.4                Granted
P/85700.GR            Greece - European            0308226             88308546.6                Granted
P/85713.DE            Germany - European           0564583             92903576.4                Granted
P/85716.DE            Germany - European           0359539             89309277.5                Granted
P/85721.DE            Germany - European           0262270             86307630.3                Granted
P/85729.DE            Germany - European           0156624             85301938.8                Granted
P/85730.DE            Germany - European           0152330             85400140.1                Granted
P/85799.DE            Germany - European           0309154             883028547.4               Granted
P/85800.DE            Germany - European           0308226             88308546.6                Granted
P/85857.FR            France - European            0564583             92903576.4                Granted
P/85864.FR            France - European            0359539             89309277.5                Granted
P/85870.FR            France - European            0262270             86307630.3                Granted
P/85880.FR            France - European            0156624             85301938.8                Granted
P/85882.FR            France - European            0152330             85400140.1                Granted
P/85944.FR            France - European            0309154             88308547.4                Granted
P/85945.FR            France - European            0308226             88308546.6                Granted
P/86014.DK            Denmark - European           169490              4778/86                   Granted
P/86025.DK            Denmark - European           0564583             92903576.4                Granted
P/86053.CN            China                        27225               88106812.8                Granted
P/86065.CA            Canada                       1,325,083           577,904                   Granted
P/86086.CA            Canada                       1252960             476,984                   Granted
P/86088.CA            Canada                       1246985             473,102                   Granted
P/86094.CA            Canada                       1235707             434991                    Granted
P/86105.CA            Canada                       1211906             440,948                   Granted
P/86133.CA            Canada                       1,311,221           577,568                   Granted
P/86135.CA            Canada                       1291300             520123                    Granted
P/86150.BE            Belgium - European           0262270             86307630.3                Granted
P/86154.BE            Belgium - European           0152330             85400140.1                Granted
P/86165.BE            Belgium - European           0564583             92903576.4                Granted
P/86187.BE            Belgium - European           0309154             88308547.4                Granted
P/86188.BE            Belgium - European           0308226             88308546.6                Granted
P/86235.AT            Austria - European           0262270             86307630.3                Granted
P/86238.AT            Austria - European           0564583             92903576.4                Granted
P/86250.AT            Austria - European           0309154             88308547.4                Granted
P/86251.AT            Austria - European           0308226             88308546.6                Granted
P/86293.AU            Australia                    619505              25374/88                  Granted

P/86304.AU            Australia                    588921              63531/86                  Granted
P/86313.AU            Australia                    569138              38047/85                  Granted
P/86316.AU            Australia                    566311              29595/84                  Granted
P/86318.AU            Australia                    564462              91422/82                  Granted
P/86381.GB            Great Britain - European     0564583             92903576.4                Granted
P/86400.GB            Great Britain - European     0359539             89309277.5                Granted
P/86411.GB            Great Britain - European     0309154             88308547.4                Granted
P/86412.GB            Great Britain - European     0308226             88308546.6                Granted
P/86417.GB            Great Britain - European     0262270             86307630.3                Granted
P/86427.GB            Great Britain - European     0156624             85301938.8                Granted
P/86429.GB            Great Britain - European     0152330             85400140.1                Granted
P/86824.GB            Great Britain                2130507             8329967                   Granted

                                     Part 3
                           Trade Marks (Registrations)

Country:                                  Trade Mark:                          Reg. No:
--------                                  -----------                          --------
Egypt                                     Z 4F                                 79506

Italy                                     ECHELON                              553761

Italy                                     HYDRON                               499672

Italy                                     HYDRON Logo                          409339

Italy                                     ZERO 6T                              649532

Italy                                     TRX                                  649533

Italy                                     H67                                  649538

Malaysia                                  HYDRON                               84/05395

Malaysia                                  HYDRON Logo                          84/05396

Malaysia                                  HYDRON                               85/01231



Australia                                 RP TORIC                             532744

Australia                                 HYGMA                                755417

Australia                                 SOFBLUE                              551278

Australia                                 SOFTINTS/SofTints (Series of 2)      554535

Australia                                 HYDRON                               260677

Australia                                 ECHELON                              504726

Australia                                 ACTITORIC                            654451

Australia                                 ACTIFRESH                            702523

Australia                                 ACCLAIM                              542811

Australia                                 ZERO 6                               676138

Australia                                 HYDRON Logo                          382401

Australia                                 HYDRON & Device                      631164

Austria                                   ZERO 4                               144804

Austria                                   ZERO 4F                              144805

Country:                                  Trade Mark:                          Reg. No:
--------                                  -----------                          --------
Austria                                   ACTIFRESH                            170949

Austria                                   ZERO 6                               144808


Austria                                   ACTITORIC                            170950

Austria                                   ECHELON                              125456

Austria                                   Z6                                   144809

Austria                                   ULTRA T                              157515

Austria                                   Z4                                   144806

Austria                                   Z4F                                  144807

Benelux                                   ACTIFRESH                            564359

Benelux                                   ACTITORIC                            567932

Benelux                                   ECHELON                              459288

Benelux                                   HYDRON                               468053

Benelux                                   HYDRON & Device                      553160

Benelux                                   HYDRON Logo                          384179

Benelux                                   ULTRA T                              497253

Cyprus                                    HYDRON                               47869

Cyprus                                    HYDRON                               47868

Denmark                                   ACTIFRESH                            03060/1997

Denmark                                   ACTITORIC                            03061/1997

Denmark                                   SOFBLUE                              2262/1992

Denmark                                   OMNIFLEX                             2261/1992

Denmark                                   HYDRON                               1202/1975

Denmark                                   ECHELON                              8212/1992

Egypt                                     ACCLAIM                              79503

Egypt                                     ZERO 6                               79510

Egypt                                     ZERO 4                               79508

Egypt                                     HYDRON                               111233

Country:                                  Trade Mark:                          Reg. No:
--------                                  -----------                          --------
Euro-Community                            SOFBLUE                              001020247
(CTM)

Euro-Community                            OMNIFLEX                             001047984
(CTM)

Euro-Community                            HYGMA                                000749903
(CTM)

Euro-Community                            HYDRON & Device                      000296509
(CTM)

Euro-Community                            ACTIDAY                              001076413
(CTM)

Euro-Community                            ACTISOFT                             000760256
(CTM)

Euro-Community                            HYDRON                               000292763
(CTM)

Euro-Community                            ECHELON                              000939439
(CTM)

Euro-Community                            ACTI UV FORMULA                      001076884
(CTM)

Euro-Community                            ACTICOLOR                            001076223
(CTM)

Euro-Community                            ZERO 6                               001020999
(CTM)

Finland                                   ACTITORIC                            209774

Finland                                   SOFBLUE                              121519

Finland                                   ZERO 4                               121684

Finland                                   ZERO 4F                              121685

Finland                                   ZERO 6                               121686

Finland                                   ACCLAIM                              120032

Finland                                   OMNIFLEX                             121518

Finland                                   ACTIFRESH                            209775

France                                    H67                                  94548275

France                                    ACTITORIC                            95560283

Country:                                  Trade Mark:                          Reg. No:
--------                                  -----------                          --------
France                                    HYDRON & Device                      94520448

France                                    ECHELON                              1512506

France                                    ACTIFRESH                            94540129

France                                    SOFBLUE                              1557362

France                                    ZERO 6                               1557368

France                                    HYDRON                               93474800

France                                    HYDRON                               95557934

France                                    HYDRON Logo                          1217212

Germany                                   OMNIFLEX                             39402226

Germany                                   HYDRON ULTRA T                       39405454

Germany                                   HYDRON & Device                      2907573

Germany                                   ACTITORIC                            39709975

Germany                                   ZERO 6                               39401899

Germany                                   ACTIFRESH                            39709974

Greece                                    OMNIFLEX                             131779

Greece                                    ZERO 6                               131778

Greece                                    ACTIFRESH                            128935

Greece                                    HYDRON                               129477

Greece                                    ECHELON                              92909

Greece                                    ACTITORIC                            132478

Greece                                    ULTRA T                              123462

Hong Kong                                 ACTICOMFORT                          00611/2001

Hong Kong                                 RP TORIC                             3004/93

Hong Kong                                 ACTISOFT                             01976/1997

Hong Kong                                 HYDRON Logo                          834/88

Hong Kong                                 SOFTINTS                             B01237/93

Hong Kong                                 ECHELON                              3287/91

Country:                                  Trade Mark:                          Reg. No:
--------                                  -----------                          --------
Hong Kong                                 HYDRON                               152/77

Hong Kong                                 HYDRON                               153/77

Hong Kong                                 HYDRON Logo                          835/88

Hong Kong                                 HYDRON ZERO 4                        865/89

Hong Kong                                 SOFBLUE                              B06843/94

Hong Kong                                 ACTIFRESH                            5799/1997

Indonesia                                 ACCLAIM                              285008

Indonesia                                 ULTRA T                              354453

Iran                                      HYDRON ZERO 6                        78032

Iran                                      HYDRON OMNIFLEX                      78033

Ireland                                   ZERO 6                               B172583

Ireland                                   ECHELON                              133026

Israel                                    ECHELON                              71488

Israel                                    HYDRON                               40500

Israel                                    OMNIFLEX                             79236

Israel                                    ZERO 4                               79241

Israel                                    ZERO 6                               79243

Italy                                     ACTIFRESH                            701004

Italy                                     ACTITORIC                            725472

Italy                                     HYDRON & Device                      698459

Japan                                     HYDRON ZERO 4 in katakana            2469985

Japan                                     HYDRON                               1222351

Japan                                     HYDRON (katakana)                    926324

Japan                                     HYDRON Z4                            2469986

Japan                                     HYDRON and device                    3325320

Japan                                     ECHELON in katakana                  2584041

Japan                                     HYDRON ZERO 6                        4289898

Country:                                  Trade Mark:                          Reg. No:
--------                                  -----------                          --------
Japan                                     ZERO 4F in English and in            2418630
                                          katakana

Japan                                     HYDRON ZERO 4                        2469984

Japan                                     ECHELON                              2331572

Korea (Republic of)                       HYDRON                               396646

Korea (Republic of)                       OMNIFLEX                             235133

Korea (Republic of)                       OMNIFLEX                             235132

New Zealand                               ACTIFRESH                            258881

New Zealand                               ULTRAT                               243140

New Zealand                               SOFBLUE                              208549

New Zealand                               OMNIFLEX                             208548

New Zealand                               HYDRON                               243910

New Zealand                               ECHELON                              190877

New Zealand                               ACTITORIC                            273479

New Zealand                               ACCLAIM                              205008

New Zealand                               ZERO 6                               243911

Norway                                    ZERO 6                               150117

Norway                                    HYDRON ULTRA T                       175282

Norway                                    ZERO 4                               150116

Norway                                    ACTIFRESH                            189246

Norway                                    ACCLAIM                              173197

Norway                                    HYDRON                               200034

Norway                                    ACTITORIC                            189245

Norway                                    OMNIFLEX                             157323

Norway                                    SOFBLUE                              152801

Philippines                               HYDRON                               37694

Philippines                               ZERO 4                               37708

Portugal                                  ECHELON                              253315

Country:                                  Trade Mark:                          Reg. No:
--------                                  -----------                          --------
Portugal                                  ACTIFRESH                            315536

Portugal                                  ACTITORIC                            322428

Portugal                                  OMNIFLEX                             305207

Portugal                                  Z6                                   272342

Portugal                                  ZERO 4                               272343

Portugal                                  ZERO 6                               272345

Russian Federation                        HYDRON                               139006

Russian Federation                        OMNIFLEX                             139000

Saudi Arabia                              HYDRON                               448/91

Saudi Arabia                              ZERO 6                               241/99

Singapore                                 ECHELON                              764/89

Singapore                                 ULTRA T                              7826/90

Singapore                                 RP TORIC                             2728/90

Singapore                                 HYDRON and device                    4571/94

Singapore                                 HYDRON                               1166/85

Singapore                                 ACCLAIM                              6652/90

South Africa                              HYGMA                                98/02365

South Africa                              ULTRA T                              94/12471

South Africa                              RP TORIC                             90/2962

South Africa                              OMNIFLEX                             94/12470

South Africa                              HYDRON and device                    94/5166

South Africa                              HYDRON                               77/3675

South Africa                              ACTITORIC                            95/02795

South Africa                              ACTISOFT                             95/10776

South Africa                              ACTIFRESH                            96/01957

South Africa                              Z4                                   91/3072

South Africa                              Z6                                   91/3076

Country:                                  Trade Mark:                          Reg. No:
--------                                  -----------                          --------
Spain                                     HYDRON                               696083

Spain                                     HIDRUN                               258086

Spain                                     ACTIFRESH                            1929878

Spain                                     ECHELON                              1300874

Spain                                     HYDRON                               2110305

Spain                                     ACTITORIC                            1952990

Sweden                                    SOFBLUE                              240835

Sweden                                    ACCLAIM                              264223

Sweden                                    ACTIFRESH                            327808

Sweden                                    ACTITORIC                            97/02206

Sweden                                    ECHELON                              242442

Sweden                                    HYDRON                               182138

Sweden                                    HYDRON ULTRA T                       311657

Switzerland                               ACCLAIM                              384570

Switzerland                               ACTITORIC                            445599

Switzerland                               ACTIFRESH                            445598

Switzerland                               OMNIFLEX                             390213

Switzerland                               ECHELON                              370189

Switzerland                               SOFBLUE                              388788

Switzerland                               HYDRON                               432132

Switzerland                               Z6                                   432133

Taiwan                                    HYDRON                               514851

Taiwan                                    HYDRON ZERO 6                        782800

Taiwan                                    HYDRON SPINCAST                      680213

Taiwan                                    HYDRON (in Chinese)                  366194

Thailand                                  HYDRON                               8499

Thailand                                  HYDRON ZERO 4                        KOR40583

Country:                                  Trade Mark:                          Reg. No:
--------                                  -----------                          --------
Turkey                                    HYDRON                               178737

United Arab Emirates                      HYDRON                               28530

United Kingdom                            Z6                                   1443317

United Kingdom                            ECHELON                              1374055

United Kingdom                            ACTITORIC                            2012110

United Kingdom                            ACTIFRESH                            2048133

United Kingdom                            HYDRON                               1530043

United Kingdom                            HYDRON Logo                          1184825

United Kingdom                            HYDRON Logo                          1184826

United Kingdom                            HYDRON ZERO 4                        1305850

United Kingdom                            HYDRON                               1245406

United Kingdom                            LE WEEKEND                           1254374

United Kingdom                            OMNIFLEX                             1461122

United Kingdom                            Z4 ZERO 4                            1443312

United Kingdom                            REFLEX                               2032364

United Kingdom                            HYDRON                               1000379

United Kingdom                            ULTRA T                              2001280

United Kingdom                            ZERO 6                               1443314

                                     Part 3
                           Trade Marks (Applications)


Country:                                  Trade Mark:                                   App. No:
--------                                  -----------                                   --------
Malaysia                                 HYDRON ZERO 6                                  90/03263

Kuwait                                   HYDRON                                         38364

Malaysia                                 HYDRON ZERO 4                                  97/11587

Pakistan                                 HYDRON                                         143690

Spain                                    HYDRON                                         1950119

Taiwan                                   HYDRON ACTITORIC in Chinese Characters         89028910

Taiwan                                   HYDRON ZERO 4 in Chinese Characters            89028911

United States of America                 ACTITORIC                                      75/749967

United States of America                 ACTIFRESH                                      75/749968

                                     Part 3
                               Registered Designs



Our Ref.          Country                        Registration No.      Application No.               Status
--------          -------                        ----------------      ---------------               ------
D/301.GB          Great Britain                  2068774               2068774                       Granted
D/301.GBA         Great Britain                  2074904               2074904                       Granted
D/301.US          United States of America       D431720               29/084,364                    Granted
D/306.GB          Great Britain                  2068775               2068775                       Granted
D/84139.BX        Benelux                        30342-00              74207-00                      Granted
D/96135.IT        Italy                          FI/98/0/15            FI/98/0/15                    Granted
D/96304.FR        France                         981328                981328                        Granted
D496 11           Germany                                              M9802344.6                    Pending
D497 1            Japan                                                6051/1998                     Pending

                                     Part 3
                                  Domain Names

Name                                 Company
----                                 -------
Biocompatibles.cc                    Biocompatibles Eyecare Inc
Biocompatibles.com                   Biocompatibles Eyecare Inc
Biocompatibles.it                    Hydron srl
Biocompatibles-Hydron.fr             Biocompatibles - Hydron SA
Hydron.co.uk                         Hydron Ltd
Hydron.es                            Hydron Ltd
Hydron.it                            Hydron Ltd
Hydron-contatclenses.com             Hydron Ltd
Proclear.biz                         Biocompatibles Eyecare Inc
Proclear.cc                          Biocompatibles Eyecare Inc
Proclear.com                         Biocompatibles Eyecare Inc
Proclear.info                        Biocompatibles Eyecare Inc

                                     Part 4
                                  IT Contracts


-----------------------------------------------------------------------------------------
Description                                                              Date
-----------------------------------------------------------------------------------------
Custom Software License Agreement                                        6 August 1993
Allergan Inc(1) and Neatsimple Limited (2)
-----------------------------------------------------------------------------------------
Service Agreement                                                        9 August 1994
Panacea Limited (1) Hydron Limited (2)
-----------------------------------------------------------------------------------------
System Managed Services Support                                          6 June 2001
Panacea Limited (1) and Biocompatibles Hydron (2)
-----------------------------------------------------------------------------------------
Master Licence Agreement (895015)
Mapics Inc (1) and Biocompatibles Eyecare Inc (2)
-----------------------------------------------------------------------------------------
Schedule to Master Licence Agreement                                     September 1999
Mapics Inc (1) and Biocompatibles Eyecare Inc (2)
-----------------------------------------------------------------------------------------
Addendum to Master Licence Agreement                                     September 1999
Mapics Inc (1) and Biocompatibles Eyecare Inc (2)
-----------------------------------------------------------------------------------------
Rental Agreement                                                         October 2000
Systems Capital plc (HFGL Ltd) (1) and Hydron Limited (2)
-----------------------------------------------------------------------------------------
On-site Maintenance Agreement                                            December 1994
ROCC Computers Limited (1) and Hydron Limited (2)
-----------------------------------------------------------------------------------------
Equipment Lease                                                          18 April 2001
Oxford Leasing (1)
Hydron Limited (2)
-----------------------------------------------------------------------------------------
Support Agreement                                                        November 2001
IP Integration Limited (1) and Biocompatibles Hydron Limited (2)
-----------------------------------------------------------------------------------------
2 Leases                                                                 4 August 2000
Oxford Leasing (1) and Biocompatibles International Plc (2)              21 December 1999
-----------------------------------------------------------------------------------------
Agreement between Vistorm Limited (1) and Biocompatibles Limited (2)     12 June 2001
-----------------------------------------------------------------------------------------

                                   Schedule 5
                               Closing Obligations

1        General Obligations

1.1      Seller's Obligations
         On Closing, the Seller shall deliver or make available to the Purchasers the following:

         1.1.1 evidence of the due fulfilment of the condition set out in Clause 4.1;

         1.1.2    the Tax Indemnity duly executed by the Seller;

         1.1.3 the Transitional Services Agreement referred to in Clause 5.3 duly executed by Biocompatibles Limited;

         1.1.4 the Licence Agreements duly executed by Biocompatibles Limited (or any member of its Group);

         1.1.5 evidence that the Seller is authorised to execute this Agreement, the Tax Indemnity, the Transitional Services Agreement referred to in Clause 5.3 and the Share Transfers;

         1.1.6    the Trade Mark Assignment duly executed by Biocompatibles
                  Limited;

         1.1.7 the sub-licences duly executed by Biopolymerix, Inc and the Seller;

         1.1.8 executed transfers with respect to each of the Shares not held by a Group Company in favour of the Purchasers' nominees; and

         1.1.9 evidence of the release of the pledge given by Hydron Investments Limited in favour of Natwest Bank in respect of shares in the capital of Hydron Optic BV.

1.2      The Purchaser's Obligations
         On Closing, the Purchasers shall deliver or make available to the
         Seller:

         1.2.1    the Tax Indemnity duly executed by the Purchasers;

         1.2.2 the Transitional Services Agreement referred to in Clause 5.3 duly executed by the Purchasers;

         1.2.3 the Licence Agreements duly executed by the relevant members of the US Purchaser's Group; and

         1.2.4 evidence that the Purchasers are authorised to execute this Agreement, the Tax Indemnity, the Transitional Services Agreement referred to in Clause 5.3, the promissory notes referred to in Clause 6.3 and the related security documents;

         1.2.5 the Trade Mark Assignment duly executed by a member of the US Purchaser's Group; and

         1.2.6 the sub-licences duly executed by a member of the US Purchaser's Group.

2        Transfer of the Shares

2.1      General Transfer Obligations
         On Closing, the Seller and the Purchasers shall execute and deliver such instruments of transfer of the Shares as may be reasonably required to transfer the Shares (the "Share Transfers") (together with the relevant share or stock certificate or an indemnity in the case of any certificate found to be missing) and take such steps as are required to transfer the Shares.

2.2 On Closing the Seller shall deliver to the Purchasers certificates in respect of all the issued shares in the capital of each of the subsidiaries of Hydron and BE Inc and duly executed transfers of all the shares in any such company held by any person other than Hydron or BE Inc in favour of such persons as the Purchasers shall direct.

3        Further Obligations

3.1      General Obligations
         The Seller shall deliver or make available to the Purchasers (at their option) the following, insofar as they relate to the Group Companies the subject of the Closing:

         3.1.1 the written resignations in the agreed terms (and legalised by a notary where required) of each of the persons nominated by the Purchaser in writing 10 days before Closing, to take effect on Closing;

         3.1.2 if practicable, the Seller having used all reasonable endeavours to obtain the same, the written resignations of the auditors of the Group Companies concerned to take effect on the Closing Date, with acknowledgements signed by each of them in a form satisfactory to the Purchasers to the effect that they have no claim against any Group Company or otherwise complying with any relevant law or regulation;

         3.1.3 if the Purchasers reasonably require and notify the Seller at least 10 days before Closing, irrevocable powers of attorney or such other appropriate document (in such form as the Purchasers may reasonably require) executed by each of the holders of the Shares in favour of the Purchasers or as it may direct to enable it (pending registration of the relevant transfers) to exercise post Closing all voting and other rights attaching to the Shares and to appoint proxies for this purpose with an express undertaking of the holder of the Shares not to exercise such voting or other rights attaching to the Shares;

         3.1.4 evidence of the termination of the agreements between the Group Companies and other members of the Seller's Group at no cost to the Purchaser or any Group Company;

         3.1.5 in each case where the said information is not in the possession of the relevant Group Company, the corporate books and records, (duly written up-to-date), including the shareholders' register and share certificates in respect of the Subsidiaries, and all other books and records, all to the extent required to be kept by each Group Company under the law of its jurisdiction of incorporation;

         3.1.6    evidence as to:

                  (i) the acceptance by shareholders or the directors of each of the relevant Group Companies of the resignations referred to in paragraph 3.1.1 of this
                           Schedule 5 and of the appointment of such persons to take effect on Closing (within the maximum number permitted by the constitutional documents of the Group Company concerned) as the Purchasers may nominate as directors and (if relevant) secretary;

                  (ii) the acceptance by shareholders or the directors of the relevant Group Companies of the resignation of the auditors referred to in paragraph 3.1.2 of this
                           Schedule 5 and of the appointment of such auditors as the Purchasers may nominate;

                  (iii) the approval by the shareholders or the directors of the transfer of the Shares to the Purchasers;

                  where such acceptance or approval is required by law or under the constitutional documents of the Group Company concerned.

         3.1.7 a list of all bank accounts, signing authorities for such accounts and their Closing balances at least 10 days before Closing;

         3.1.8 evidence reasonably satisfactory to the Purchasers of the revocation of existing authorities given by the Group Company to banks (in respect of the operation of its bank accounts) and giving authority in favour of such persons as the Purchasers may nominate to operate such accounts.

         3.1.9 Following Closing, the Purchasers shall procure at the Seller's expense (as to out of pocket expenses only) that the relevant Group Companies promptly execute all documentation, and take all other steps, which are necessary in order to transfer ownership of the biocompatibles.it, biocompatibles.cc and biocompatibles.com domain names to Biocompatibles Limited or such other company as the Seller may direct.

                                   Schedule 6
                            Post Closing Adjustments
                                   (Clause 6)

1        Form of Net Asset Statement

         The Net Asset Statement shall be drawn up in the form set out below:

2        Accounting Policies

2.1      The Net Asset Statement shall be drawn up in accordance with:

         2.1.1 the accounting principles generally accepted in the United Kingdom; and

         2.1.2 to the extent not inconsistent with paragraph 2.1.1, the accounting policies, procedures and practices adopted in the Accounts, applied on a consistent basis, subject to any modifications specified in Clause 2.4 below.

2.2 The Net Asset Statement shall be drawn up as at close of business in the relevant locations at the date on which Closing takes place. No account shall be taken of events taking place after the close of business (local time) on the Closing Date and regard shall only be had to information available to the parties to this Agreement at that time.

2.3      The Net Asset Statement shall be expressed in pounds sterling.

2.4 For the purposes of accounting for slow moving stock provisions, the following policies shall apply:

         Slow moving      -  all stocks of products on a parameter by
         Stock               parameter basis (other than PC Compatibles and PC
                             Compatibles Torics which shall be treated in accordance with the Group Companies standard accounting policies) in blister-packaged form in excess of 12 months' requirements and in vial-packaged form in excess of 12 months' requirements shall be written off.

         Short dated stock - all stocks of products (including for
                             the avoidance of doubt, PC Compatibles and PC Compatible Torics) which in the case of blister-packaged stocks have an expiry date within 12 months' of Closing and in the case of vial-packaged stocks have an expiry date within six months of Closing shall be written off.


3        Preparation

3.1 No later than 60 days following Closing the Purchasers shall deliver to the Seller the Draft Net Asset Statement. Prior to such delivery, the Purchasers shall so far as is practicable consult with the Seller with a view to reducing the potential areas of disagreement.

3.2 In order to enable the Purchasers to prepare and agree the Draft Net Asset Statement, the Seller shall keep up-to-date and, subject to reasonable notice, make available to the Purchasers' representatives and to the Purchasers' accountants all books and records relating to the Group during normal office hours and co-operate with them with regard to the preparation and agreement of the Draft Net Asset Statement.

3.3 The Purchasers agree insofar as it is reasonable to do so, to make available the services of the employees of the Group to assist the Seller in the performance of its duties under this Agreement. If the Seller does not within 30 days of presentation to it of the Draft Net Asset Statement give notice to the Purchasers that it disagrees with the Draft Net Asset Statement or any item thereof, such notice stating the reasons for the disagreement in reasonable detail and specifying the adjustments which, in the Sellers opinion should be made to the Draft Net Asset Statement (the "Sellers Disagreement Notice"), the Draft Net Asset Statement shall be final and binding on the parties for all purposes. If the Seller gives a valid Sellers Disagreement Notice within such 30 days, the Seller shall keep up to date and, subject to reasonable notice, make available to the Purchasers representatives and the Purchasers' accountants all books and records relating to the relevant part of the Group during normal office hours during the period from the date of the Seller's Disagreement Notice until the date on which such disagreement is resolved. The Seller and the Purchasers shall attempt in good faith to reach agreement in respect of the Draft Net Asset Statement and, if they are unable to do so within 21 days of such notification, the Seller or either of the Purchasers may by notice to the other (an "Appointment Notice") require that the Draft Net Asset Statement be referred to. An independent accountant which in the absence of agreement between the parties shall be appointed by the President of the Institute of Chartered Accountants (the "Reporting Accountants").

3.4 Within 21 days of the giving of an Appointment Notice, the Purchasers may by notice to the Seller indicate that, in the light of the fact that the Seller has not accepted the Draft Net Asset Statement in its entirety, it wishes the Reporting Accountants to consider matters relating to the Draft Net Asset Statement in addition to those specified in the Seller's Disagreement Notice, such notice stating in reasonable detail the reasons why and in what respects the Purchaser believes that the Draft Net Asset Statement should be altered (the "Purchaser's Disagreement Notice").

3.5 The Reporting Accountants shall be engaged jointly by the Seller and the Purchasers on the terms set out in this paragraph 3 and otherwise on such terms as shall be agreed; provided that neither the Seller not the Purchasers shall unreasonably (having regard, inter alia, to the provisions of this paragraph 3) refuse its agreement to terms proposed by the Reporting Accountants or by the other party. If the terms of engagement of the Reporting Accountants have not been settled within 45 days of their identity having been determined (or such longer period as the Seller and the Purchasers may agree) then, unless the Seller or the Purchasers are unreasonably refusing its agreement to those terms, those accountants shall be deemed never to have become the Reporting Accountants and new Reporting Accountants shall be selected in accordance with the provisions of paragraph 3.3 above.

3.6 Except to the extent that the Seller and the Purchasers agree otherwise, the Reporting Accountants shall determine their own procedure but:

         3.6.1 apart from procedural matters and as otherwise set out in this Agreement shall determine only:

                  (i) whether any of the arguments for an alteration to the Draft Net Asset Statement put forward in the Purchasers' Disagreement Notice or the Seller's Disagreement Notice is correct in whole or in part; and

                  (ii) if so, what alterations should be made to the Draft Net Asset Statement in order to correct the relevant inaccuracy in it;

         3.6.2    shall apply the principles set out in paragraph 2 of Schedule
                  6;

         3.6.3 shall make their determination pursuant to paragraph 3.6.1 above as soon as is reasonably practicable;

         3.6.4    the procedure of the Reporting Accountants shall:

                  (i) give the Seller and Purchasers a reasonable opportunity to make written and oral representations to them;

                  (ii) require that each party supply the other with a copy of any written representations at the same time as they are made to the Reporting Accountants;

                  (iii) permit each party to be present while oral submissions are being made by the other party; and

         3.6.5 for the avoidance of doubt, the Reporting Accountants shall not be entitled to determine the scope of their own jurisdiction.

3.7      The determination of the Reporting Accountants pursuant to paragraph
         3.6.1 shall:

         3.7.1    be made in writing;

         3.7.2 be made available to the Seller and the Purchasers at the same time; and

         3.7.3 unless otherwise agreed by the Seller and the Purchasers include reasons for each relevant determination.

3.8 The Reporting Accountants shall act as experts and not as arbitrators and their determination of any matter falling within their jurisdiction shall be final and binding on the Seller and the Purchasers save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Reporting Accountants for correction). In particular, without limitation their determination shall be deemed to be incorporated into the Draft Net Asset Statement.

3.9 The expenses (including VAT) of the Reporting Accountants shall be borne as they shall direct at the time they make any determination under paragraph 3.6.1 or, failing such direction, in two equal proportions between the Purchasers (acting together), on the one hand, and the Seller, on the other.

3.10 The Seller and the Purchasers (acting together) shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties under this Agreement. In particular, without limitation, each party shall keep up-to-date and, subject to reasonable notice and the request itself being unreasonable, make available to the other parties representatives, the other parties accountants and the Reporting Accountants all books and records relating to the Group during normal office hours during the period from the appointment of the Reporting Accountants down to the making of the relevant determination.

3.11 Nothing in this paragraph 3 shall entitle a party or the Reporting Accountants access to any information or document which is protected by legal professional privilege, or which has been prepared by the other party or its accountants and other professional advisers with a view to assessing the merits of any claim or argument.

3.12 Each party and the Reporting Accountants shall, and shall procure that its accountants and other advisers shall, keep all information and documents provided to them pursuant to this paragraph 3 confidential and shall not use the same for any purpose, except for disclosure or use in connection with the preparation of the Draft Net Asset Statement, the proceedings of the Reporting Accountants or another matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.

3.13 The provisions of this paragraph 3 (and in particular paragraph 3.8) are without prejudice to the provisions of Clause 11.5 which provides for a further adjustment between the Seller and the Purchasers in relation to slow moving stock.

                                   Schedule 7
                         Warranties given under Clause 8

1        Corporate Information

1.1      The Shares and the Group Companies

         1.1.1    The Seller:

                  (i)      is the sole legal and beneficial owner of the Shares;
                           and

                  (ii) has the right to exercise all voting and other rights over the Shares.

         1.1.2 The Shares comprise the whole of the issued share capital of the Companies, have been properly and validly issued and are each fully paid.

         1.1.3    The shareholders specified in paragraphs 1 to 9 of Part 2 of
                  Schedule 2:

                  (i) are the sole legal and beneficial owners of the shares in the Subsidiaries; and

                  (ii) have the right to exercise all voting and other rights over such shares.

         1.1.4    The details of the shares in the Subsidiaries specified in
                  Schedule 2 comprise the whole of the issued share capital of the Subsidiaries and such shares have been properly and validly issued and each are fully paid.

         1.1.5 No claim has been made by any person to be entitled to the benefit of any Encumbrance and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the conversion, issue, registration, sale or transfer, amortisation or repayment of any share capital, loan capital or any other security giving rise to a right over, or an interest in, the capital of any Group Company under any option, agreement or other arrangement (including conversion rights and rights of pre-emption).

         1.1.6 There are no Encumbrances on over or affecting any of the shares in any Group Company or any unissued shares, debentures or other securities of any Group Company.

         1.1.7 All consents for the transfer of the Shares have been obtained or will be obtained by Closing.

         1.1.8 The Shares and the shares in the Subsidiaries have not been and are not listed on any stock exchange or regulated market.

         1.1.9    No Group Company:

                  (i) has any interest in, or has agreed to acquire, any share capital or other security referred to in paragraph 1.1.5 of this Schedule 7 of any other company (wherever incorporated) other than (a) the Subsidiaries set out in Part 2 of Schedule 2 or (b) an interest of less than 0.1 per cent in companies listed on any stock exchange or in regulated investment funds which, in either case, the Group Company holds for cash management purposes;

                  (ii) has any branch, place of business, substantial assets, division, establishment or operations outside the jurisdiction in which it is incorporated or

                  (iii) has agreed to become a subsidiary of any other body corporate or under the control of any group or bodies corporate or consortium.

         1.1.10 The particulars contained in Schedules 2-4 are true, accurate, complete and not misleading.

         1.1.11 Since 1 March 2000, none of Hydron, Hydron Investments Limited or BE Inc has:

                  (i) repaid, redeemed or purchased any of its own shares, or otherwise reduced its issued share capital or any class of it, or capitalised, in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed any resolution to do so, or agreed to do any of the above;

                  (ii) directly or indirectly provided any financial assistance for the purpose of the acquisition of shares in such Group Company or any holding company of the Group Company or for the purpose of reducing or discharging any liability incurred in such an acquisition.

1.2      Constitutional Documents, Corporate registers and minute books

         1.2.1 The constitutional documents referred to in the Disclosure Letter are true, complete and accurate copies of the constitutional documents of the Group Companies and, so far as the Seller is aware, there have not been and are not any breaches by any Group Company of its constitutional documents which would have a material effect on the business of the Group.

         1.2.2 The registers and minute books required to be maintained by each Group Company under the law of the jurisdiction of its incorporation, other than the register of members:

                  (i)      are up-to-date;

                  (ii)     are maintained in accordance with applicable law; and

                  (iii) contain complete records of all matters required to be dealt with in such books and records,

                  in each case in all material respects.

         1.2.3 The registers of members required to be maintained by each Group Company under the law of the jurisdiction of its incorporation:

                  (i)      are up-to-date;

                  (ii)     are maintained in accordance with applicable law; and

                  (iii) contain complete records of all matters required to be dealt with in such books and records.

         1.2.4    All registers and books referred to in paragraphs 1.2.2 and
                  1.2.3 are in the possession (or under the control) of the relevant Group Company and so far as the Seller is aware no notice or allegation that any of such books and records is incorrect or should be rectified has been received.

         1.2.5 All material filings, publications, registrations and other formalities required by applicable law to be delivered or made by the Group Companies to company registries in each relevant jurisdiction have been duly delivered or made on a timely basis.

2        Accounts and sales figures

2.1      Latest Accounts

         2.1.1    The Accounts have been prepared:

                  (i) in accordance with applicable law and with the accounting principles, standards and practices generally accepted at the Accounts Date in the country of incorporation of the relevant Group Company;

                  (ii) on a basis consistent with the practices and policies adopted in preparing the audited accounts of such Group Companies for the previous financial year; and

                  (iii) so as to give a true and fair view of the assets, liabilities and state of affairs of Hydron and Hydron Investments Limited.

         2.1.2    Without prejudice to the foregoing, the Accounts:

                  (i)      make full provision for all actual liabilities;

                  (ii) make proper provision (or note in accordance with good accountancy practice) for all contingent liabilities which would normally be provided for or noted, obsolete or slow moving stock and depreciation;

                  (iii) make adequate provision for all bad and doubtful debts; and

                  (iv) do not include (and the profits of the relevant Group Company for the period have not been affected to a material extent by) any unusual, exceptional or non-recurring items of income or expenditure.

2.2      Management Accounts and the 31 October accounts

         The Management Accounts and the 31 October 2001 accounts attached to the Disclosure Letter have been prepared in good faith, on a basis consistent with the accounting records, adopting fundamental accounting concepts, accounting bases, accounting policies, principles, standards and practices used in preparing the Accounts, and in all material respects state the assets, level of turnover, operating profit and losses and liabilities of the relevant Group Company as at that date and for that period and (except as expressly disclosed in them) do not include any unusual, exceptional or non-recurring item of income or expenditure.

2.3      Sales Figures

         2.3.1 The Sales Figures have been prepared in good faith, on a basis consistent with the practices used by the Companies in preparing such figures, and present in all material respects the figures for the period to which they relate.

         2.3.2 For the year ended 31 December 2001, the aggregate value of the Group's sales of PC Products are not less than 'L'23,200,000 and the aggregate value of the Group's sales of Non-PC Products (excluding OEM Sales of 'L'500,000 to the US Purchaser's Group) are not less than 'L'25,900,000.

2.4      Unit Costs

         The Unit Costs set out below, are true and accurate, having regard to their respective methods of preparation:

                  (i) Proclear Compatibles Toric - 61p on an Absorption Costing Basis;

                  (ii) Proclear Compatibles Sphere - 37p on an Absorption Costing Basis;

                  (iii)    Actifresh 400 - 35p on a Marginal Costing Basis;

                  (iv)     Actisoft 60 - 38p on a Marginal Costing Basis; and

                  (v)      Actitoric - 46p on a Marginal Costing Basis.

2.5      Basis of Valuation

         Since March 2000 the basis of valuation for stock-in-trade, work-in-progress and of depreciation of fixed assets adopted for the purpose of the Accounts and each of the accounting periods (or relevant part of those periods) of the relevant Group Company has, in all material respects, remained consistent.

2.6      Books of account

         Since March 2000 all accounts, books, ledgers, financial and other necessary records of whatsoever kind of the Group have been accurately maintained, are in the possession of the Group and contain true and accurate records of all matters required to be entered in them by all applicable legislation and so far as the Seller is aware, no notice or allegation that any of them is incorrect or should be rectified has been received.

2.7 In each Group Company there are no material third party customer back orders of products.

2.8 Within the last 12 months, no Group Company has knowingly sold any private label products to any mail order business.

2.9 Excluding with respect to distributor arrangements terminable with three months notice or less, the relevant member of the Group offers the same price for each product and substantially the same other material terms to all of its distributors.

3        Financial Obligations

3.1      Loans

         Details of all third party loans outstanding or available to any Group Company are given in the Disclosure Letter and, so far as the Seller is aware, there are no circumstances whereby the continuation of any such loans (disregarding any such loans which are to be repaid by the Group Companies on Closing as agreed between the Seller and the Purchaser) might be prejudiced or affected as a result of a transaction effected by this Agreement.

3.2      Financial facilities

         The Seller has disclosed full details relating to all debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to the Group and all Encumbrances to which any asset of the Group is subject.

3.3      Grants

         Since March 2000, no grants have been made to, or applied for by, the Group, and all outstanding applications for any such grant, have been Disclosed.

3.4      Guarantees

         There is no outstanding guarantee, indemnity, suretyship or security or any other obligation (whatever called) to pay, purchase or provide funds for the payment of or as an indemnity against the consequence of default in the payment of any indebtedness given:

         3.4.1    by any Group Company; or

         3.4.2    for the benefit of any Group Company.

3.5      Payment of obligations


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         Since December 2000 there has been no material delay by any member of the Group in the payment of any material obligation due for payment.

4        Assets

4.1      Properties

         4.1.1 Details of all land, premises and buildings owned, occupied or otherwise used by the Group Companies for the purposes of the current business of the Group are set out in Schedule 3 and such details are true and accurate.

         4.1.2 There is no subsisting breach and no non-observance of any covenant, condition or agreement contained in the lease under which a Group Company holds its interest in a Property, on the part of the Group Company and so far as the Seller is aware there is no such subsisting breach or non-observance on the part of any relevant landlord which would materially adversely affect the current business of the Group.

         4.1.3 There is no outstanding claim, action, demand, notice or dispute involving any Group Company and any third party as to the ownership, occupation or use of any Property which would, if implemented or enforced, have a material adverse effect on the current business of the Group carried out at the Properties and so far as the Seller is aware none are anticipated.

         4.1.4 There is no outstanding notice or dispute as to any contravention of the relevant planning legislation or regulations or any alleged breach of planning legislation or regulations in relation to each Property which would, if implemented or enforced, have a material adverse effect on the current business of the Group carried out at the Properties and so far as the Seller is aware none are anticipated.

         4.1.5 There is no right for the landlord to terminate the lease before the expiry of the contractual term other than by breach of the lease by the lessee or an event of insolvency arising in respect of the lessee.

         4.1.6 All steps in rent reviews have been duly taken and no rent reviews are currently under negotiation or the subject of a reference to an expert or arbitrator in the courts.

         4.1.7 The Group Companies have no liability (whether actual, contingent or otherwise) as landlord, tenant, assignee, guarantor or covenantor arising from or relating to any estate, interest or right in any land, premises or buildings other than the Properties.

         4.1.8 The Group Company in which each Property is vested is in possession of such Property and has a good and marketable title and is solely legally and beneficially entitled to it.

         4.1.9 All documents of title necessary to prove good and marketable title to the Properties are in the possession of the Group or are unconditionally held to its order. Where necessary all title documents necessary to prove good and marketable title are fully stamped with ad valorem stamp duty or other documents tax and a produced document stamp.

         4.1.10 There are appurtenant to each Property all rights, easements and utilities necessary for the use and enjoyment of the Property for the purposes of the business of the Group or (if there are no such rights and easements) none is required.

         4.1.11 There are no mortgages, charges or liens, legal or equitable, specific or floating affecting any of the Properties.

         4.1.12 There are no agreements for sale or lease, estate contracts, options, rights of pre-emption or similar matters affecting any of the Properties, the provisions of which remain to be observed or performed and the existence of which would have a material adverse impact on the current business of the Group.

         4.1.13 There are no covenants, restrictions, stipulations, easements or other encumbrances which materially adversely affect the use of the Properties for the purposes of the current business of the Group.

         4.1.14 No-one is in adverse possession of any of the Properties and so far as the Seller is aware has acquired or is acquiring any adverse rights affecting any of the Properties.

         4.1.15 The Seller has not received notice from the relevant planning authority and is not aware that it is in breach of the lawful use under the planning, zoning or equivalent legislation relating to that Property.

         4.1.16 There is no outstanding order, notice or other requirement of any local or other authority that materially adversely affects the use of any of the Properties for the purposes of the current business of the Group or involves any material expenditure in compliance with it and so far as the Seller is aware there are no other circumstances which may result in any such order or notice being made or served.

4.2      Ownership of Assets

         All material assets required to conduct the Eyecare Business included in the Accounts or acquired by any of the Group Companies since the Accounts Date, other than the Properties, the Intellectual Property and any assets disposed of or realised in the ordinary course of business, and excepting rights and retention of title arrangements arising by operation of law in the ordinary course of business:

         4.2.1    are legally and beneficially owned by the Group Companies;

         4.2.2 are, where capable of possession, in the possession or under the control of the relevant Group Company;

         4.2.3 none of such assets is the subject of an Encumbrance or the subject of any hire or hire purchase agreement, leasing agreement, agreement for payment on deferred terms, factoring arrangement, conditional sale or credit agreement.

4.3      Condition of assets

         The material plant and machinery (including fixed plant and machinery) and all vehicles and office and other equipment shown in the Accounts or acquired since the Accounts Date or otherwise used in connection with the business of the Group which have not been disposed of in the ordinary course of business are in substantially good repair and condition.

4.4      Rental payments

         Rental payable by any member of the Group under any leasing, hire-purchase or other similar agreement to which it is a party have not been and are not likely to be increased other than in accordance with their terms.

5        Intellectual Property and Information Technology

5.1      Ownership and rights

         5.1.1 Part 3 of Schedule 4 contains a complete list of all registrations and applications for registrations in respect of all Patent Rights, Trade Marks and Registered Designs owned by the Group.

         5.1.2 The Group is the sole beneficial owner of all Group IP (subject to Licences-In and Licences-Out).

5.2      Enforcement

         5.2.1 So far as the Seller is aware, none of the Registered IP is the subject of outstanding or threatened disputes, claims or proceedings for:

                  (i)      cancellation,

                  (ii)     revocation,

                  (iii)    opposition,

                  (iv)     interference,

                  (v)      rectification; or

                  (vi)     contested ownership.

         5.2.2 No Group IP has been licensed in writing to a third party for the purpose of any business which is the same as the Eyecare Business except under the Licences-Out.

         5.2.3 So far as the Seller is aware, the Know-How owned by the Group has been kept secret and confidential and has not been disclosed to third parties except under terms of confidence in the normal course of business.

         5.2.4 All renewal fees required to be paid up to the date of this Agreement in order to maintain all Registered IP have been paid in a timely manner save in respect of any Registered IP which has not been exploited in the course of the Eyecare Business within the last 12 months.

5.3      IP Agreements

         5.3.1 Parts 1 and 2 of Schedule 4 respectively contain particulars of all Licences-In and Licences-Out (other than standard shrink wrap software licences) relating to the Eyecare Business. So far as the Seller is aware, none of the Licences-In or Licences-Out have been the subject of material breach or default by any party nor as far as the Seller is aware are there any outstanding disputes, claims or proceedings arising out of or relating to any of them.

         5.3.2 Except as disclosed by the Seller, none of the Group IP is subject to any Encumbrance (excluding floating charges or any Encumbrance which has been fully discharged as at the date of this Agreement).

         5.3.3 The Seller has disclosed all existing financial obligations contained in any Licences-In or Licences-Out that involve any member of the Group with expenditure post Closing in excess of 'L'50,000. For the purposes of this warranty, disclosure of a Licence-In or Licence-Out shall be deemed to be disclosure of all such financial obligations contained in such Licence-In or Licence-Out.

5.4      Infringement

         5.4.1 No proceedings have been served on any of the Group Companies alleging that any product sold, or any research conducted, in the course of the Eyecare Business as at the date of this Agreement, infringes any Intellectual Property owned by a third party nor has any Group Company received written notice alleging that any product sold, or any research conducted, in the course of the Eyecare Business as at the date of this Agreement, infringes any Intellectual Property owned by a third party.

         5.4.2 So far as the Seller is aware, there is no current infringement by any third party of any Group IP nor, so far as the Seller is aware, has there been any infringement by any third party of any Group IP within the 24 months prior to the date of this Agreement.

5.5      Licensed Rights

         5.5.1 Biocompatibles Limited is the sole legal and beneficial owner of the Licensed Patents and the Licensed Trade Marks and they are not subject to any Encumbrance (excluding floating charges or any Encumbrance which has been fully discharged as at the date of this Agreement).

         5.5.2 Save as set out in the Licence Agreements, Biocompatibles Limited has not, as at the date of this Agreement, granted exclusive or non-exclusive licensed rights to any third party under the Licensed Patents and the Trade Marks in respect of Products in the Field (as the term "Products" and "Field" are used in the Licence Agreements).

         5.5.3 So far as the Seller is aware, as at the date of this Agreement there are no current infringements by any third party of any of the Licensed Patents or the Licensed Trade Marks in respect of the Products in the Field nor, so far as the Seller is aware, has there been any infringement by any third party of any of the Licensed Patents or the Licensed Trade Marks in respect of the Products in the Field within the 24 months prior to the date of this Agreement.

         5.5.4 When taken together, Schedules 1 of the Licence Agreements comprise a complete list of Patent Rights owned by Biocompatibles Limited under which the Group Companies have been licensed by Biocompatibles Limited to research, develop, manufacture, use, supply, offer to supply, sell, dispose, import, keep and otherwise exploit Products in the Field in the manner in which those acts have been carried out by the Group Companies in the 12 months prior to the date of this Agreement.

         5.5.5 There is no Know-How owned by Biocompatibles Limited under which the Group Companies are required to be licensed by Biocompatibles Limited to research, develop, manufacture, use, supply, offer to supply, sell, dispose, import, keep and otherwise exploit Products in the Field in the manner in which those acts have been carried out by the Group Companies in the 12 months prior to the date of this Agreement.

         5.5.6 So far as the Seller is aware, none of the Licensed Patents is the subject of outstanding or threatened disputes, claims or proceedings for:

                  (i)      cancellation,

                  (ii)     revocation,

                  (iii)    opposition,

                  (iv)     interference,

                  (v)      rectification; or

                  (vi)     contested ownership

                  (in each case, insofar as any of the above are relevant to the Products or the Field).

5.6 The terms agreed between (1) Hydron Limited and (2) G. Galley, A. Galley, A. Morland, B. Beavis and I. Atkinson (the "Patent Owners") in a letter dated 1 July 1998 constituted no more than the undertaking from the Patent Owners which is referred to in the letter agreement between Hydron Limited and the Patent Owners dated 13 November 2001 and defined in the 13 November 2001 letter as the "Undertaking".

5.7      The Seller has not within the last two years:

                  (i) reported any incident involving Products to the Medical Devices Agency or any other regulatory body of competent jurisdiction;

                  (ii) received any notice from any third party which would require the Seller to make a report as set out in (i) above.

5.8      Information Technology

         5.8.1 In the 12 months prior to the date of this Agreement, there have been no failures or breakdowns of any Information Technology (including, without limitation, by reason of lack of Year 2000 compliance as defined in the document entitled A Definition of Year 2000 Conformity Requirements issued by the British Standards Institution) which have caused any substantial disruption or interruption in or to the business of the Group.

         5.8.2 In the 6 months prior to the date of this Agreement, there has been no substantial disruption or interruption in or to the business of the Group caused by failure of Information Technology used in countries in which the euro is legal tender to operate in all respects using, recording, converting and accounting for (including round up and down and calculating, accounting for and recording compensatory payments) monetary or currency values denominated in the euro in the same manner as it does for any European currency.

         5.8.3 All Information Technology that is not owned by a Group Company is listed in the Disclosure Letter, save for standard business software and software the subject of shrink-wrap licences.

         5.8.4 So far as the Seller is aware, none of the IT Contracts have been the subject of material breach or default by any party nor as far as the Seller is aware are there any outstanding disputes, claims or proceedings arising out of or relating to any of them.

         5.8.5 So far as the Seller is aware the present capacity of the Information Technology is sufficient in order to satisfy the requirements of the Group with regard to data processing and communications as at Closing.

         5.8.6 The Group has in place adequate systems to enable its business to continue in the event of an Information Technology failure.

         5.8.7 The Seller has disclosed all existing financial obligations contained in any IT Contracts that involve any member of the Group with expenditure post Closing in excess of 'L'50,000. For the purposes of this warranty, disclosure of an IT Contract shall be deemed to be disclosure of all such financial obligations contained in such IT Contract.

         5.8.8 All Information Technology is either owned, leased or licensed by Group Companies in such a way that such ownership, lease or licensed rights shall not be materially adversely affected by the transaction contemplated herein.

5.9      Data Protection

         5.9.1 Insofar as they are required to do so under applicable law, the Group Companies have registered or applied to notify themselves under the Data Protection Act 1998 (or its equivalent in any relevant jurisdiction) in respect of all registrable personal data held by them.

         5.9.2 The details contained in any such notifications are correct for the purpose(s) for which the Group Companies process personal data (as that term is defined in the Data Protection Act 1998, or its equivalent in any relevant jurisdiction).

         5.9.3 All personal data held by the Group has been processed in accordance with the data protection principles and no proceedings have been served on any of the Group Companies alleging or claiming compensation for inaccuracy, loss or unauthorised disclosure of personal data by a Group Company nor has any Group Company received written notice alleging or claiming compensation for inaccuracy, loss or unauthorised disclosure of personal data by a Group Company.

         5.9.4 No enforcement, deregistration or transfer prohibition notices or any other nature of notice under the Data Protection Act has been served on the Group (nor has any threat been made by a competent authority to serve such a notice), nor is there any outstanding appeal against such notices.

         5.9.5 There are no unsatisfied requests to the Group made by data subjects in respect of personal data held by the Group, nor any outstanding applications for rectification or erasure of personal data.

6        Contracts

6.1      Contracts

         All contracts to which any Group Company is a party with an outstanding liability in excess of 'L'50,000 have been Disclosed and no Group Company is a party to or subject to any contract, transaction, arrangement, understanding or obligation which is material in relation to the business of the Group and which:

         6.1.1    is not in the ordinary course of business;

         6.1.2    is not on an arm's length basis;

         6.1.3    is of a long term nature;

         6.1.4 restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit so as to have a material adverse effect on the Group;

         6.1.5    contains unusual or onerous terms or conditions;

         6.1.6 involves the supply of goods and services, the aggregate sales value of which (exclusive of VAT) will be more than 5 per cent of turnover of the business of the Group (exclusive of VAT) for the 12 months prior to the date of this Agreement;

         6.1.7 is known by the Seller or by any Group Company to be likely to result in a loss to the relevant Group Company on completion of performance; or

         6.1.8 cannot readily be fulfilled or performed by any Group Company on time and without undue or unusual expenditure of money and effort.

6.2      Joint Ventures etc.

         No Group Company is, or has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association (other than a recognised trade association in relation to which the Group Company has no liability or obligation except for the payment of annual subscription or membership fees).

6.3      Agreements with Connected Parties

         6.3.1 There are, and have in the 12 months prior to signing this Agreement been, no existing contracts, arrangements, indebtedness or other liability (actual or contingent) material to the business of the Group between, on the one hand, any Group Company and, on the other hand, the Seller or any other member of the Seller's Group other than on normal commercial terms in the ordinary course of business, nor any guarantee or security for such indebtedness or liability.

         6.3.2 So far as the Seller is aware, no Group Company is party to any contract with any current or former employee or current or former director or any current or former consultant of any such Group Company or any person connected (as defined by applicable law in the relevant jurisdiction) with any of such persons, or in which any such person as aforesaid is interested (whether directly or indirectly), other than on normal commercial terms in the ordinary course of business.

6.4      Benefits

         No Connected Person is entitled to or has claimed entitlement to any remuneration, compensation or other financial benefit from any Group Company other than on normal commercial terms in the ordinary course of business.

6.5      Compliance with Agreements

         6.5.1 All the contracts material to the business of the Group are valid and binding obligations of the parties thereto and the terms thereof have been complied with in all material respects by the relevant Group Company and by any other party to such contracts and so far as the Seller is aware there are no circumstances likely to give rise to a default by the relevant Group Company or so far as the Seller is aware by the other parties under any such contract. A Group Company is party to all of the contracts that are material to the business of the Group as it is currently being conducted.

         6.5.2 No Group Company is party to any contract that does not relate to the Eyecare Business.

         6.5.3 No notice of termination or of intention to terminate has been received in respect of any such contracts.

6.6      Agency and distribution agreements

         Save as listed in the Disclosure Letter, no Group Company is party to any subsisting agency or distributorship agreement.

6.7      Effect of Transaction

         6.7.1 Nothing done in compliance with the terms of this Agreement (including the acquisition of the Shares by the Purchasers) will:

                  (i) cause any Group Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with any relevant Group Company to be legally entitled not to continue to do so on substantially the same basis as previously;

                  (ii) relieve any person of any obligation to any Group Company or legally entitle any person to determine any such obligation or any material right or benefit enjoyed by any Group Company;

                  (iii) cause any person to be legally entitled to exercise any contractual right or receive any benefit to which it would not otherwise be entitled.

         6.7.2 So far as the Seller is aware, no change in the existing management of the Group will:

                  (i) cause any Group Company to lose the benefit of any material right or privilege it presently enjoys or cause any person who normally does business with any relevant Group Company to be legally entitled not to continue to do so on substantially the same basis as previously;

                  (ii) relieve any person of any material obligation to any Group Company or legally entitle any person to determine any such obligation or any material right or benefit enjoyed by any Group Company;

                  (iii) cause any person to be legally entitled to exercise any material contractual right or receive any material benefit to which it would not otherwise be entitled.

6.8      Delegation of powers

         There are no powers of attorney given by any Group Company other than to the holder of an Encumbrance (which has been Disclosed) solely to facilitate its enforcement nor any other authority (express, implied or ostensible) given by any Group Company to any person to enter into any contract or commitment which are in force other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

7        Employees and Employee Benefits

7.1      Employees and Terms of Employment

         7.1.1 The Disclosure Letter contains details, in relation to each Group Company, of:

                  (i)      the total number of Relevant Employees;

                  (ii) the name, salary and other benefits, grade and age of each Relevant Employee on a country by country basis;

                  (iii) specimen terms and conditions of each grade or category of Relevant Employee; and

                  (iv) the current terms and conditions of each Senior Employee, whose personal contracts have also been listed in the Disclosure Letter.

7.2      Termination of Employment

         7.2.1 In the three months prior to the date hereof, no Senior Employee has given or received notice terminating his or her employment.

         7.2.2 In the three months prior to the date hereof, there have been no proposals to terminate the employment of:

                  (i)      any Senior Employee;

                  (ii) more than such number of Relevant Employees as would trigger a legal obligation in the relevant jurisdiction to inform and consult trade unions or employee representatives or otherwise more than 20 Relevant Employees in any one location; or

                  (iii)    any consultant of any Group Company.

         7.2.3 So far as the Seller is aware, no liability which remains undischarged has been or may be incurred by any Group Company for:

                  (i) material breach of any contract of employment with any Senior Employee;

                  (ii) material breach of any other common law right or statutory employment right;

                  (iii) failure to comply with any order for the reinstatement or re-engagement of any former employee.

         7.2.4 So far as the Seller is aware there is no litigation arbitration or administrative action pending in respect of any of the matters mentioned in 7.2.3 and so far as the Seller is aware there are no circumstances likely to lead to any such litigation arbitration or administrative action.

         7.2.5 The Relevant Employees are all employed by a member of the Group. The Relevant Employees are all the employees required to carry on the business of the Group as currently carried out. There are no consultants other than those whose terms have been Disclosed.

7.3      Bonus or other Profit-related Schemes

         The Disclosure Letter refers to the rules (if applicable) relating to all share incentive, share option, profit sharing, bonus or other incentive arrangements for or affecting any Relevant Employees of the Group Companies in the last 12 months.

7.4      Pensions

         7.4.1    UK Pensions

                  (i) The UK Pension Schemes are the only schemes in the UK to which Hydron or any of the Group Companies makes or could become liable to make payments for providing retirement, death, disability or life assurance benefits for current or past directors or employees of Hydron. No proposal has been announced to establish any other scheme for providing any such benefits and so far as the Seller is aware, neither Hydron nor any of the Group Companies provides or has promised to provide any such benefits in the UK except under the UK Pension Schemes.

                  (ii) So far as the Seller is aware, no discretion has been exercised to admit an employee of Hydron to membership of the UK Pension Schemes who would not otherwise be eligible and no discretion has been exercised to provide a benefit to any employee of Hydron other than under the UK Pension Schemes.

                  (iii) So far as the Seller is aware, Hydron does not provide any ex gratia pension for any person employed by Hydron.

                  (iv) The UK Pension Schemes are exempt approved schemes within the meaning of Chapter I Part XIV of the Income and Corporation Taxes Act 1988 and are schemes in respect of which an application for Board of Inland Revenue approval has been made and has not been withdrawn or refused and the Board of Inland Revenue have not given notice to the applicant that they believe the application has been dropped. Members of the Hydron Pension Scheme are contracted-out of the State Earnings Related Pension Scheme. Members of the Biocompatibles Retirement Plan are not contracted-out of the State Earnings Related Pension Scheme.

                  (v) So far as the Seller is aware, the UK Pension Schemes have been administered in accordance with the Pensions Act 1995 and all applicable laws (including
                           Article 141 EC), regulations and requirements of any competent governmental body or regulatory authority and the trusts and rules of the UK Pension Schemes.

                  (vi) There are attached to the Disclosure Letter copies of all material documents containing the provisions currently governing the UK Pension Schemes including, for the avoidance of doubt, all the currently applicable trust deeds and rules and all currently applicable explanatory booklets and announcements.

                  (vii) So far as the Seller is aware, death in service benefits payable under the terms of the Hydron Pension Scheme are insured and each employee of Hydron who is a member of the Hydron Pension Scheme has been covered for such insurance by an insurance company as disclosed in the Disclosure Letter.

                  (viii) The Seller has notified the Purchasers in the Disclosure Letter of the rate at which contributions to the UK Pension Schemes are being paid. All amounts due to the UK Pension Schemes have been paid or will be paid before Closing.

                  (ix) The following documents are referred to in the Disclosure Letter:

                           (a) the actuary's report on the latest finalised actuarial valuation for the UK Pension Schemes;

                           (b)      details of members of the UK Pension
                                    Schemes;

                           (c)      [not used];

                           (d) scheme accounts and trustee reports for the last two years for the UK Pension Schemes;

                           (e) evidence of Inland Revenue approval for the Hydron Pension Scheme;

                           (f) contracting-out certificate for the Hydron Pension Scheme;

                  (x) So far as the Seller is aware, the UK Pension Schemes are schemes in respect of which all actuarial, consultancy, legal and other fees, charges or expenses which have been invoiced and are due from Hydron or the Group Companies have been paid or will be paid before Closing.

                  (xi) The Hydron Pension Scheme has no investment in employer-related assets as defined in Section 40 of the Pensions Act 1995.

                  (xii) So far as the Seller is aware, no claim (other than routine claims for benefits) has been threatened or made or is pending or litigation commenced against Hydron or the trustees or administrator of the Hydron Pension Scheme (or any other person whom Hydron is or may be liable to indemnify or compensate) by any employee of Hydron in respect of any matter arising out of or in connection with the UK Pension Schemes. So far as the Seller is aware there are no circumstances which may give rise to any such claim or litigation. So far as the Seller is aware, there are no unresolved disputes by any employee of Hydron under the UK Pension Schemes.

                  (xiii) So far as the Seller is aware, the Hydron Pension Scheme has not been the subject of any report of wrongdoing or irregularities to the Occupational Pensions Regulatory Authority which could result in the imposition of fines or penalties.

                  (xiv) The Seller confirms that the Companies have complied in all respects with any obligations regarding designating a stakeholder arrangement for their employees.

         7.4.2    Pensions (Overseas)

                 So far as the Seller is aware all pension schemes operated by the Group in respect of overseas employees are money purchase schemes in respect of which the Group has no liability save in respect of regular contributions and expenses and costs associated with the administration of such schemes.

7.5      Industrial Disputes

         No Group Company is involved in or has received notice threatening any strike or industrial or trade dispute whatsoever or any other dispute or negotiation regarding a claim of material importance with any trade union or other body representing employees or former employees of any Group Company.

8        Legal Compliance

8.1      Licences and Consents

         The Group has obtained all material licences, consents, authorisations, orders, warrants, confirmations, permissions, certificates, approvals, registrations and authorities (together the "Licences") for the proper and effective carrying on of the business of the Group in the manner in which it is currently carried on, and such Licences are in force and are being complied with in all material respects. The Seller is not aware of any reason why any of them should be suspended, modified or revoked. So far as the Seller is aware, there are no factors that might in any way prejudice the continuance or renewal of any of such Licences and no member of the Group is restricted by contract from carrying on its business as it is currently being conducted in any part of the world.

8.2      Compliance with Laws

         8.2.1 No Group Company has been notified of or has otherwise been made aware of any investigation disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding against any Group Company or any person for whose acts or defaults it may be vicariously liable which will have a material adverse effect upon the business of the Group.

         8.2.2 No Group Company has received any written notice during the past 6 months from any court, tribunal, arbitrator, governmental agency or regulatory body with respect to a violation and/or failure to comply with any such applicable law, regulation, or requiring it to take or omit any action which in any case would have a material adverse effect on the business of the Group.

8.3      Legislation

         No Group Company is in breach of nor has it received notice of and is not otherwise aware of any allegation of breach of any material requirements of any legislation which is applicable to it.

9        Environment

9.1      For the purposes of this paragraph 9:

         "Environment" means all or any of the following media (alone or in combination): air (including the air within buildings, water (including surface water, groundwater and water in drains or sewers), land (including subsurface strata), wetlands and any living organisms (including man) supported by these media;

         "Environmental Authority" means any person or legal entity (including any local, municipal, state, federal, provincial or national government, government department or government agency or any court of law or tribunal) having jurisdiction to determine any matter arising under or relating to Environmental Law;

         "Environmental Law" means any and all laws in any relevant jurisdiction in force or effect at any time on or prior to the Closing Date, whether criminal, civil, administrative which have as a purpose or effect the protection of and/or the prevention, remediation or abatement of harm to the Environment and/or the provision of remedies in respect of harm to the Environment excluding laws relating specifically to workers' health and safety and planning and zoning laws; but including:

                  (i) European Community or European Union regulations, directives, decisions;

                  (ii) constitutional rights and obligations, and to the extent they have force of law in any relevant jurisdiction without implementing legislation, international treaties;

                  (iii) codified law, statutes and subordinate legislation including regulations and ordinances;

                  (iv) codes of practice, circulars and guidance notes which have force of law;

                  (v)      common law;

                  (vi) judgments and final and binding decisions, rulings, notices, orders, injunctions, directions or awards by, or of, any Environmental Authority;

         "Environmental Permit" means any permit, licence, authorisation, permission, consent registration or other approval required under Environmental Law for the operation of the business of any Group Company as carried on at Closing;

         "Hazardous Substances" means any wastes, pollutants, contaminants and any other natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) or any electricity, heat, vibration or noise (including any of the following: asbestos and asbestos-containing materials, polychlorinated biphenyls (PCBs), oil, petroleum products or constituents therefrom, flammable materials, explosives, radioactive materials) which are capable of causing harm or damage to the Environment;

         "Relevant Period" means the period commencing on 9 March 2000 in relation to Hydron Limited and the Subsidiaries, 23 September 1994 in relation to Biocompatibles Eyecare Inc. and 14 November 1994 in relation to Biocompatibles Canada Inc., in each case ending on the Closing Date.

9.2 Each Group Company is conducting, and during the Relevant Period has conducted the business of the Group in compliance with Environmental Law.

9.3      All Environmental Permits:

         9.3.1    have been obtained;

         9.3.2    are in force; and

         9.3.3    have been complied with during the Relevant Period.

9.4 No Group Company is involved in or has received any written notice, complaint, allegation or demand during the Relevant Period of or relating to any actual or indicating any potential civil, criminal, regulatory or administrative action, claim, or investigation relating to Environmental Law or Environmental Permits and no Group Company is subject to any final and binding order or judgment given by any Environmental Authority which has not been satisfied or complied with.

9.5 No Group Company has received written notice or other written communication during the Relevant Period that either (i) an Environmental Authority is intending to revoke, suspend, vary or limit any Environmental Permit or (ii) any amendment to any Environmental Permit is required to enable the continued operation of the business of the Group or any Group Company as carried on at Closing.

9.6 All material reports required during the Relevant Period by an Environmental Authority under Environmental Laws have been filed.

10       Litigation

10.1     Current Proceedings

         No Group Company is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration (other than as claimant in the collection of debts arising in the ordinary course of its business) ("Litigation") which is material to the business of the Group.

10.2     Pending or Threatened Proceedings

         So far as the Seller is aware, no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration is pending or threatened in writing by or against any Group Company or any person for whose acts or defaults any Group Company may be vicariously liable.

10.3     Circumstances likely to lead to claims

         So far as the Seller is aware, there are no investigations, disciplinary proceedings or other circumstances likely to lead to any such claim or legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration.

10.4     Orders and judgments, injunctions etc

         No injunction or order for specific performance has been granted against any Group Company which has not been discharged or fully complied with and no Group Company is subject to any order or judgment given by any court, tribunal or governmental agency nor granted any undertaking arising out of any Litigation which has not been satisfied or fully complied with.

11       Insurance

11.1     Particulars of Insurances

         Summary particulars of the insurances of the Group Companies material to the business of the Group are contained in the Disclosure Letter to which summaries of the policies are attached and such summary particulars and summaries are true and correct.

11.2     Details on Policies

         In respect of the insurances referred to in paragraph 11.1 all premiums have been duly paid to date and such insurances are valid and enforceable.

11.3     Insurance Claims

         11.3.1 Details of all insurance claims in excess of 'L'25,000 made during the past two years are contained in the Disclosure Letter.

         11.3.2 No insurance claim in excess of 'L'25,000 is outstanding and no circumstances exist which are likely to give rise to any insurance claim.

         11.3.3 So far as the Seller is aware, there are no circumstances which might lead to any liability under the insurance policies being avoided by the insurers or the premiums being increased.

12       Important Business Issues Since the Accounts Date

         Since the Accounts Date:

12.1 there has been no material adverse change in the financial position of the Group (other than a change affecting or likely to affect all companies carrying on business in similar countries in which the Group carries on business);

12.2 the business of the Group has been carried on as a going concern in the ordinary course, without any interruption or material alteration in its nature, scope or manner;

12.3 the business of the Group has not been adversely affected by the loss of any important customer or source of supply. For these purposes, an important customer means one who purchased more than 'L'100,000 worth of the Group's products in the 12 months immediately preceding the date of this Agreement or source of supply in relation to the Group means one which in the 12 months immediately preceding the date of this Agreement accounted for 5 per cent or more (in the case of a customer) of the turnover of the Group or (in the case of a source of supply) of the goods, services or equipment supplied to the Group;

12.4 no Group Company has declared, made or paid any dividend, bonus or other distribution of capital or income to its members;

12.5 no Group Company has issued or agreed to issue any share capital or any other security giving rise to a right over its capital;

12.6 no Group Company has redeemed or purchased or agreed to redeem or purchase any of its share capital;

12.7 no Group Company has acquired or disposed of or agreed to acquire or dispose of any material assets other than in the ordinary course of business or assumed or incurred or agreed to assume or incur any material liabilities (actual or contingent), or made any payment not reflected in the accounts, or entered into any other transaction, otherwise than in the ordinary course of business;

12.8 no Group Company has created or agreed to create any Encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement which has not been disclosed (and there has been no default by any Group Company in the performance or observance of any of the provisions of any such disclosed Encumbrance, arrangement or agreement);

12.9 no Group Company has borrowed or raised any money or become a party to any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to the Group at the Accounts Date) or renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the Group at the Accounts Date.

13       General

13.1     Authority and Capacity

         13.1.1 Each of the Seller and each Group Company is validly existing and is a company duly incorporated and registered under the law of its jurisdiction of incorporation and registration.

         13.1.2 The Seller has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

         13.1.3 The documents referred to in paragraph 13.1.2 will, when executed, constitute valid and binding obligations on the Seller, in accordance with their respective terms.

         13.1.4 The Seller has taken or will have taken by Closing all corporate action required by it to authorise it to enter into and to perform this Agreement to which it is a party and any other documents to be executed by it pursuant to or in connection with this Agreement.

14       Taxation Matters

14.1     Returns, Information and Clearances

         14.1.1 All returns, computations, notices and information which are or have been required to be made or given by each Group Company for any Taxation purpose have been made or given within the requisite periods and on a proper basis and are up-to-date and correct.

         14.1.2 Each Group Company is in possession of sufficient information or has reasonable access to such information to enable it to compute its liability to Taxation insofar as it depends on any transaction occurring on or before Closing.

14.2     Taxation Claims, Liabilities and Reliefs

         14.2.1 No Group Company has since the Accounts Date taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has with any Taxation authorities.

         14.2.2 There are set out in the Disclosure Letter full particulars of any agreement, arrangement or election between any Group Company and a Taxation authority pursuant to which the relevant Group Company is authorised not to comply with what but for such agreement or arrangement, would be its statutory obligations.

14.3     Close Companies

         No Group Company is a close company.

14.4     Company Residence

         Each Group Company has been resident for tax purposes in its country of incorporation and nowhere else at all times since its incorporation and will be so resident at Closing.

14.5     Payroll Taxes

         Each Group Company has operated the relevant payroll tax and social security contributions systems in all material respects by making such deductions as are required by law from all payments made or deemed to be or treated as made by it or on its behalf, and by duly accounting to the relevant Taxation authority for all sums so deducted and for all other amounts for which it is required to account under the relevant payroll tax and social security contributions systems.

14.6     Value Added Tax

         14.6.1 Each Group Company has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to VAT, including (for the avoidance of doubt) the terms of any agreement reached with the relevant Taxation authority.

         14.6.2 These are set out in the Disclosure Letter full particulars of any land in which a Group Company has an interest and in relation to which an election has been made to waive exemption from VAT.

14.7     Acquisitions from Members of the Same Group

         The entry into or Closing of this Agreement will not result in any profit or gain being deemed to accrue to any Group Company for Taxation purposes.

14.8     Replacement of Business Assets

         No claim has been made by Hydron Limited which would have the effect of giving rise to a taxable gain or a recoupment of capital allowances accruing or being treated as accruing to a Group Company if such Group Company were to dispose of any of its assets for an amount equal to the book value of the assets in such Group Company's Accounts in the case of assets acquired since the Accounts Date equal to the consideration given on their acquisition.

15       Insolvency etc.

         15.1.1 No Group Company has stopped payment of its debts, entered into any scheme or arrangement or voluntary arrangement with its creditors, is insolvent under the laws of its jurisdiction of incorporation or registration or unable to pay its debts as they fall due.

         15.1.2 No Group Company has been held in default by lenders under any debt financing.

         15.1.3 There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning any Group Company.

         15.1.4 No order has been made or petition presented or resolution passed for the winding up of any Group Company and no distress, execution or other process has been levied on any of their assets.

         15.1.5 No Group Company has been notified or is otherwise aware that any steps have been taken to enforce any security over any assets of any Group Company and no event has occurred to give the right to enforce such security.

         15.1.6 No administrator or other receiver has been appointed by any person over the whole or any part of the business or assets of any Group Company, nor has any order been made or petition presented for the appointment of an administrator in respect of any Group Company.

         15.1.7 So far as the Seller is aware there are no circumstances which would entitle any person to present a petition for the administration or winding up of any Group Company or to appoint a receiver or administrator over the whole or any part of the Group's undertaking or assets.

16       Competition/Anti-trust

16.1 No Group Company has been, is and may be, party to or directly or indirectly concerned in any agreement, arrangement, understanding or practice (whether or not legally binding) which has been, is or may be unenforceable or void or rendering any Group Company or any of its officers liable to administrative, civil or criminal proceedings under any anti-trust legislation, trade regulation or similar legislation in any jurisdiction.

16.2 No Group Company has been notified nor is the Seller aware of any investigation by any competent authority in respect of any provision of any anti-trust legislation, trade regulation or similar legislation in any jurisdiction in relation to any Group Company.

16.3 No Group Company has been and/or is engaged in (whether on its own or jointly with any other person) any conduct which amounts to the abuse of a dominant position in a market which may affect trade (within the meaning of section 18(1) of the Competition Act 1998).

16.4 As calculated in accordance with the provisions of the Hart Scott Rodino Anti-Trust Improvements Act of 1976 (as amended) of the United States of America, the total book value of US assets held by Hydron Limited and Biocompatibles Canada Inc. and any subsidiaries of those two companies does not exceed $15 million and the aggregate annual net sales of the aforementioned companies and their subsidiaries in the US for the financial year ending 31 December 2001 were less than $25 million.

17       Possession of records

17.1 All title deeds and agreements to which any Group Company is a party and all other documents owned by, or which ought to be in the possession of or held unconditionally to the order of, the relevant Group Company are in the possession of or are held to the order of the relevant Group Company.

17.2 No Group Company has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership or direct control of the Group.

18       Unlawful acts

         Since March 2000 neither any Group Company nor any officer has been prosecuted for any criminal, illegal or unlawful act connected with the Group.

19       Sensitive payments

         Since March 2000 no officer or employee of the Group has made or received any Sensitive Payment in connection with the business of the Group or otherwise. For the purposes of this paragraph the expression "Sensitive Payments" (whether or not illegal) shall include (i) bribes or kickbacks paid to any person, firm or company including central or local government officials or employees or (ii) amounts received with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction either directly or through a third party or (iii) political contributions or (iv) payments or commitments (whether made in the form of commissions, payments or fees for goods received or otherwise) made with the understanding or under circumstances that would indicate that all or part of the payment is to be paid by the recipient to central or local government officials or as a commercial bribe, influence payment or kickback or (v) any payment deemed illegal under the Prevention of Corruption Acts 1889 to 1916.

20       Health and Safety

         For the purpose of this Warranty, Relevant Period means the period commencing on 9 March 2000 in relation to Hydron Limited and the Subsidiaries, 23 September 1994 in relation to Biocompatibles Eyecare Inc. and 14 November 1994 in relation to Biocompatibles Canada Inc., in each case ending at the Closing Date.

20.1     Compliance

         20.1.1 The Eyecare Business has at all times during the Relevant Period been conducted in compliance with all applicable legislation concerning health and safety at work and all and any regulations made or issued under any such legislation and any relevant codes of practice and guidance notes issued by government agencies (the "Health and Safety Legislation").

         20.1.2   Liabilities

                  During the Relevant Period no events, conditions, incidents or actions have occurred which have not been remedied or are occurring or are or have been in existence in connection with the conduct of the Eyecare Business which are liable to give rise to liability under the Health and Safety Legislation.

         20.1.3   Properties Plant and Equipment

                  No material works, repairs, or construction are required to be carried out on, nor material expenditure incurred in relation to, any Properties, plant or equipment in order to carry on the Eyecare Business lawfully at any Property in accordance with the Health and Safety Legislation.

21       Product Regulatory Requirements

21.1 During the Relevant Period the Seller's Group has not marketed and/or supplied any product comprised in the Eyecare Business which at the time of such marketing and/or supply was not compliant in all material respects with:

         21.1.1 the requirements of all applicable European laws and the laws of any territory in which such product has been placed on the market;

         21.1.2 the terms of any applicable recognised national or international product standards;

         21.1.3 any legally binding representation or warranty (whether express or implied) given in respect of such product.

21.2 During the Relevant Period the Seller's Group has not received any notice, claim, or governmental enforcement action (including any notice from any notified body or regulatory authority) alleging any material defect in any product comprised in the Eyecare Business or any contravention of any applicable law or standard relating to any such products save for those matters listed in the Disclosure Letter.

21.3 At no time during the Relevant Period has the Seller's Group marketed and/or supplied any product comprised in the Eyecare Business without firstly being in receipt of all requisite regulatory approvals, certifications or registrations required to be obtained or effected by the Seller's Group or on its behalf in order for the Seller's Group to lawfully supply such products in each market.

21.4 At no time during the Relevant Period has the Seller's Group marketed and/or supplied any product comprised in the Eyecare Business without firstly having produced made or obtained and retained for the requisite period in relation to any such product any certification, declaration, record and/or other document of like nature required by all applicable laws of any territory in which such product has been placed on the market.

For the purposes of this Warranty paragraph 21, Relevant Period shall mean the period commencing four years prior to the Closing Date and ending on the Closing Date.

                                   Schedule 8
               Warranties given by the Purchaser under Clause 8.6

1        Authority and Capacity

         The Purchaser is validly existing and a corporation duly incorporated, organised and registered under the law of its jurisdiction of incorporation, organisation and registration.

1.1      Authority to enter into Agreement

         1.1.1 The Purchaser has the legal right and full power and authority to enter into and perform this Agreement to which it is a party and any other documents to be executed by it pursuant to or in connection with this Agreement.

         1.1.2 The documents referred to in paragraph 1.1.1 will, when executed, constitute valid and binding obligations on the Purchaser in accordance with their respective terms.

1.2      Authorisation

         The Purchaser has taken or will have taken by Closing all corporate action required by it to authorise it to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

                                   Schedule 9
                        Seller's Awareness - Clause 8.1.5


         Biocompatibles International Plc

       Crispin Simon                   Chief Executive

       Swag Mukerji                    Finance Director

       Nigel Powell                    Group Controller

       Fiona Evans                     Company Secretary

       Mike Driver                     Director of Group Development

       Geoffrey Pierson                Human Resources Director

       Stuart Maconochie               Executive Chairman of Eyecare Division of
                                       Biocompatibles International Plc

       Graham Mullis                   Managing Director of Biocompatibles
                                       Hydron

       Nick Williams                   Finance Director of Eyecare Division of
                                       Biocompatibles International Plc

       Darren Hall                     Global Operations Director of Eyecare
                                       Division of Biocompatibles International
                                       Plc

       David Israel                    Managing Director of Biocompatibles
                                       Eyecare Inc.

       Vincent Brenckmann              Country Manager for France

       Arnaldo Sala                    Country Manager for Italy

       Jesus Lopez                     Country Manager for Spain and Portugal

                                   Schedule 10
                        Resignation of Directors/Officers


The Purchasers will notify the Seller prior to Closing of those officers who are to resign and those persons who are to be nominated as Directors/Secretary of the respective Companies.

                                   Schedule 11
                                   (Contracts)
                                  (Clause 6.14)

1 Agreement dated 29 November 2000 between the Seller and Rainbow Optical Laboratory Co. Limited ("Rainbow")

1.1 The Seller and the Purchasers shall co-operate with each other in an approach to Rainbow to secure Rainbow's written consent to an assignment or novation of the Seller's rights and obligations under such agreement to a member of the UK Purchaser's Group.

1.2 Following Closing and pending assignment or novation as described above with Rainbow's written consent, the Seller shall:

         1.2.1 (to the extent that it is lawfully able to do so) hold the benefit of the contract on trust for a Purchaser or Group Company nominated by the UK Purchaser (the "Beneficiary") with effect from Closing and in so acting shall:

                  (i) receive any payments made to the Seller after Closing as trustee and place the same in a separate bank account and deliver to the beneficiary as soon as practicable after receipt any notice or other document concerning or relating to such contract received by the Seller; and

                  (ii) receive any goods delivered to it by any supplier pursuant to such contract as agent and trustee for the Beneficiary and deliver such goods as directed by the Beneficiary and notify the Beneficiary of any payment required to be made to any supplier pursuant to any contract;

         1.2.2 to the extent that the Seller is not lawfully able to hold the contract on trust for the Beneficiary, the parties shall make such other arrangements between themselves as the Beneficiary may reasonably require (at the Beneficiary's expense) to provide the benefits of the contract for the Beneficiary, including the enforcement of all rights of the Seller against any other party thereto; and

         1.2.3 to the extent that the Beneficiary is lawfully able to do so, the Beneficiary shall perform the Seller's obligations under the contract as agent or sub-contractor or otherwise. To the extent that the Beneficiary is not lawfully able to do so, the Seller shall (at the cost of the Beneficiary) do all such things as the Beneficiary may reasonably require to enable due performance of the contract.

1.3 The Beneficiary shall be responsible for paying to Rainbow any outstanding amounts under Clause 8.2.3 and the UK Purchaser shall (or shall procure that the Beneficiary shall) indemnify the Seller in respect of any liability arising for the Seller under such clause.

2 Agreement dated 27 July 2000 between Biocompatibles Limited and NOF Corporation ("NOF")

         The US Purchaser undertakes to the Seller (for itself and on behalf of Biocompatibles Limited) that, for the duration of the minimum purchase provisions set out in Clause 5.1 of the contract, it will itself (or will procure that a member of the US Purchaser's Group will) purchase not less than 200 kilograms of MPC (as defined in the contract) per annum at the same cost to Biocompatibles Limited on the basis of:

                  50 Kilograms between Closing and 31 May 2002

                  100 Kilograms between 31 May 2002 and 30 November 2002


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                  100 Kilograms between 1 December 2002 and 31 May 2003

3 Agreement dated 5 September 2000 between Biocompatibles Limited and Seal Sands Chemicals Limited

         The US Purchaser undertakes to the Seller (for itself and on behalf of Biocompatibles Limited) that, for the duration of the minimum purchase provisions set out in Clause 8.1 and Schedule 4 of the contract, it will itself (or will procure itself a member of the US Purchaser's Group will) purchase:

                  not less than 8,800 kilograms of lens formulation between Closing and 4 September 2004 per annum at the same cost to Biocompatibles Limited and on the same delivery terms on the basis of:

                  2000 Kilograms between Closing and 4 September 2002

                  3300 Kilograms between 5 September 2002 and 4 September 2003

                  3500 Kilograms between 5 September 2003 and 4 September 2004

4 Agreement dated 29 June 2001 between Visiontec CL Limited, Dr Alan Cooke (and others), Hydron, the Seller and BTG International Limited

         The Purchasers shall be responsible for paying to Visiontec any amounts payable under Clause 10.3 of the agreement and waive any rights they may have to cause or call for the issue of any shares in the Seller under that Clause.

5 Agreement between Biocompatibles Limited and Specsavers UK Limited ("Specsavers")

5.1 The Seller and the Purchasers shall co-operate with each other in an approach to Specsaver to secure Specsaver's written consent to an assignment or novation of Biocompatibles' rights and obligations under such agreement to a member of the UK Purchaser's Group.

5.2 Following Closing and pending assignment or novation as described above with Specsavers' written consent, the Seller shall or shall procure that Biocompatibles Limited shall:

         5.2.1 (to the extent that it is lawfully able to do so) hold the benefit of the contract on trust for a Purchaser or Group Company nominated by the UK Purchaser (the "Beneficiary") with effect from Closing and in so acting shall procure or shall:

                  (i) receive any payments made to Biocompatibles Limited after Closing as trustee and place the same in a separate bank account and deliver to the beneficiary as soon as practicable after receipt any notice or other document concerning or relating to such contract received by Biocompatibles Limited; and

                  (ii) receive any goods delivered to it by any supplier pursuant to such contract as agent and trustee for the Beneficiary and deliver such goods as directed by the Beneficiary and notify the Beneficiary of any payment required to be made to any supplier pursuant to any contract;

         5.2.2 to the extent that the Seller or Biocompatibles Limited is not lawfully able to hold the contract on trust for the Beneficiary, the parties shall make such other arrangements between themselves as the Beneficiary may reasonably require (at the Beneficiary's expense) to provide the benefits of the contract for the Beneficiary, including the enforcement of all rights of the Seller against any other party thereto; and


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         5.2.3    to the extent that the Beneficiary is lawfully able to do so, the Beneficiary shall perform Biocompatibles Limited's obligations under the contract as agent or sub-contractor or otherwise. To the extent that the Beneficiary is not lawfully able to do so, Biocompatibles Limited shall (at the cost of the Beneficiary) do all such things as the Beneficiary may reasonably require to enable due performance of the contract.


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


                                   Schedule 12
                          Promissory Notes and Security


1        There is one vendor of shares, Biocompatibles International plc
         ("PLC").

2        The shares being sold are shares in Biocompatibles Eyecare, Inc.
         ("BEI") (a US company), shares in Biocompatibles Canada Inc. ("BE Canada") (a Canadian Company) and shares in Hydron Limited ("Hydron")( a UK company).

3 There are two purchasers of the shares - a US purchaser, The Cooper Companies, Inn. ("TCC") which buys BEI, and Aspect Vision Holdings Limited ("AVH"), a UK subsidiary of TCC which buys Hydron.

4 The SPA provides that part of the consideration will be paid by TCC/AVH on closing and part will be deferred.

5 The consideration is adjustable to reflect intra-group borrowings, external finance and a net asset adjustment.

6 Under the share sale and purchase agreement ("SPA"), TCC guarantees the obligations of AVH.

7 The promissory notes and security for the deferred consideration will be issued/created on closing of the SPA on 28 February 2002.

8 Interest at the rate of 5% per annum will be paid monthly in advance, ie. on 28 February, 28 March, 28 April, etc.

9 It is intended that the deferred consideration under the SPA will be paid by TCC and AVH on 15 May, provided that audited figures relating to the companies being acquired (including subsidiaries) are made available by PLC to TCC on or before 15 February 2002, so as to enable TCC to provide the relevant information to its bankers. If and to the extent that PLC is not able to provide such audited figures on such date, an extra day is added on to the 15 May date for redemption.

10 The security being offered by TCC and AVH are the shares in BEI and Hydron, which will be acquired on closing of the SPA. Additional security will also be provided by BEI granting a charge over its facility in Norfolk, Virginia, USA.

11 It has also been agreed that AVH will not dispose of Hydron, nor Hydron Investments Limited, nor transfer assets out of those two companies whilst the deferred consideration is outstanding. TCC and AVH will want to transfer assets out of the underlying subsidiaries of Hydron Investments, as part of the post-closing integration programme which TCC intends to carry out.

12 Whilst the intention is that TCC/AVH will repay on 15 May (or such later date as is relevant following the failure of PLC to produce the relevant audited figures) the actual repayment date is 15 November 2002. Accordingly, non-payment on 15 May is not an event of default.

13 Events of default after 28 February through to 15 November should be standard.

14 Linked to the issue of the notes and the grant of security are arrangement and administration fees, which are payable by TCC (not AVH) to PLC. Assuming that the outstanding amount payable under the notes is not paid on 15 May (or such later date, etc) then fees will be payable to PLC on the basis that for the first three months after 15 May a fee at the rate of 'L'367k will be payable in advance to PLC and for each of the three months


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         after the first period of three months a fee at the rate of 'L'733k per month will be payable in advance to PLC. The obligation to pay fees terminates as soon as the deferred consideration is paid.

15 Neither TCC nor any of its subsidiary companies shall be entitled to exercise, and shall legally waive, any right of set off against amounts of principal and interest payable on the Promissory Notes, whether arising under this Agreement, the Deed of Tax Indemnity or otherwise.



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